CREDIT AGREEMENT

CREDIT AGREEMENT dated as of October 5, 2001 among ALPHARMA OPERATING CORPORATION, a Delaware corporation (the "Company"), ALPHARMA USPD INC., a Maryland corporation ("Alpharma USPD"), ALPHARMA INC., a Delaware corporation ("Holdings"), the other Subsidiaries of the Company as shall become party hereto as provided hereunder (collectively with Alpharma USPD, the "Subsidiary Borrowers", the Subsidiary Borrowers and the Company, individually, a "Borrower" and collectively, the "Borrowers"), THE BANKS, FINANCIAL INSTITUTIONS AND OTHER LENDERS LISTED ON THE SIGNATURE PAGES HEREOF under the caption "Initial Lenders" (the "Initial Lenders") and the other banks, financial institutions and lenders from time to time party hereto, BANK OF AMERICA, N.A. ("Bank of America") as the initial issuer of Letters of Credit (as hereinafter defined) hereunder (the "Initial Issuing Bank") and BANK OF AMERICA, as the provider of the Swing Line Facility (as hereinafter defined) hereunder (the "Swing Line Bank"), FLEET NATIONAL BANK ("Fleet"), as Syndication Agent (the "Syndication Agent"), DEN NORSKE BANK ("DnB") and UNION BANK OF NORWAY ("UBN"), as Co-Documentation Agents (the "Co-Documentation Agents"), BANC OF AMERICA SECURITIES LLC ("BAS"), as the lead arranger and book manager (the "Lead Arranger") for the Facilities (as hereinafter defined) hereunder, and BANK OF AMERICA, as the administrative and collateral agent (together with any successor thereto appointed pursuant to Article VII, the "Administrative Agent") for the Lender Parties (as hereinafter defined).

PRELIMINARY STATEMENTS:

(1) Oral Pharmaceuticals Acquisition Corp. ("PartnerCo"), a newly formed Delaware corporation and direct wholly-owned Subsidiary of the Company, was organized to acquire control of all of the assets relating to the Oral Pharmaceuticals Business (as hereinafter defined) of F.H. Faulding & Co Limited, a corporation organized under the laws of Australia (hereinafter referred to as "Target"; and such acquired business hereinafter referred to as the "Acquired Business") as part of a transaction in which Mayne Nickless Limited, a publicly traded Australian corporation (hereinafter referred to as "BidCo Parent") formed Mayne Nickless Health Logistics Pty Limited, a direct wholly-owned Australian Subsidiary (hereinafter referred to as "BidCo") which made an offer to acquire through a tender offer all of the shares of Target's capital stock (such acquisition of 100% of Target's capital stock being herein referred to as the "Acquisition").

(2) Prior to the date of this Agreement, all of the shares of capital stock of each direct Subsidiary of Holdings has been reorganized (the "Reorganization") such that the Company owns directly or indirectly all of the shares of capital stock of the Subsidiaries of Holdings (other than the Company).

(3) On or prior to the date of this Agreement, A.L. Industrier AS ("ALI"), the parent company of Holdings has surrendered approximately $67,850,000 in aggregate principal amount of Holding's 5.75% senior convertible subordinated debentures due 2005 held by it in exchange for approximately 2,372,897 shares of Class B common stock of Holdings (hereinafter referred to as the "ALI Subordinated Note Exchange").

(4) Upon the Offers being declared unconditional in all respects and free from the conditions specified in the Offer Terms and upon BidCo becoming the owner of 100% of Target's outstanding capital stock, BidCo Parent shall reorganize the assets of Target such that BidCo's sole asset is the Acquired Business.

(5) The Company and Holdings have each requested the Lender Parties lend the Borrowers up to $900,000,000: (i) to fund the Parent Loan and to provide the Tender Offer L/C in connection in each case with the acquisition of the Acquired Business by the Company; (ii) to pay fees and expenses incurred in connection with the Transaction; (iii) to refinance certain Existing Debt of Holdings and its Subsidiaries; and (iv) to provide ongoing working capital and for other general corporate purposes of the Company and its Subsidiaries. The Lender Parties have indicated their willingness to lend such amounts on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

  DEFINITIONS AND ACCOUNTING TERMS

      Certain Defined Terms

      . As used in this Agreement (including the Preliminary Statements), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

      "Advance" means a Term Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance, as the context may require.

      "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

      "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Bank of America at its office at 101 North Tryon Street, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255, ABA No. 053-000-196, Account No. 13662122506, Reference: ALPHARMA, Attention:  Corporate Credit Services, or such other account maintained by the Administrative Agent and designated by the Administrative Agent as such in a written notice to the Borrowers and each of the Lender Parties.

      "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

      "Agents" means, collectively, the Administrative Agent, the Lead Arranger, the Syndication Agent, the Co-Documentation Agents and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 7.01(b).

      "Agreement Value" means, with respect to each Hedge Agreement on any date of determination, an amount equal to:

      (a) in the case of any Hedge Agreement documented pursuant to the ISDA Master Agreement, the amount, if any, that would be payable by any of the Loan Parties or any of their Subsidiaries to its counterparty to such Hedge Agreement, as if (A) such Hedge Agreement was being terminated early on such date of determination, (B) such Loan Party or such Subsidiary, as the case may be, was the sole Affected Party (as defined in the applicable Master Agreement) and (C) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or

      (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or the Subsidiary of a Loan Party party to such Hedge Agreement (determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date); or

      (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or the Subsidiary of a Loan Party party to such Hedge Agreement (determined by the Administrative Agent based on the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or such Subsidiary of a Loan Party, as the case may be, exceeds (ii) the present value of the future cash flows to be received by such Loan Party or such Subsidiary of a Loan Party pursuant to such Hedge Agreement).

      "ALI" has the meaning specified in the recital of parties to this Agreement.

      "Applicable Lending Office" means (a) with respect to the Issuing Bank and the Swing Line Bank, the Issuing Bank's or the Swing Line Bank's Base Rate Lending Office for all purposes of this Agreement and (b) and with respect to each other Lender Party, such Lender Party's Base Rate Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

      "Applicable Margin" means (a) with respect to Eurodollar Rate Advances which are drawn under the Term B Facility, a rate equal to 3.25% per annum and (b) with respect to Eurodollar Rate Advances which are drawn under the Term A Facility or under the Revolving Credit Facility, at any time prior to the six month anniversary of the Closing Date, a rate per annum equal to the percentage set forth below opposite Performance Level I or Performance Level II, as applicable (it being understood that the applicable percentage during such period will in no case be less than that set forth below opposite Performance Level II) and at any time and from time to time thereafter a rate per annum equal to the percentage set forth below opposite the applicable Performance Level at such time and (c) with respect to Base Rate Advances which are drawn under any Facility, a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances (as determined in accordance with this definition) less 1.00%.

Performance Level	Eurodollar Rate Advances
I	3.00%
II	2.75%
III	2.50%
IV	2.25%
V	1.75%
VI	1.25%

    For purposes of clause (b) of the immediately preceding sentence, the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Performance Level in effect on the first day of each Interest Period for such Advance.

    "Applicable Percentage Fee" means, with respect to the Commitment Fee, at any time prior to the six month anniversary of the Closing Date, a rate per annum equal to the percentage set forth below opposite Performance Level II and at any time and from time to time thereafter a rate per annum equal to the percentage set forth below opposite the applicable Performance Level at such time.

Performance Level	Commitment Fee
I	0.50%
II	0.50%
III	0.50%
IV	0.375%
V	0.375%
VI	0.30%

    "Approved Fund" means, with respect to any Lender, any fund that invests in syndicated bank loans and is advised or managed by such Lender, by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

    "Asset Disposition" has the meaning specified in Section 2.06(b)(ii).

    "Asset Transfer" means the acquisition by PartnerCo of either (a) the Acquired Business from BidCo or a Subsidiary of BidCo or (b) the shares of stock of BidCo or a Subsidiary of BidCo (in either case, whose assets and liabilities at that time will consist solely of the Acquired Business).

    "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent and, if applicable, the Borrowers, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

    "Australian Security Agreement" has the meaning specified in Section 3.01(a)(xxi).

    "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

    "Bank of America" has the meaning specified in the recital of parties to this Agreement.

    "BAS" has the meaning specified in the recital of parties to this Agreement.

    "Barbados Stock Pledge" has the meaning specified in Section 3.01(a)(xxiii).

    "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

    Any change in the Base Rate resulting from a change in the prime rate established by Bank of America shall become effective on the Business Day on which such change in the prime rate is announced by Bank of America.

    "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

    "Base Rate Lending Office" means, with respect to each of the Lender Parties, the office of such Lender Party specified as its "Base Rate Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent for such purpose.

    "Bermuda Security Agreement" has the meaning specified in Section 3.01(a)(xxii).

    "Borrower" and "Borrowers" have the meaning specified in the recital of parties to this Agreement.

    "Borrowing" means a Term Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

    "Bridge Advance" means any advance under the Bridge Facility by any lender party to the Bridge Facility.

    "Bridge Facility" means (i) a subordinated bridge loan facility in form and substance reasonably acceptable to the Administrative Agent and Initial Issuing Bank and entered into by the Company and certain financial institutions and institutional lenders named therein, (ii) a backstop letter of credit issued by a financial institution reasonably acceptable to the Administrative Agent and Initial Issuing Bank for the account of the Company in favor of the Initial Issuing Bank, (iii) cash collateral or other credit support in an amount and form acceptable to the Administrative Agent and the Initial Issuing Bank, (iv) a purchase by way of assignment of all or a portion of the Initial Issuing Bank's rights and obligations under the Tender Offer L/C or (v) a written commitment by BAS or its Affiliates to provide subordinated capital to the Company with a cash interest rate not in excess of 12% per annum, with a term of not less than 8 years, and with financial and other operating covenants less restrictive by a factor of 10% than those contained in this Agreement, and with no additional or more restrictive defaults, required prepayment, required redemption or other similar terms more restrictive on, or less favorable to, Holdings than those contained in this Agreement; in each case pursuant to which the proceeds of such financial arrangement will be used solely to reimburse the Initial Issuing Bank for any drawing made by the beneficiary under the Tender Offer L/C.

    "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in U.S. dollar deposits in the London interbank market.

    "Capital Assets" means, with respect to any Person, all equipment, fixed assets and real property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person or such equipment, fixed assets or real property that has a useful life of more than one year.

    "Capital Expenditures" means, with respect to any Person for any period, (a) all expenditures made directly or indirectly by such Person during such period for Capital Assets (whether paid in cash or other consideration or accrued as a liability and including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Person, in each case, for such period) and (b) solely to the extent not otherwise included in clause (a) of this definition, (i) the aggregate principal amount of all Debt (including, without limitation, Obligations in respect of Capitalized Leases) assumed or incurred during such period in connection with any such expenditures for Capital Assets and (ii) the aggregate amount of any expenditures made in respect of purchases of intangible assets (including, without limitation, the purchase of product registration files) during such period (it being understood that capital expenditures made in respect of the PST Project are "Capital Expenditures").

    "Capitalized Lease" means any lease with respect to which the lessee is required to recognize concurrently the acquisition of property or an asset and the incurrence of a liability in respect of such acquisition in accordance with GAAP.

    "Cash Distributions" means, with respect to any Person for any period, all dividends and other distributions on any of the outstanding Equity Interests in such Person plus any payments made or other distributions on any of the Existing Notes, the Exchange Notes or the Debt Securities, all purchases, redemptions, retirements, defeasances or other acquisitions of any of the outstanding Equity Interests in such Person and all returns of capital to the stockholders, partners or members (or the equivalent persons) of such Person, in each case to the extent paid in cash by or on behalf of such Person during such period.

    "Cash Equivalents" means any of the following types of Investments, to the extent owned by any Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):

    (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

    (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender Party or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

    (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

    (d) repurchase obligations with a term of not more than seven (7) days for the underlying securities of the type described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (c) above; and

    (e) Investments, classified in accordance with GAAP as Current Assets of any Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition.

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

    "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

    "Change of Control" means the occurrence of any of the following:

    (a) at any time after ALI and the EWS Parties cease to beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) shares of common stock of Holdings with a combined voting power sufficient to elect a majority of the board of directors of Holdings, the acquisition by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, Holdings or any of its Subsidiaries, or any employee benefit plan of Holdings or any of its Subsidiaries which acquires beneficial ownership of Voting Interests of Holdings) of beneficial ownership of shares of common stock of Holdings representing 20% or more of the combined voting power of all voting interests of Holdings; or

    (b) persons who, as of the Closing Date, constitute the Board of Directors of Holdings (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Holdings, provided that any person becoming a director of Holdings subsequent to the Closing Date whose election, or nomination for election by Holdings' stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board; or

    (c) any person, entity or group (within the meaning of the Exchange Act as aforesaid) shall have acquired by contract or otherwise, or shall have entered into a contract or binding arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the power to direct or cause the direction of the management or policies of Holdings; or

    (d) Holdings shall cease to own 100% of the Equity Interests in the Company; or

    (e) any EWS Party (as defined below), or any other Person controlled by any EWS Party, shall create, incur, assume or suffer to exist any Lien on the Equity Interests in Holdings owned by it (other than Liens on the Equity Interests in Holdings that any EWS Party or other Person would otherwise be able to sell, transfer or otherwise dispose of without such sale, transfer or other disposition constituting a Change of Control);

    provided, however, that for the purpose of clauses (a) through (d) above, the terms "person," "entity" and "group" shall not be deemed to include (x) ALI, (y) the stockholders of ALI in the case of a distribution of shares of capital stock of Holdings beneficially owned by ALI to the stockholders of ALI, unless a Change of Control of ALI has occurred or occurs concurrently with such a distribution, or in a series of related transactions of which such distribution is a part (determined without regard to the exclusion for stockholders of ALI provided for in this clause (y) of this proviso), provided that the exclusion for stockholders of ALI provided for in this clause (y) shall not apply to any subsequent acquisition of shares of common stock of Holdings by any such person (other than any of the persons described in clause (z) below) or (z) E.W. Sissener, his spouse, any heir or descendant of Mr. Sissener or the spouse of any such heir or descendant or the estate of Mr. Sissener (each, an "EWS Party"), or any trust or other similar arrangement for the benefit of any EWS Party or any corporation or other person or entity controlled by one or more EWS Parties, or any group controlled by one or more EWS Parties. For purposes of the above sentence, (i) a "liquidation" or "dissolution" shall not be deemed to include any transfer of Holdings property solely to any of the persons described in clauses (x), (y) and (z) of the proviso in such sentence and (ii) a "Change of Control of ALI" shall be determined in accordance with this definition of "Change of Control" (without regard to clauses (x) and (y) in the proviso of the preceding sentence), with each reference to Holdings in such definition being deemed to refer to ALI.

    "Clean-Down Period" means a period of 30 consecutive days commencing 15 days prior to the closing of any purchase or other acquisition of the property and assets comprising a division or business unit, or all or a substantial part of the business of, or all of the Equity Interests in, or all or substantially all of the property and assets of, any Person, for, in any case, total cash and non-cash consideration of at least $25,000,000 (it being understood that all indemnities, earnouts and other similar contingent purchase price payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of Debt in connection with such purchases or other acquisitions count towards such $25,000,000 amount).

    "Closing Date" means the first date on which all of the conditions precedent to the Initial Extension of Credit set forth in Article III are satisfied, which date shall occur on or prior to November 1, 2001.

    "Collateral" means all of the "Collateral" referred to in the Collateral Documents and all of the other property and assets that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

    "Collateral Account" has the meaning specified in the recitals of the Security Agreement (which shall be an interest bearing account).

    "Collateral Documents" means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, the Australian Security Agreement, the Bermuda Security Agreement, the Barbados Stock Pledge, the Collateral Pledge Agreement, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lender Parties pursuant to Section 5.01(j), and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

    "Collateral Pledge Agreement" means a collateral pledge and security agreement in form and substance reasonably satisfactory to the Administrative Agent and the Initial Issuing Bank, and entered into by the Company, the Initial Issuing Bank and the holders of the Debt Securities (or their representative), pursuant to which the proceeds of the issuance and sale of the Debt Securities are held (i) for the benefit of the holders of the Debt Securities, on a first priority basis, subject to release to such holders upon the occurrence of any redemption under the Debt Securities resulting from the failure of the Asset Transfer to occur by a specified date and (ii) as cash collateral for the Initial Issuing Bank, on a second priority basis, subject to release to the Initial Issuing Bank upon a drawing under the Tender Offer L/C.

    "Commitment" means a Term Commitment, a Revolving Credit Commitment, a Letter of Credit Commitment, as the context may require.

    "Commitment Fee" has the meaning specified in Section 2.08(a).

    "Compliance Certificate" means a compliance certificate substantially in the form of Exhibit K.

    "Confidential Information" means information that is furnished to the Administrative Agent or any Lender Party by or on behalf of Holdings or any of its Subsidiaries on a confidential basis, but does not include any such information that (a) is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or such Lender Party of its obligations hereunder or (b) is or becomes available to the Administrative Agent or any such Lender Party from a source other than Holdings or any of its Subsidiaries that is not, to the best knowledge of the Administrative Agent or such Lender Party, acting in violation of a confidentiality agreement with Holdings or any of its Subsidiaries.

    "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

    "Consolidated EBITDA" means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person and its Subsidiaries for such period; plus (b) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (c) Consolidated Interest Expense of such Person and its Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Leases, imputed interest with respect to sale leaseback transactions, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedge Agreements) to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (d) depreciation, amortization (including amortization or impairment of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (e) all non-cash extraordinary or nonrecurring charges decreasing such Consolidated Net Income for such period; plus (f) all cash extraordinary or nonrecurring charges up to a maximum aggregate amount of $12,000,000 incurred during the twelve-month period after the Closing Date decreasing such Consolidated Net Income for such period; plus (g) all non-cash expenses and charges of Holdings or any of its Subsidiaries related to the Acquisition and the entering into by the Loan Parties of the Loan Documents; plus (h) all cash expenses and charges up to a maximum aggregate amount of $12,000,000 of Holdings or any of its Subsidiaries related to the Acquisition and the entering into by the Loan Parties of the Loan Documents; plus (i) all non-cash non capitalized transaction costs and charges incurred in connection with consummated acquisitions (other than the Acquisition) or divestitures occurring after the Closing Date to the extent such costs and charges are incurred within 6 months prior to or after the consummation of any such transaction; plus (j) all cash non capitalized transaction costs and charges up to a maximum aggregate amount of $2,000,000 incurred in any Fiscal Year in connection with consummated acquisitions (other than the Acquisition) or divestitures occurring after the Closing Date to the extent such costs and charges are incurred within 6 months prior to or after the consummation of any such transaction; minus (k) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice, in each case, on a consolidated basis and determined in accordance with GAAP (to the extent applicable) for such period; it being understood that "Consolidated EBITDA" shall, for purposes of calculating compliance with the financial ratios in Sections 5.04(a) and (b), be (1) increased for any Measurement Period in which the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person, has occurred, by the Consolidated EBITDA of the Person or assets being acquired using the historical financial statements (including audited financial statements, to the extent available) for such Person and (2) decreased for any Measurement Period in which the sale, transfer or other disposition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person, has occurred, by, in each case, the Consolidated EBITDA of the Person or assets being acquired or sold, as applicable, using the historical financial statements (including audited financial statements, to the extent available) for such Person, and all such adjustments to the Consolidated EBITDA of Holdings and its Subsidiaries as specified in the foregoing clauses (1) and (2) shall be accompanied by a certification of a Responsible Officer of Holdings stating that such adjustments have been prepared in accordance with generally accepted accounting principles (where applicable).

    "Consolidated Interest Expense" means, with respect to any Person for any period, the gross interest expense accrued on all Debt of such Person and its Subsidiaries during such period, determined on a Consolidated basis and in accordance with GAAP for such period, including, without limitation, (a) in the case of Holdings and its Subsidiaries, (i) interest expense accrued in respect of Debt resulting from the Advances and (ii) all fees paid or payable pursuant to Section 2.08(a) and (b) the interest component of all Obligations in respect of Capitalized Leases, (c) commissions, discounts and other fees and charges paid or payable in connection with letters of credit (including, without limitation, the Letters of Credit), (d) all amortization of original issue discount in respect of all Debt of such Person and its Subsidiaries and (e) the net payment, if any, paid or payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements.

    "Consolidated Net Income" means, for any period, the net income (or net loss) of any Person and its Subsidiaries for such period, determined on a Consolidated basis and in accordance with GAAP but excluding for each such period (without duplication):

    (a) the net income (or loss) of any other Person accrued prior to the date on which it became a Subsidiary of such Person or was merged into or consolidated with such Person or any of its Subsidiaries or all or substantially all of the property and assets of such other Person were acquired by such Person or any of its Subsidiaries;

    (b) the net income (or loss) of any other Person in which a Person other than such Person or any of its Subsidiaries owns or otherwise holds an Equity Interest, except to the extent such income (or loss) shall have been received in the form of Cash Distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period; and

    (c) the net income of any Subsidiary of such Person to the extent that the declaration or payment of any dividends or other distributions or intercompany loans or advances of such income by such Subsidiary is not permitted to be made or paid (whether by contract or otherwise) during such period.

    "Constitutive Documents" means, with respect to any Person, the certificate of incorporation or registration (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, certificate of limited partnership, partnership agreement, trust agreement, joint venture agreement, certificate of formation, articles of organization, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organization or formation of such Person.

    "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement (excluding any such arrangements entered into in the ordinary course of business consistent with prior practice) or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain Revolving Credit or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

    "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

    "Conversion Date" means either (1) October 1, 2004, if more than $10,000,000 principal amount of the October Convertible Notes (or any notes which replace, refinance or refund the October Convertible Notes, but retain an identical maturity date as the October Convertible Notes) are still outstanding as of such date or (ii) December 1, 2005, if more than $10,000,000 principal amount of the December Convertible Notes (or any notes which replace, refinance or refund the December Convertible Notes, but retain an identical maturity date as the December Convertible Notes) are still outstanding as of such date.

    "Current Assets" means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

    "Debt" means, with respect to any Person (without duplication for purposes of calculating financial ratios), (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business and (i) not past due for more than 60 days after the date on which each such trade payable or account payable was created or (ii) if past due for more than 60 days after the date on which each such trade payable or account payable was created, which are being contested in good faith by appropriate procedures and as to which adequate reserves are being maintained in accordance with generally accepted accounting principles), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments upon which interest payments are customarily made, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, and other than standard and ordinary title retention provisions in supply contracts in respect of goods acquired in the ordinary course of business), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, take-or-pay agreements or other similar arrangements, valued, in the case of Hedge Agreements, at the Agreement Value thereof, (i) all Off-Balance Sheet Obligations of such Person, if such Obligations would give rise to a claim against such Person in a proceeding referred to in Section 6.01(f); (j) all Contingent Obligations, and (k) all indebtedness and other payment Obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such indebtedness or other payment Obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations, provided (i) that if the instrument evidencing the creation of such Lien limits the aggregate secured liabilities to a stated maximum amount, the Debt of such Person for the purpose of this subclause (k) shall be equal to such stated maximum amount and (ii) the amount of any contingent liability under any indemnity obligation existing under any document or agreement evidencing such Debt shall, to the extent such contingent liability is unrelated to the underlying financial obligations of such Person in respect of such Debt, be excluded from the definition of "Debt" until such time as when such contingent liability matures or is or should be reported as 'debt' for the purposes of generally accepted accounting principles.

    "Debt Securities" means the issuance, in one or more tranches, pursuant to and in accordance with the terms of the commitment letter specified in clause (v) of the definition of "Bridge Facility", of no more than an aggregate principal amount of $300,000,000 of senior subordinated notes by the Company outstanding at any time in a registered public offering or, in a private placement, including a private placement for resale, pursuant to Rule 144A under the Exchange Act (and the issuance of senior subordinated notes in a registered exchange offer in exchange for such initially issued senior subordinated notes).

    "December Convertible Notes" means the 3% convertible senior subordinated notes of Holdings due 2006.

    "Default" means any Event of Default or any event that would constitute an Event of Default upon the giving of notice or the lapse of time or both.

    "Default Interest" has the meaning specified in Section 2.07(b).

    "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to (i) any Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time or (ii) any Issuing Bank pursuant to Section 2.03(c) at or prior to such time as specified therein. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

    "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) any Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or any Issuing Bank pursuant to Section 7.05 to reimburse the Administrative Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

    "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f) (as if the references to Loan Parties and its Subsidiaries in such Section were references to such Lender Party).

    "Designated Capital Markets Transaction" means the incurrence or issuance by (a) Holdings of any Debt in the nature of a replacement, refunding or refinancing of the Existing Notes on substantially identical terms or (b) any Loan Party or any of its Subsidiaries of any Debt with Specified Parameters; provided that such Designated Capital Markets Transaction must be approved by the Administrative Agent (or Required Lenders, as applicable) in accordance with Section 7.01(d).

    "Disclosed Litigation" has the meaning specified in Section 3.01(d).

    "Eligible Assignee" means with respect to any Facility (a) a Lender; (b) an Affiliate or an Approved Fund of a Lender; or (c) any other Person approved by the Administrative Agent and, so long as no Event of Default has occurred and is continuing at the time the related assignment is effected pursuant to Section 8.07, Holdings (in either case such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

    "Environmental Action" means any suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, consent order or consent agreement relating in any way to any violation of or liability under any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged Hazardous Material related injury or threat to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any other Person for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

    "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or legally binding judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

    "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

    "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

    "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

    "ERISA Event" means (A) (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of paragraph (1) of Section 4043(b) of ERISA (without regard to paragraph (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the partial or complete withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year pursuant to Section 4063 of ERISA for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA, that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan and (B) which event results in a liability to a Loan Party in excess of $5,000,000.

    "Escrow Agreement" means that certain escrow agreement dated July 12, 2001 made by and among Mayne Nickless Limited, Holdings and The Chase Manhattan Bank, as amended.

    "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

    "Eurodollar Lending Office" means, with respect to each of the Lenders, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be (or, if no such office is specified, its Base Rate Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent for such purpose.

    "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing:

    (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

    (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

    (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

    "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

    "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable at any time under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

    "Events of Default" has the meaning specified in Section 6.01.

    "Excess Cash Flow" for any Fiscal Year means, in each case determined on a consolidated basis in accordance with GAAP and as reported in Holdings' Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, (a) net cash provided by operating activities; (b) minus the amount of Capital Expenditures made in cash permitted under this Agreement made or deemed made during such period; (c) minus amounts expended for the purchase or other acquisition of property and assets during such period (to the extent otherwise permitted to be expended under this Agreement); (d) minus the amount of Cash Distributions permitted under this Agreement paid in cash during such period; (e) minus the amount of "payment for debt issuance costs" as reported in Holdings' Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, during such period; (f) minus (without duplication) Required Principal Payments; (g) minus any voluntary prepayments of any of the Term Advances during such period; and (h) minus any proceeds from "key-man" life insurance or business interruption insurance which are used to prepay any of the Term Advances, to the extent added in calculating pre-tax income; in each case without duplication.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

    "Exchange Notes" means any notes issued to certain lenders under the Bridge Facility in exchange for certain notes evidencing the Bridge Advances that have been converted into rollover loans in accordance with the Bridge Facility.

    "Existing Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before the occurrence of the Closing Date.

    "Existing Letters of Credit" means the following letters of credit, in each case outstanding as of the Closing Date: (i) letter of credit #3703630, issued by Bank of America on June 28, 2001 in favor of Wells Fargo Minnesota in the amount of $3,050,342.46 for the account of Holdings and (ii) letter of credit #90001290, issued by Fleet National Bank on June 28, 2001 in favor of Almar Limited Partnership in the amount of $174,273.74 for the account of Holdings.

    "Existing Notes" means any or all (as the context requires) of the October Convertible Notes or the December Convertible Notes.

    "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation non-ordinary course tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments received in respect of Asset Dispositions; provided, however, that an Extraordinary Receipt shall not include (a) cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as (i) such application is made within six months after the occurrence of such damage or loss or (ii) in respect of any replacement or repair for which an expenditure of less than $5,000,000 is made, a binding contract in respect of application of such proceeds is entered into within such six month period and the application thereof is made reasonably soon thereafter or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto or (b) purchase price adjustments received in respect of asset purchases which are applied within 180 days of receipt to purchase assets in replacement of those for which such purchase price adjustment was received.

    "Facility" means the Term A Facility, the Term B Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility, as the context may require.

    "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

    "Fiscal Quarter" means, with respect to Holdings or any of its Subsidiaries, the period commencing January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing July 1 in any Fiscal Year and ending on the next succeeding September 30 or the period commencing October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require, or, if any such Subsidiary was not in existence on the first day of any such period, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the last day of such period.

    "Fiscal Year" means, with respect to Holdings or any of its Subsidiaries, the period commencing on January 1 in any calendar year and ending on the next succeeding December 31 or, if any such Subsidiary was not in existence on January 1 in any calendar year, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the next succeeding December 31.

    "Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA of Holdings and its Subsidiaries, plus (ii) rentals payable during such period under leases of real or personal, or mixed, property by Holdings and its Subsidiaries to (b) the sum of (i) Consolidated Interest Expense of Holdings and its Subsidiaries, (ii) the aggregate principal amount (or the equivalent in respect of Off-Balance Sheet Obligations) of all Required Principal Payments of Holdings and its Subsidiaries, (iii) the aggregate amount of all Cash Distributions made by or on behalf of Holdings, (iv) rentals payable during such period under leases of real or personal, or mixed, property, and (v) all taxes paid in cash, in each case, for the most recently completed Measurement Period.

    "Fully Paid" means, with respect to the Payment Obligations as of any date, that, on or before such date, (a) the principal of (or, as applicable, stated or face amount of) and interest accrued to such date on all outstanding loans, reimbursement obligations in respect of letters of credit and other credit extensions shall have been paid in full in cash, (b) all commitments to lend, issue any letter of credit or other credit extension shall have been terminated in full, (c) all outstanding letters of credit shall have been (i) terminated or (ii) cash collateralized by an amount sufficient in the reasonable judgment of the Administrative Agent to secure any claims thereunder or (iii) supported by one or more letters of credit or other instruments on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Administrative Agent and (d) all fees, expenses and other amounts then due and payable which constitute Payment Obligations shall have been paid in full in cash; provided, however, that on such date none of the Agents or any Lender Party shall have made any other claims in respect of Payment Obligations against any Loan Party under any provision of any of the Loan Documents that has not been cash collateralized by an amount sufficient in the reasonable judgment of the Administrative Agent and any such Lender Party to secure such claim.

    "Funded Debt" of any Person means Debt in respect of the Advances, in the case of a Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, and including all Off-Balance Sheet Obligations of such Person.

    "GAAP" has the meaning specified in Section 1.03.

    "Governmental Authority" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

    "Governmental Authorization" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

    "Guarantee Supplement" has the meaning specified in Section 8(b) of the Guaranties.

    "Guaranteed Obligations" has the meaning specified in Section 1 of the Guaranties, as the context may require.

    "Guarantor" means any person who is party to a Guaranty.

    "Guaranty" means either the Parent Guaranty or the Subsidiary Guaranty (as the context requires).

    "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

    "Hedge Agreements" means, collectively, interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

    "Hedge Bank" means any Person that is a Lender Party or an Affiliate of a Lender Party, in its capacity as a party to a Secured Hedge Agreement.

    "Holdings" has the meaning specified in the recital of parties to this Agreement.

    "Immaterial Subsidiary" means, as of any date of determination, any direct or indirect Subsidiary of Holdings that on a consolidated basis with its Subsidiaries (i) has assets with an aggregate fair market value of less than $25,000 and (ii) had revenues of less than $25,000 during the latest 12 month period.

    "Included Foreign Jurisdictions" means Denmark, Norway, the United Kingdom, Germany, France, Sweden, Australia, the Netherlands, Belgium and Luxembourg.

    "Indemnified Party" has the meaning specified in Section 8.04(b).

    "Information Memorandum" means the information memorandum dated August, 2001 used by the Lead Arranger in connection with the syndication of the Commitments.

    "Initial Extension of Credit" means, collectively, the initial Borrowings under one or more of the Facilities, and/or the initial issuances of one or more Letters of Credit, made on the Closing Date.

    "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

    "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

    "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

    "Intellectual Property Security Agreement" has the meaning specified in Section 3.01(a)(v).

    "Interest Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA of Holdings and its Subsidiaries at any date of determination to (b) Consolidated Interest Expense of Holdings and its Subsidiaries, in each case for the most recently completed Measurement Period.

    "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by a Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by that Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months (or such other longer period as each affected Lender may reasonably approve), as such Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

    (a) a Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

    (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

    (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

    (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

    "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

    "Investment" means, with respect to any Person, any loan or advance to such Person, any purchase or other acquisition of Equity Interests in or Debt of, or the property and assets comprising a division or business unit or all or a substantial part of the business of, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (j) or (k) of the definition of "Debt" set forth in this Section 1.01 in respect of such Person.

    "IP Security Agreement Supplement" has the meaning specified in Section 14(g) of the Security Agreement.

    "ISDA Master Agreement" means the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc., as in effect from time to time.

    "Issuing Bank" means the Initial Issuing Bank, any issuing bank in respect of the Existing Letters of Credit and each other Person to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07, in each case for so long as the Initial Issuing Bank or such other Person, as the case may be, shall be a party to this Agreement in such capacity.

    "L/C Cash Collateral Account" has the meaning specified in the Preliminary Statements to the Security Agreement (which account shall be an interest-bearing account).

    "L/C Related Documents" has the meaning specified in Section 2.03(c)(ii)(A).

    "Lead Arranger" has the meaning specified in the recital of parties to this Agreement.

    "Lender Party" means any Lender, the Issuing Bank or the Swing Line Bank.

    "Lenders" means, collectively, the Initial Lenders and each Person that becomes a Lender pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

    "Letter of Credit Advance" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.03(c).

    "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

    "Letter of Credit Commitment" means either or both (as the context requires) the Tender Offer L/C Commitment or an Operational Letter of Credit Commitment.

    "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the amount of the Issuing Bank's Letter of Credit Commitment at such time and (b) the aggregate of the Tender Offer L/C Commitment and the Operational Letter of Credit Commitment, in each case, as such amount may be reduced at or prior to such time pursuant to this Agreement.

    "Letters of Credit" has the meaning specified in Section 2.01(d)(i) and shall include the Tender Offer L/C.

    "Lien" means, with respect to any Person, (a) any mortgage, lien (statutory or other), pledge, hypothecation, security interest, charge or other preferential arrangement or encumbrance of any kind (including, without limitation, any agreement to give any of the foregoing), (b) any sale of accounts receivable or chattel paper, or any assignment, deposit arrangement or lease intended as, or having the effect of, security, (c) any easement, right of way or other encumbrance on title to real property or (d) any other interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or any Capitalized Lease or upon or with respect to any property or asset of such Person (including, in the case of Equity Interests, voting trust agreements and other similar arrangements).

    "Loan Documents" means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranties and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents and (v) each Letter of Credit Agreement and (b) for purposes of the Guaranties and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Agreement and (vi) each Secured Hedge Agreement, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and section 8.01.

    "Loan Parties" means, collectively, each Borrower, Holdings and each of the Subsidiaries of Holdings party to the Subsidiary Guaranty or any of the Collateral Documents (other than any such Subsidiary which is not a U.S. Subsidiary and is party to any Collateral Document only for the purpose of acknowledging the terms thereof).

    "Management Agreement" means the management agreement dated July 12, 2001 made by and among Mayne Nickless Limited and Holdings, as amended.

    "Margin Stock" has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

    "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Holdings and its Subsidiaries, taken as a whole.

    "Material Adverse Effect" means a material adverse effect on (a) the business, assets, condition (financial or otherwise) liabilities (actual and contingent), operations, properties or prospects of Holdings and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its respective Obligations under any Loan Document or Related Document to which it is a party or (c) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or any Related Document.

    "Measurement Period" means, at any date of determination, the most recently completed four consecutive Fiscal Quarters of Holdings ending on or prior to such date; it being understood that if less than four consecutive Fiscal Quarters of Holdings have been completed since the Closing Date, "Measurement Period" shall mean, at any date of determination, the most recently completed four consecutive Fiscal Quarters of Holdings ending on or prior to such date, with financial calculations made for such period giving pro forma effect to the Asset Transfer as though it had occurred at the beginning of such four Fiscal Quarter period, and using for such period audited financial statements for the Acquired Business to the extent available, and otherwise using unaudited financial statements prepared in each case in accordance with GAAP.

    "Moody's" means Moody's Investors Service, Inc.

    "Mortgage Policies" has the meaning specified in Section 3.01(a)(iv)(B).

    "Mortgages" has the meaning specified in Section 3.01(a)(iv).

    "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

    "Multiple Employer Plan" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

    "Net Cash Proceeds" means, with respect to any Asset Disposition, or the incurrence or issuance of any Debt, or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) in any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, as the case may be, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom only (without duplication):

    (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees, costs and commissions;

    (b) the amount of taxes payable in connection with or as a result of such transaction;

    (c) in the case of any sale, lease, transfer or other disposition of any property or asset, the outstanding principal amount of, the premium or penalty, if any, on, and any accrued and unpaid interest on, any Debt (other than the Debt outstanding under the Loan Documents) that is secured by a Lien on the property and assets subject to such sale, lease, transfer or other disposition and is required to be repaid under the terms thereof as a result of such sale, lease, transfer or other disposition; and

    (d) in the case of any sale, lease, transfer or other disposition of any property or asset, the amount required to be reserved, in accordance with generally accepted accounting principles as in effect on the date on which the Net Cash Proceeds from such sale, lease, transfer or other disposition are determined, and so reserved, against liabilities under indemnification obligations, liabilities related to environmental matters or other similar contingent liabilities associated with the property and assets subject to such sale, lease, transfer or other disposition that are required to be so provided for under the terms of the documentation for such sale, lease, transfer or other disposition;

    in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the property or asset that is the subject thereof and are actually paid at the time of receipt of such cash to a Person that is not an Affiliate of such Person or any Loan Party or of any Affiliate of any Loan Party or, in the case of clauses (b) and (d) of this definition, so long as such Person is not otherwise indemnified therefor, are reserved for in accordance with generally accepted accounting principles at the time of receipt of such cash based upon such Person's reasonable estimate of such taxes or contingent liabilities, as the case may be; provided, however, that if, at the time such taxes or such contingent liabilities are actually paid or otherwise satisfied, the amount of the reserve therefor exceeds the amount paid or otherwise satisfied, then an amount equal to the amount of such excess reserve shall constitute "Net Cash Proceeds" for the purposes of Section 2.06(b)(ii)(D), and provided further that the proceeds of any Asset Disposition made for an amount less than $100,000 shall not constitute Net Cash Proceeds.

    "Note" means a Term Note or a Revolving Credit Note, as the context may require.

    "Notes Indenture" means the indenture pursuant to which the Debt Securities are issued and governed.

    "Notice of Borrowing" has the meaning specified in Section 2.02(a).

    "Notice of Conversion" has the meaning specified in Section 2.09(a).

    "Notice of Issuance" has the meaning specified in Section 2.03(a).

    "Notice of Renewal" has the meaning specified in Section 2.01(d)(ii).

    "Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(b).

    "Notice of Termination" has the meaning specified in Section 2.01(d)(ii).

    "NPL" means the National Priorities List under CERCLA.

    "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay Payment Obligations and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

    "October Convertible Notes" means the 5.75% convertible subordinated notes of Holdings due 2005.

    "OECD" means the Organization for Economic Cooperation and Development.

    "Off-Balance Sheet Obligations" means, with respect to any Person, all Obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing classified as debt for borrowed money for tax purposes but not for accounting purposes in accordance with GAAP.

    "Offers" means the offers made by BidCo to acquire all of the capital stock (and options related thereto) of Target, as specified in the Put and Call Option Agreement.

    "Open Year" means, with respect to any Person, any year for which United States federal (or other non-U.S. federal jurisdiction, as applicable) income tax returns have been filed by or on behalf of such Person and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred (whether by reason of extension or otherwise).

    "Operational Letter of Credit Commitment" means, (i) with respect to the Initial Issuing Bank at any time, the amount set forth opposite the Initial Issuing Bank's name on Schedule I hereto under the caption "Operational Letter of Credit Commitment" or, if the Initial Issuing Bank has entered into one or more Assignments and Acceptances, the amount set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Issuing Bank's "Operational Letter of Credit Commitment" and (ii) $25,000,000 in the aggregate; in each case as such amount may be reduced at or prior to such time pursuant to this Agreement.

    "Oral Pharmaceuticals Business" means the business of research, development, manufacturing, sales and marketing of generic and proprietary oral pharmaceuticals in the United States and China, as specified in the Put and Call Option Agreement.

    "Other Taxes" has the meaning specified in Section 2.12(b).

    "Parent Guaranty" has the meaning specified in Section 3.01(a)(iii).

    "Parent Loan" means a loan in a maximum amount of $400,000,000 from Holdings to BidCo Parent, in accordance with the terms specified in the Put and Call Option Agreement for the purposes of funding in part the Acquisition.

    "PartnerCo" has the meaning specified in the recital of parties to this Agreement.

    "Payment Obligations" shall mean all principal, interest, fees, reimbursement obligations, letter of credit commissions, charges, expenses, attorneys' fees and expenses, indemnities and any other amounts payable by the Loan Parties under and in accordance with the Loan Documents.

    "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

    "Performance Level" means Performance Level I, Performance Level II, Performance Level III, Performance Level IV, Performance Level V or Performance Level VI, as the context may require. For purposes of determining the Performance Level at any date of determination:

    (a) not more than one decrease in the Performance Level (thereby resulting in a decrease in the Applicable Margin) shall occur in any three-month period; and

    (b) no change in the Performance Level shall be effective until 3 Business Days after the date on which the Administrative Agent receives the Required Financial Information reflecting such change; provided, however, that, if Holdings has not submitted to the Administrative Agent all of the Required Financial Information within 3 Business Days after the date on which such information is otherwise required under Section 5.03(b) or 5.03(c) and Section 5.03(d), as the case may be, the Performance Level shall be deemed to be at Performance Level I for so long as such information has not been submitted.

    "Performance Level I" means, at any date of determination, that Holdings and its Subsidiaries shall have maintained a Total Leverage Ratio of greater than 4.75:1.0 for the most recently completed Measurement Period prior to such date.

    "Performance Level II" means, at any date of determination, that Holdings and its Subsidiaries shall have maintained a Total Leverage Ratio of greater than 4.00:1.0 but equal to or less than 4.75:1.0 for the most recently completed Measurement Period prior to such date.

    "Performance Level III" means, at any date of determination, that Holdings and its Subsidiaries shall have maintained a Total Leverage Ratio of greater than 3.25:1.0 but equal to or less than 4.00:1.0 for the most recently completed Measurement Period prior to such date.

    "Performance Level IV" means, at any date of determination, that Holdings and its Subsidiaries shall have maintained a Total Leverage Ratio of greater than 2.50:1.0 but equal to or less than 3.25:1.0 for the most recently completed Measurement Period prior to such date.

    "Performance Level V" means, at any date of determination, that Holdings and its Subsidiaries shall have maintained a Total Leverage Ratio of greater than 2.00:1.0 but equal to or less than 2.50:1.0 for the most recently completed Measurement Period prior to such date.

    "Performance Level VI" means, at any date of determination, that Holdings and its Subsidiaries shall have maintained a Total Leverage Ratio of equal to or less than 2.00:1.0 for the most recently completed Measurement Period prior to such date.

    "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Debt for borrowed money) (i) that are not overdue for a period of more than 60 days or (ii) the amount, applicability or validity of which are being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the relevant Loan Party or any of its Subsidiaries, as the case may be, has established reserves in accordance with generally accepted accounting principles as in effect at such time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (d) Liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (e) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect; (f) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods; (g) Liens arising out of judgments or awards that do not constitute an Event of Default under Section 6.01(g) or 6.01(h) and in respect of which Holdings or any of its Subsidiaries subject thereto shall be prosecuting an appeal or proceedings for review in good faith and, pending such appeal or proceedings, shall have secured within 30 days after the entry thereof a subsisting stay of execution and shall be maintaining reserves, in accordance with generally accepted accounting principles as in effect at such time, with respect to any such judgment or award; (h) easements, rights of way, zoning restrictions and other encumbrances on title to real property that were not incurred in connection with and do not secure Debt and do not, either individually or in the aggregate, render title to the property encumbered thereby unmarketable or materially and adversely affect the use of such real property for its intended purposes; (i) any retention of title reserved by any supplier of goods pursuant to such supplier's standard terms and conditions in connection with any goods supplied by such seller in the ordinary course of business of the relevant Person; and (j) any right of set-off granted in favor of any financial institution in respect of deposit accounts opened and maintained in the ordinary course of such Person's business.

    "Person" means an individual, partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

    "Plan" means a Single Employer Plan or a Multiple Employer Plan.

    "Pledged Debt" has the meaning specified in Section 1(d)(iv) of the Security Agreement.

    "Pledged Shares" has the meaning specified in Section 1(d)(iii) of the Security Agreement.

    "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

    "primary obligations" has the meaning specified in the definition of "Contingent Obligation" set forth in this Section 1.01.

    "primary obligor" has the meaning specified in the definition of "Contingent Obligation" set forth in this Section 1.01.

    "Pro Rata Share" of any amount means, with respect to any of the Lenders at any time, the product (calculated to 9 decimal places) of (a) a fraction the numerator of which is the amount of such Lender's Commitment(s) under the applicable Facility or Facilities (including the amount of any Swing Line Borrowing and Letter of Credit Advance purchased by such Lender pursuant to Sections 2.02(b)(ii) and 2.03(c), respectively) at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01 at or prior to such time, such Lender's Commitment(s) under the applicable Facility or Facilities as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of such Facility or Facilities at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01 at or prior to such time, the applicable Facility or Facilities as in effect immediately prior to such termination) multiplied by (b) such amount.

    "PST Project" means the agreement between the Company and, among others, Natinco B.V., a Netherlands company, relating to the license and sale of certain technology in respect of porcine somatotropin.

    "Put and Call Option Agreement" means the put and call option agreement dated July 12, 2001 made by and among BidCo Parent, BidCo, PartnerCo and Holdings (including all exhibits and schedules thereto, as amended.

    "Redeemable" means, with respect to any Equity Interest, Debt or other right or Obligation, any such Equity Interest, Debt or other right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

    "Reduction Amount" has the meaning specified in Section 2.06(b)(v).

    "Register" has the meaning specified in Section 8.07(d).

    "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

    "Related Documents" means the Put and Call Option Agreement, the Management Agreement, the Parent Loan Agreement, the Escrow Agreement and all other agreements, instruments and documents relating to the Transaction.

    "Reorganization" has the meaning specified in the Preliminary Statements to this Agreement.

    "Required Financial Information" means, at any date of determination, the Consolidated financial statements of Holdings and its Subsidiaries most recently delivered to the Administrative Agent and the Lender Parties on or prior to such date pursuant to, and satisfying all of the requirements of, Section 5.03(b) or 5.03(c), as the case may be, and accompanied by the certificates and other information required to be delivered therewith pursuant to Section 5.03.

    "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding at least a majority in interest of the aggregate of the Term Commitments and the Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued and outstanding at such time and (C) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments.

    "Required Principal Payments" means, with respect to any Person for any period, the sum of all regularly scheduled principal payments or redemptions and all mandatory prepayments, repurchases, redemptions or similar acquisitions for value of outstanding Funded Debt made during such period.

    "Requirements of Law" means, with respect to any Person, all laws, constitutions, statutes, treaties, ordinances, rules and regulations, all orders, writs, decrees, injunctions, judgments, determinations or awards of an arbitrator, a court or any other Governmental Authority, and all Governmental Authorizations, binding upon or applicable to such Person or to any of its properties, assets or businesses.

    "Requisite Class Lenders" means, at any time, for the class of Lenders having a (i) Term A Commitment, Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Term A Advances outstanding at such time, (ii) Term B Commitment, Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Term B Advances outstanding at such time and (iii) Revolving Credit Commitment, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Revolving Credit Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding at least a majority in interest of the aggregate of the Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Requisite Class Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time and (C) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments.

    "Responsible Officer" means, with respect to Holdings or any of its Subsidiaries, the chief executive officer, the president, the chief financial officer, the principal accounting officer or the treasurer (or the equivalent of any of the foregoing) or any other officer, partner or member (or person performing similar functions) of Holdings or any such Subsidiary responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Agreement or any of the other Loan Documents.

    "Revolving Credit Advance" has the meaning specified in Section 2.01(b).

    "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Lenders.

    "Revolving Credit Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced pursuant to this Agreement.

    "Revolving Credit Facility" means, at any time, the aggregate amount of the Lenders' Revolving Credit Commitments at such time.

    "Revolving Credit Note" means a promissory note issued by a Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of that Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

    "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

    "Secured Hedge Agreement" means any interest rate Hedge Agreement required under Article V that is entered into by and between any Loan Party and any Hedge Bank.

    "Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.

    "Secured Parties" means, collectively, the Agents, the Lender Parties and the Hedge Banks.

    "Security Agreement" has the meaning specified in Section 3.01(a)(ii).

    "Security Agreement Supplement" has the meaning specified in Section 22(b) of the Security Agreement.

    "Senior Debt" means, as of the date of determination, each Borrowing (other than the Tender Offer L/C) which is outstanding as of such date plus all other amounts or liabilities which may be outstanding under any of the Loan Documents as of such date (including, without limitation, all Obligations of any Loan Party under any of the Secured Hedge Agreements valued at the Agreement Value thereof).

    "Senior Leverage Ratio" means, at any date of determination, the ratio of (a) all Senior Debt outstanding on such date to (b) Consolidated EBITDA of Holdings and its Subsidiaries for the most recently completed Measurement Period prior to such date.

    "Single Employer Plan" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

    "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

    "Specified Parameters" means any Debt (a) which is unsecured, and the payment of principal of which is fully subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all Payment Obligations under the Loan Documents, (b) which is at or below a market rate of interest for comparable instruments at such time and (c) which has no additional or more restrictive covenants, defaults, required prepayment, required redemption or other similar terms more restrictive on, or less favorable to, Holdings and its Subsidiaries than those contained in the Existing Notes.

    "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

    "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, unlimited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture, limited liability company or unlimited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, provided that (i) the Persons constituting the Acquired Business shall not be deemed Subsidiaries for the purposes of this definition notwithstanding the rights and powers Holdings exercises over such Persons by virtue of the Management Agreement, it being understood that such Persons shall be deemed Subsidiaries once the Asset Transfer has been completed to the extent such Persons qualify as a "Subsidiary" under any of sub-clause (a), (b) or (c) of this definition at such time and (ii) WYNCO shall not constitute a "Subsidiary" for the purposes of this definition until such time (if any) as it qualifies as a "Subsidiary" pursuant to clause (a) of this definition.

    "Subsidiary Borrowers" has the meaning specified in the recital of parties to this Agreement.

    "Subsidiary Borrowing Agreement" means a subsidiary borrowing agreement in substantially the form of Exhibit L hereto.

    "Subsidiary Guaranty" has the meaning specified in Section 3.01(a)(iii).

    "Surviving Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after the Closing Date.

    "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c) or (b) any Lender pursuant to Section 2.02(b).

    "Swing Line Bank" has the meaning specified in the recital of parties to this Agreement.

    "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

    "Swing Line Facility" has the meaning specified in Section 2.01(c).

    "Target" has the meaning specified in the recitals.

    "Taxes" has the meaning specified in Section 2.12(a).

    "Tender Offer L/C Commitment" means, (i) with respect to the Initial Issuing Bank at any time, the amount set forth opposite the Initial Issuing Bank's name on Schedule I hereto under the caption "Tender Offer L/C Commitment" or, if the Initial Issuing Bank has entered into one or more Assignments and Acceptances, the amount set forth for the Initial Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Initial Issuing Bank's "Tender Offer L/C Commitment" and (ii) $260,000,000 in the aggregate; in each case as such amount may be reduced pursuant to this Agreement.

    "Tender Offer L/C" means a letter of credit substantially in the form of Exhibit J hereto.

    "Term A Advance" means an advance made by any Lender under the Term A Facility.

    "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Lenders.

    "Term A Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term A Commitment", as such amount may be reduced or amended pursuant to this Agreement.

    "Term A Facility" means, at any time, the aggregate Term A Advances of all Lenders at such time.

    "Term Advance" means either or both (as the context requires) a Term A Advance or a Term B Advance.

    "Term B Advance" means an advance made by any Lender under the Term B Facility.

    "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Lenders.

    "Term B Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term B Commitment", as such amount may be reduced or amended pursuant to this Agreement.

    "Term B Facility" means, at any time, the aggregate Term B Advances of all Lenders at such time.

    "Term Borrowing" means either or both (as the context requires) a Term A Borrowing or a Term B Borrowing.

    "Term Commitment" means either a Term A Commitment or a Term B Commitment.

    "Term Facilities" means, at any time, the aggregate Term A Commitments and Term B Commitments of all Lenders at such time.

    "Term Note" means a promissory note issued by a Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of that Borrower to such Lender resulting from any Term Advance made by such Lender.

    "Termination Date" means (a) in respect of Term A Advances, Letters of Credit, Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances, the earliest of (i) the sixth anniversary of the Closing Date, (ii) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01 and (iii) the Conversion Date; and (b) in respect of Term B Advances the earliest of (i) the seventh anniversary of the Closing Date, (ii) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01 and (iii) the Conversion Date.

    "Total Leverage Ratio" means, at any date of determination, the ratio of (a) (i) all Funded Debt of Holdings and its Subsidiaries outstanding on such date plus (ii) to the extent not otherwise included in subclause (a)(i) of this definition, all Debt of Holdings and its Subsidiaries outstanding on such date that would (or would be required to) appear on the Consolidated balance sheet of Holdings and its Subsidiaries to (b) Consolidated EBITDA of Holdings and its Subsidiaries for the most recently completed Measurement Period prior to such date.

    "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to any Borrower or any of its Subsidiaries to effect payment for such inventory (it being understood that the Issuing Bank shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) by or on behalf of Holdings or any of its Subsidiaries which identifies the beneficiary of any Trade Letter of Credit as a supplier of inventory to any Borrower or any of its Subsidiaries).

    "Transaction" means, collectively, (a) the Acquisition, (b) the issuance of the Tender Offer L/C, (c) the Parent Loan, (d) the Asset Transfer, (e) the ALI Subordinated Note Exchange, (f) all transactions related to the Acquisition and the Asset Transfer, (g) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents and the Related Documents to which they are or are intended to be a party, (h) the refinancing of certain outstanding Debt of Holdings and its Subsidiaries and the termination of all commitments thereunder and (i) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

    "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

    "Unused Revolving Credit Commitment" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time and (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.

    "U.S. Subsidiary" means any direct or indirect Subsidiary of Holdings incorporated or formed under the laws of a state of the United States or any territory thereof.

    "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

    "Weighted Average Life to Maturity" means, on any date and with respect to the Term A Facility, the Term B Facility or any Incremental Loans (as defined in Section 2.17) to supplement either such Facility, an amount equal to (i) the sum of the products of (x) the amount of each scheduled repayment of the Term A Facility, the Term B Facility or Incremental Facility (as defined in Section 2.17), as the case may be, to be made after such date, multiplied by (y) the number of days from such date to the date of such scheduled repayment divided by (ii) the aggregate outstanding principal amount of such Term A Facility, Term B Facility or Incremental Facility, as the case may be.

    "Welfare Plan" means a welfare plan (as defined in Section 3(1) of ERISA) that is maintained for employees of any Loan Party or in respect of which any Loan Party could reasonably be expected to have liability.

    "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

    "WYNCO" means WYNCO LLC, a Delaware limited liability company.

    Computation of Time Periods; Other Definitional Provisions

    . In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

    Accounting Terms

    . All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Consolidated financial statements of Holdings and its Subsidiaries referred to in Section 4.01(g) ("GAAP"); provided that GAAP shall include and take account of all effects resulting from the change in FASB142 enacted prior to the Closing Date (whether or not the formal effective date with respect to some applications falls thereafter).

    Currency Equivalents Generally

  . Any amount specified in this Agreement (other than in Articles II, VII and VIII) or any of the other Loan Documents to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the rate of exchange quoted by Bank of America in Charlotte, North Carolina at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.

  AMOUNTS AND TERMS OF THE ADVANCES
  AND THE LETTERS OF CREDIT

      The Advances and the Letters of Credit; Subsidiary Borrowers

      . (a) Term A Facility and Term B Facility: The Term Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (consisting of a Term Advance pursuant to the Term A Facility in an amount equal to its Pro Rata Share of the Term A Commitment and a Term Advance pursuant to the Term B Facility in an amount equal to its Pro Rata Share of the Term B Commitment) in U.S. dollars to the Company on the Closing Date. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Lenders in accordance with their respective Pro Rata Shares of the Term A Facility. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Lenders in accordance with their respective Pro Rata Shares of the Term B Facility. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

      (b) The Revolving Credit Advances. Subject to Section 2.01(e), each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "Revolving Credit Advance") in U.S. dollars to any Borrower from time to time on any Business Day on or after the Closing Date until the Termination Date, in each case in an amount not to exceed the Unused Revolving Credit Commitment of such Lender at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or the outstanding Letter of Credit Advances) or, if less, the amount of the aggregate Unused Revolving Credit Commitments at such time. Each Revolving Credit Borrowing shall consist of Revolving Credit Advances made simultaneously by the Lenders in accordance with their respective Pro Rata Shares of the Revolving Credit Facility. Within the limits of each Lender's Unused Revolving Credit Commitment in effect from time to time, any Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

      (c) The Swing Line Advances. Subject to Section 2.01(e), any Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the relevant Borrower from time to time on any Business Day on or after the Closing Date until the Termination Date (i) in an aggregate amount not to exceed $50,000,000 at any time outstanding (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate Unused Revolving Credit Commitments of the Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $250,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the first sentence of this Section 2.01(c), so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, each Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04(c) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

      (d) Letters of Credit. (i) Subject to Section 2.01(e), the Issuing Bank agrees, in reliance upon the Agreements of the Lenders set forth in Section 2.03 and on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") in U.S. dollars for the account of the relevant Borrower from time to time (a) in respect of the Tender Offer L/C, only on the Closing Date and no other day before or after the Closing Date and (b) in respect of other Letters of Credit, on any Business Day on or after the Closing Date until 5 days before the scheduled Termination Date (i) in an Available Amount for each such Letter of Credit issued by such Issuing Bank not to exceed at any time (A) in respect of the Tender Offer L/C, the unused Issuing Bank's Tender Offer L/C Commitment at such time; (B) in respect of Standby Letters of Credit and Trade Letters of Credit, the unused Issuing Bank's Operational Letter of Credit Commitment at such time and (ii) in an aggregate Available Amount for all Letters of Credit not to exceed the lesser of (A) the Letter of Credit Facility at such time and (B) the aggregate Unused Revolving Credit Commitments of the Lenders at such time. No Trade Letter of Credit shall have an expiration date later than the earlier of (1) 180 days after the issuance thereof and (2) 5 days prior to the scheduled Termination Date. No Standby Letter of Credit shall have an expiration date (including all rights of any Borrower or the beneficiary of such Standby Letter of Credit to require renewal) later than the earlier of (x) 5 days prior to the scheduled Termination Date and (y) one year after the date of issuance thereof, but any such Standby Letter of Credit may by its terms be renewable annually on the terms set forth in clause (ii) of this Section 2.01(d). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, any Borrower may request the issuance of Letters of Credit (other than the Tender Offer L/C) under this Section 2.01(d)(i), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit (other than the Tender Offer L/C) under this Section 2.01(d)(i). Once the Tender Offer L/C is drawn and repaid it shall not be available for re-drawing.

      (ii) Each Standby Letter of Credit may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the beneficiary (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination"); provided that the terms of each Standby Letter of Credit that is automatically renewable annually (A) shall require the Issuing Bank to give the beneficiary of such Standby Letter of Credit notice of any Notice of Termination, (B) shall permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (C) shall not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 5 days prior to the scheduled Termination Date. If either a Notice of Renewal is not given by the relevant Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that in the absence of receipt of a Notice of Renewal and, in the absence of any timely notice given by the relevant Borrower to the Administrative Agent requesting there be no automatic renewal, the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement.

      (iii) The Issuing Bank shall not issue any Letter of Credit if:

      (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirements of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law, but if not having the force of law, being a request or directive with which the Issuing Bank is accustomed to complying) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

      (B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

      (iv) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Bank and the relevant Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)), shall apply to each commercial Letter of Credit.

      (v) Existing Letters of Credit. It is understood and agreed that the Existing Letters of Credit shall be deemed to be Letters of Credit for all purposes under this Agreement and the other Loan Documents and any issuing bank in respect of the Existing Letters of Credit shall be deemed to be an Issuing Bank for all purposes under this Agreement and the other Loan Documents.

      (e) Restrictions on Drawings Under the Revolving Credit Facility. No more than an aggregate principal amount of $50,000,000 may be drawn under the Revolving Credit Facility by the Subsidiary Borrowers.

      (f) New Subsidiary Borrowers. At any time at which no Default has occurred and is continuing, the Company may designate one or more of its direct or indirect wholly-owned U.S. Subsidiaries as a "Subsidiary Borrower" by delivery to the Administrative Agent of a Subsidiary Borrowing Agreement executed by the Company and such Subsidiary, and upon such delivery such Subsidiary shall be a Subsidiary Borrower for all purposes of this Agreement.

      (g) Clean-Down. Notwithstanding the provisions of Sections 2.01(b), 2.01(c) and 2.01(d), no Borrowings may be made under Section 2.01(b) or 2.01(c), and no Letters of Credit may be issued under Section 2.01(d), during any Clean-Down Period, unless the sum of the aggregate principal amount of Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances plus the aggregate Available Amount of Letters of Credit outstanding after giving effect to such Borrowing or the issuance of such Letter of Credit shall not exceed $200,000,000.

      Making the Advances

      . (a) Except as otherwise provided in Section 2.02(b) or 2.03 or in respect of any Borrowing requested to be made on the date of the Initial Extension of Credit, in which case notice will be given not later than 12:00 noon (New York time) on the Business Day prior to the date of the Initial Extension of Credit, each Borrowing (other than a Swing Line Borrowing) shall be made on notice, given not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing comprised of Eurodollar Rate Advances, or on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing comprised of Base Rate Advances, by the relevant Borrower to the Administrative Agent, which shall give prompt notice thereof to each Lender by telecopier. Each notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or by telecopier, in substantially the form of Exhibit B-1 hereto, shall be duly executed by a Responsible Officer of the relevant Borrower, and shall specify therein: (i) the requested date of such Borrowing (which shall be a Business Day); (ii) the Facility under which such Borrowing is requested to be made; (iii) the Type of Advances requested to comprise such Borrowing; (iv) the requested aggregate amount of such Borrowing; and (v) in the case of a Borrowing comprised of Eurodollar Rate Advances, the requested duration of the initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's Pro Rata Share of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the relevant Borrower by crediting such account as is specified to the Administrative Agent by that Borrower; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any Lender and outstanding on the date of such Revolving Credit Borrowing, plus accrued and unpaid interest thereon to and as of such date, available to such Swing Line Bank or the Issuing Bank, as applicable, and such other Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

      (b) (i) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York time) on the date of the proposed Swing Line Borrowing, by the Company to the Swing Line Bank and the Administrative Agent. Each notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or by telecopier, shall be duly executed by a Responsible Officer of the Company, and shall specify therein: (A)  the requested date of such Borrowing (which shall be a Business Day); (B) the requested amount of such Borrowing; and (C) the requested maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount thereof available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Company by crediting such account as is specified to the Administrative Agent by the Company.

      (ii) Upon demand by the Swing Line Bank with a copy of such demand to the Administrative Agent (which shall give prompt notice thereof to each Lender), each Lender having a Revolving Credit Commitment shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Swing Line Borrowing as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account for the account of the Swing Line Bank, in same day funds, an amount equal to such Pro Rata Share. Promptly after receipt of such funds, the Administrative Agent shall transfer such funds to the Swing Line Bank at its Applicable Lending Office. Each Lender having a Revolving Credit Commitment hereby agrees to purchase its Pro Rata Share of an outstanding Swing Line Borrowing on (A) the Business Day on which demand therefor is made by the Swing Line Bank so long as notice of such demand is given not later than 12:00 Noon (New York time) on such Business Day or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. Each Borrower hereby agrees to each such sale and assignment. Upon any such assignment by the Swing Line Bank to any Lender having a Revolving Credit Commitment of a portion of a Swing Line Borrowing, the Swing Line Bank represents and warrants to such Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Borrowing, the Loan Documents or any Loan Party. If and to the extent that any Lender having a Revolving Credit Commitment shall not have so made its Pro Rata Share of any applicable Swing Line Borrowing available to the Administrative Agent in accordance with the foregoing provisions of this Section 2.02(b)(ii), such Lender hereby agrees to pay to the Administrative Agent forthwith on demand the amount of its Pro Rata Share, together with interest thereon, for each day from the date of demand by the Swing Line Bank therefor until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent the amount of its Pro Rata Share for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for all purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

      (iii) The Obligation of each Lender having a Revolving Credit Commitment to purchase its Pro Rata Share of each outstanding Swing Line Borrowing upon demand by the Swing Line Bank therefor pursuant to clause (ii) of this Section 2.02(b) shall be absolute, unconditional and irrevocable, and shall be made strictly in accordance with the terms of clause (ii) of this Section 2.02(b) under all circumstances, including, without limitation, the following circumstances:

      (A) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

      (B) the existence of any claim, set-off, defense or other right that such Lender may have at any time against the Swing Line Bank, any Borrower or any other Person, whether in connection with the transactions contemplated by the Loan Documents or any unrelated transaction;

      (C) the occurrence and continuance of any Default or Event of Default; or

      (D) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      (c) Anything in subsection (a) of this Section 2.02 to the contrary notwithstanding, (i) the Borrowers may not select Eurodollar Rate Advances for the initial Borrowing hereunder and (ii) the Borrowers may not select Interest Periods for Eurodollar Rate Advances comprising part of any Borrowing that have a duration of more than one month during the period from the date hereof to 90 days after the Closing Date (or such earlier date as shall be specified in its sole discretion by the Administrative Agent (in consultation with the Lead Arranger) in a written notice to the Borrowers and the Lenders). In addition, (A) the Revolving Credit Advances may not be outstanding as part of more than 15 separate Borrowings and (B) no more than five separate Advances may be outstanding under either the Term A Facility or the Term B Facility at any one time.

      (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the relevant Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the relevant Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

      (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made the amount of such Pro Rata Share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02, as applicable, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made the amount of such Pro Rata Share available to the Administrative Agent, such Lender and the relevant Borrower severally agree to repay or to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the relevant Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes under this Agreement.

      (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      Issuance of and Drawings and Reimbursement Under Letters of Credit

      . (a) Request for Issuance. Except in respect of the Tender Offer L/C, in which case notice will be given not later than 12:00 noon (New York time) on the Business Day prior to the Closing Date, each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or such later day as the Issuing Bank in its sole discretion shall agree), by the Company to the Issuing Bank, which shall give to the Administrative Agent prompt notice thereof by telecopier. Each notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be in writing, or by telex or telecopier, shall be duly executed by a Responsible Officer of the Company, and shall specify therein: (i) the requested date of such issuance (which shall be a Business Day); (ii) the requested Available Amount of such Letter of Credit; (iii) the requested expiration date of such Letter of Credit (which shall comply with the requirements of Section 2.01(d)); (iv) the name and address of the proposed beneficiary of such Letter of Credit; and (v) the proposed form of such Letter of Credit (which, in the case of the Tender Offer L/C, shall be substantially in the form set out in Exhibit M), and shall be accompanied by such application and agreement for letters of credit as the Issuing Bank may specify to the Company for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Company at its office referred to in Section 8.02 or as otherwise agreed with the Company in connection with the issuance of such Letter of Credit. If and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

      (b) Letter of Credit Reports. The Issuing Bank shall furnish to the Administrative Agent and each Lender having a Revolving Credit Commitment on the first Business Day of each month a written report summarizing issuance and expiration dates and the Available Amount of Letters of Credit issued during the immediately preceding month and drawings during such month under each such Letters of Credit.

      (c) Drawing and Reimbursement. (i) For all Letters of Credit, other than the Tender Offer L/C, the payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Other than with respect to the Tender Offer L/C, upon demand by the Issuing Bank to each Lender having a Revolving Credit Commitment, with a copy of such demand to the Administrative Agent, each such Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, at the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Company hereby agrees to each such sale and assignment. Each Lender having a Revolving Credit Commitment agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance (other than an advance under the Tender Offer L/C) on (A) the Business Day on which demand therefor is made by the Issuing Bank so long as notice of such demand is given not later than 11:00 A.M. (New York time) on such Business Day or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Lender having a Revolving Credit Commitment of a portion of such Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender having a Revolving Credit Commitment shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount, together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate, for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for all purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

      (ii) For all Letters of Credit, other than the Tender Offer L/C, the Obligation of each Lender having a Revolving Credit Commitment to purchase its Pro Rata Share of each outstanding Letter of Credit Advance upon demand by the Issuing Bank therefor pursuant to clause (i) of this Section 2.03(c) shall be absolute, unconditional and irrevocable, and shall be made strictly in accordance with the terms of clause (i) of this Section 2.03(c) under all circumstances, including, without limitation, the following circumstances:

      (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

      (B) the existence of any claim, set-off, defense or other right that such Lender may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Borrower or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

      (C) the occurrence and continuance of any Default or Event of Default; or

      (D) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      (iii) The payment by the Initial Issuing Bank of a drawing under the Tender Offer L/C shall be repaid upon such drawing in the amount thereof in same day funds by (i) release of amounts deposited in the L/C Cash Collateral Account pursuant to Section 2.14, (ii) the lenders or other providers of credit under the Bridge Facility making a direct reimbursement to the Initial Issuing Bank on account of the Company and (iii) the Company using proceeds received from the issuance and sale of the Debt Securities; in each case to the extent applicable, pursuant to documentation satisfactory to the Initial Issuing Bank (which shall require, among other things, that amounts be released to the Initial Issuing Bank immediately upon notice by the Initial Issuing Bank of a drawing under the Tender Offer L/C) and in an aggregate amount not in excess of the Available Amount of the Tender Offer L/C. The Tender Offer L/C will be deemed to be repaid in full for all purposes of this Agreement (which shall have the effect of, subject to the proviso below, increasing the amount of the Unused Revolving Credit Commitment by such amount which is deemed to be repaid) when (a) the aggregate of the sum of (i) the amount deposited in the L/C Cash Collateral Account pursuant to Section 2.14, (ii) the face amount of the backstop letter of credit, amount of cash collateral (or other credit support acceptable to the Administrative Agent and Initial Issuing Bank) or other cash proceeds of the Bridge Facility; in each case deposited in favor of, and available to be drawn immediately by, the Initial Issuing Bank upon a drawing under the Tender Offer L/C and (iii) an amount of proceeds received from the issuance and sale of the Debt Securities is held subject to the Collateral Pledge Agreement, is equal to the Available Amount of such Tender Offer L/C, provided that if at any time the proceeds specified in this clause (iii) are released to or for the account of the purchasers of the Debt Securities and the Tender Offer L/C shall not have by then otherwise expired according to its terms, the Tender Offer L/C shall then again be a Letter of Credit for all purposes of this Agreement until such time as it expires in accordance with its terms or is otherwise cash collateralized or supported by a backstop letter of credit or other credit arrangements, in each case in an amount sufficient to secure any claims thereunder and pursuant to documentation satisfactory to the Initial Issuing Bank or (b) it is returned for cancellation by the beneficiary thereof to the Initial Issuing Bank.

      (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

      Repayment of Advances

      . (a) Term Advances. The Company shall repay to the Administrative Agent for the ratable account of the Lenders, by way of quarterly payments, the aggregate principal amount of the Term A Advances and Term B Advances outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

Date	Term A Facility	Term B Facility
March 30, 2002 June 30, 2002 September 30, 2002 December 31, 2002	$5,000,000 $5,000,000 $5,000,000 $5,000,000	$1,062,500 $1,062,500 $1,062,500 $1,062,500
March 30, 2003 June 30, 2003 September 30, 2003 December 31, 2003	$7,500,000 $7,500,000 $7,500,000 $7,500,000	$1,062,500 $1,062,500 $1,062,500 $1,062,500
March 30, 2004 June 30, 2004 September 30, 2004 December 31, 2004	$7,500,000 $7,500,000 $7,500,000 $7,500,000	$1,062,500 $1,062,500 $1,062,500 $1,062,500
March 30, 2005 June 30, 2005 September 30, 2005 December 31, 2005	$7,500,000 $7,500,000 $7,500,000 $7,500,000	$1,062,500 $1,062,500 $1,062,500 $1,062,500
March 30, 2006 June 30, 2006 September 30, 2006 December 31, 2006	$7,500,000 $7,500,000 $7,500,000 $7,500,000	$1,062,500 $1,062,500 $1,062,500 $1,062,500
March 30, 2007 June 30, 2007 September 30, 2007 On the sixth (6th) anniversary of the Closing Date December 31, 2007	$8,750,000 $8,750,000 $8,750,000 $8,750,000 -	$1,062,500 $1,062,500 $1,062,500 - $1,062,500
March 30, 2008 June 30, 2008 September 30, 2008 On the seventh (7th) anniversary of the Closing Date	- - - -	$1,062,500 $1,062,500 $1,062,500 $396,312,500

    provided, however, that the final principal repayment installment of the Term Advances shall be repaid on the applicable Termination Date (including the Conversion Date, if applicable) and in any event shall be in an amount equal to the aggregate principal amount of all applicable Term Advances outstanding on such date.

    (b) Revolving Credit Advances. Each relevant Borrower that has outstanding Revolving Credit Advances shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of all Revolving Credit Advances outstanding on such date.

    (c) Swing Line Advances. Each relevant Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each Lender that has made a Swing Line Advance on the earlier of (i) the maturity date for each Swing Line Advance (as specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the date on which such Swing Line Borrowing was initially made by the Swing Line Bank)) and (ii) the Termination Date the principal amount of each such Swing Line Advance made by the Swing Line Bank and each such Lender and outstanding on such date.

    (d) Letter of Credit Advances. (i) Each relevant Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each Lender that has made a Letter of Credit Advance on the earlier of (A) the date of demand therefor (provided such demand is given by the Administrative Agent to the Company prior to 11:00 A.M. (New York time) on such date, and if not given by such time, such payment shall be made on the next succeeding Business Day thereafter) and (B) the Termination Date the principal amount of each such Letter of Credit Advance made by the Issuing Bank and each such Lender and outstanding on such date.

    (ii) The Obligations of each Borrower under this Agreement, any Letter of Credit Agreement and any L/C Related Document shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement or such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

    (A) any lack of validity or enforceability of any L/C Related Document;

    (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

    (C) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

    (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

    (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

    (F) any exchange, release or nonperfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of any Borrower in respect of the L/C Related Documents; or

    (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any guarantor.

    Termination or Reduction of the Commitments

    . (a) Optional. The Company may, upon at least five Business Days' notice to the Administrative Agent, terminate the Term Commitment, the Letter of Credit Facility or the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the aggregate amount of such Facility. Each reduction of the Term Commitment pursuant to this subsection (a) shall be applied to the principal repayment installments thereof on a pro rata basis.

    (b) Mandatory. (i) The Term Facilities shall be automatically and permanently reduced on the date of the Term Borrowing (after giving effect to the Term Borrowing), and from time to time thereafter upon each repayment or prepayment of the outstanding Term Advances, by an amount equal to the amount by which (A) the Term Facilities immediately prior to such reduction exceeds (B) the aggregate principal amount of all Term Advances outstanding at such time.

    (ii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Advances outstanding thereunder is required to be made pursuant to Section 2.06(b)(i) or 2.06(b)(ii) by an amount equal to the applicable Reduction Amount.

    (iii) The Letter of Credit Facility shall be automatically and permanently reduced on the date of each reduction in the Revolving Credit Facility by an amount equal to the amount, if any, by which (A) the Letter of Credit Facility on such date exceeds (B) the Revolving Credit Facility on such date, after giving effect to such reduction of the Revolving Credit Facility.

    (c) Application of Commitment Reductions. Upon each reduction of a Facility pursuant to this Section 2.05, the Commitment of each Lender under such Facility shall be reduced by such Lender's Pro Rata Share of the amount by which such Facility is reduced.

    Prepayments

    . (a) Optional. Any Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the relevant Borrower shall, prepay the aggregate principal amount of the Advances comprising part of the same Borrowing and outstanding on such date, in whole or ratably in part; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor, provided that if any such prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period therefor, the relevant Borrower shall also pay any amounts owing in respect of such Eurodollar Rate Advance pursuant to Section 8.04(c). Each prepayment of the outstanding Term Advances pursuant to this subsection (a) shall be applied ratably to the principal repayment installments thereof.

    (b) Mandatory. (i)  If the Total Leverage Ratio is equal to or greater than 3.25:1.0, the Company shall, on the earlier of (A) the Business Day following the date on which Holdings delivers to the Administrative Agent and the Lender Parties the Required Financial Information and (B) 90 days after the end of each Fiscal Year, commencing with such audited Consolidated financial statements for the Fiscal Year ending December 31, 2002 prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to 50% of the amount of Excess Cash Flow for such Fiscal Year. Each prepayment of Advances pursuant to this clause (i) shall be applied, first, to the Term Facilities and to the principal repayment installments thereof on a pro rata basis and thereafter, to the Revolving Credit Facility in the manner set forth in clause (vi) of this Section 2.06(b).

    (ii) The Company shall, within five (5) Business Days after the date of receipt of the Net Cash Proceeds by Holdings or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any property or assets ("Asset Dispositions") of Holdings or any of its Subsidiaries (other than (1) Asset Dispositions made pursuant to Section 5.02(e)(i), (ii), (vi) or (viii) or (2)  Net Cash Proceeds which are reinvested within 180 days after receipt in assets used or useful in the business of Holdings and its Subsidiaries (including, for the avoidance of doubt, all Equity Interests in, or the property and assets comprising a division or business unit or all or a substantial part of the business of, any Person), or in respect of any reinvestment for which an expenditure of less than $5,000,000 is made, a binding contract in respect of application of such proceeds is entered into within such six month period and the application thereof is made reasonably soon thereafter); (B) the incurrence or issuance by Holdings or any of its Subsidiaries of any Debt (other than Debt expressly permitted to be incurred or issued pursuant to (1) Section 5.02(b)(i) or (ii), or Section 5.02(b)(iii)(A), (D), (E), (F), (G), (H) and (I), and (2) Section 5.02(b)(iii)(J) to the extent such Net Cash Proceeds are expended within 180 days after receipt for the purchase or other acquisition of property and assets during such period (to the extent otherwise permitted to be expended under this Agreement); (C) the issuance or sale by Holdings or any of its Subsidiaries of any Equity Interests therein (other than Equity Interests permitted to be issued and sold under the Loan Documents and which are used for purposes permitted under the Loan Documents and are so applied to such permitted purposes within any permitted period specified in the Loan Documents) and (D) any Extraordinary Receipt received by or paid to or for the account of Holdings or any of its Subsidiaries and not otherwise included in subclause (ii)(A), (ii)(B) or (ii)(C) of this Section 2.06(b), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to 100% of the amount of such Net Cash Proceeds included in subclauses (ii)(A), (ii)(B) and (ii)(D) of this Section 2.06(b) and 50% of the amount of such Net Cash Proceeds included in subclause (ii)(C) of this Section 2.06(b) which are not reinvested within 180 days after receipt in assets used or useful in the business of Holdings and its Subsidiaries (including, for the avoidance of doubt, all Equity Interests in, or the property and assets comprising a division or business unit or all or a substantial part of the business of, any Person). Each prepayment of Advances pursuant to this clause (ii) shall be applied, first, to the Term Facilities and to the principal repayment installments thereof on a pro rata basis, and thereafter, to the Revolving Credit Facility in the manner set forth in clause (v) of this Section 2.06(b).

    (iii) The Company shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and, if applicable, deposit an amount into the L/C Cash Collateral Account equal to the amount by which (A) the sum of (1) the aggregate principal amount of all Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances outstanding on such Business Day and (2) the aggregate Available Amount of all Letters of Credit outstanding on such Business Day exceeds (B)  the Revolving Credit Facility on such Business Day (after giving effect to any permanent reduction thereof pursuant to Section 2.05 on such Business Day).

    (iv) The Company shall, on each Business Day, pay to the Administrative Agent for deposit into the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account on such Business Day to equal the amount by which (A) the aggregate Available Amount of all Letters of Credit outstanding on such Business Day exceeds (B) the Letter of Credit Facility on such Business Day (after giving effect to any permanent reduction thereof pursuant to Section 2.05 on such Business Day).

    (v) The Company shall pay to the Administrative Agent, on the first day of each Clean-Down Period, an amount equal to the amount by which the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances plus the aggregate Available Amount of outstanding Letters of Credit exceeds $200,000,000.

    (vi) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii), (iii), (iv) or (v) of this Section 2.06(b), first, shall be applied to prepay Letter of Credit Advances outstanding at such time until all such Letter of Credit Advances are paid in full, second, shall be applied to prepay Swing Line Advances outstanding at such time until all such Swing Line Advances are paid in full, third, shall be applied to prepay Revolving Credit Advances comprising part of the same Borrowings and outstanding at such time until all such Revolving Credit Advances are paid in full, and fourth, shall be deposited into the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of all Letters of Credit outstanding at such time; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or (ii) of this Section 2.06(b), the amount remaining, if any, after the prepayment in full of all Advances outstanding at such time and the 100% cash collateralization of the aggregate Available Amount of all Letters of Credit outstanding at such time (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the "Reduction Amount") may be retained by the Borrowers for use in the ordinary course of its business, and the Revolving Credit Facility shall be automatically and permanently reduced as set forth in Section 2.05(b)(ii). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied (without any further action by or notice to or from any Borrower or any other Loan Party) to reimburse the Issuing Bank or the Lenders, as applicable.

    (vii) Anything contained in this Agreement to the contrary notwithstanding, (A) if, following the occurrence of any sale, lease, transfer or other disposition of assets or property by any Loan Party or any of its Subsidiaries, Holdings is required pursuant to any other contract, agreement or instrument to commit by a particular date (a "Commitment Date") to apply or cause its Subsidiaries to apply an amount equal to any of the proceeds thereof in a particular manner, or to apply by a particular date (an "Application Date") an amount equal to any such proceeds in a particular manner, in either case in order to excuse Holdings from being required to make an offer to redeem or repay any Debt or purchase any securities in connection with such sale, lease, transfer or other disposition, and Holdings shall have failed to so commit or to so apply an amount equal to such proceeds at least 60 days before the applicable Commitment Date or Application Date, as the case may be, or (B) if Holdings at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such proceeds, and, within 60 days thereafter, assuming no further application or commitment of an amount equal to such proceeds, Holding would otherwise be required to make an offer to redeem or repay any Debt or purchase any securities in respect thereof, then in either such case the Company shall immediately pay or cause to be paid to the Administrative Agent an amount equal to such proceeds to be applied to the payment of Advances in the manner set forth in Section 2.06(b)(ii) in such amounts as shall excuse Holdings from making any such offer to redeem or repay such Debt or purchase such securities.

    (viii) Notwithstanding any of the other provisions of clause (ii) of this Section 2.06(b), so long as no Default under Section 6.01(a) or 6.01(f) or Event of Default shall have occurred and be continuing, if, on any date on which a prepayment of Advances would otherwise be required to be made pursuant to clause (i) or (ii) of this Section 2.06(b), the aggregate amount of Net Cash Proceeds required by such clauses to be applied to prepay Advances on such date is less than or equal to $5,000,000, the Borrowers may defer such prepayment until the first date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required under this Section 2.06(b) to be applied to prepay Advances exceeds $5,000,000. During such deferral period each Borrower may apply all or any part of such aggregate amount to prepay Revolving Credit Advances and may, subject to the fulfillment of the applicable conditions set forth in Article III, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed) for application as required by this Section 2.06(b). Upon the occurrence of a Default under Section 6.01(a) or 6.01(f) or an Event of Default, each Borrower shall immediately prepay the Advances comprising part of the same Borrowings in the amount of all Net Cash Proceeds received by that Borrower and other amounts, as applicable, that are required to be applied to prepay Advances under this Section 2.06 (without giving effect to the first and second sentences of this clause (vii)) but which have not previously been so applied.

    (ix) The Company shall, within 30 days after the earlier of the date, if any, that (A) the Put and Call Option Agreement has terminated in accordance with Section 10 thereof (and the Asset Transfer shall not have been completed by such date) and (B) any redemption under the Debt Securities resulting from the failure of the Asset Transfer to occur by a specified date has occurred, permanently prepay $400,000,000 of the Term Facilities, which amount shall be applied to the Term Facilities and to the repayment of the principal installments thereof on a pro rata basis.

    (c) Prepayments to Include Accrued Interest, Etc. All prepayments under this Section 2.06 shall be made together with (i) accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid and (ii) in the case of any such prepayment of a Eurodollar Rate Advance on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Advance pursuant to Section 8.04(c). If any payment of Eurodollar Rate Advances otherwise required to be made under Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Company may (if it has delivered the notice specified in the next sentence below) direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in Section 2.07 until the last day of the applicable Interest Period therefor). In the case of any prepayment of a Eurodollar Rate Advance under this Section 2.06 on a date other than the last day of an Interest Period therefor for which the Company will be directing the Administrative Agent to deposit such prepayment in the Collateral Account, the Company shall irrevocably specify such instructions in a notice to the Administrative Agent, given not later than 10:00 A.M. (New York time) on the Business Day prior to such prepayment (and the Administrative Agent will give prompt notice thereof to each Lender).

    Interest

    . (a) Scheduled Interest. Each Borrower that has outstanding Advances shall pay interest on the unpaid principal amount of each Advance owing to each Lender Party from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

    (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time and (B) the Applicable Margin for such Advance in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

    (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Advance for such Interest Period and (B) the Applicable Margin for such Advance in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

    (b) Default Interest. Upon the occurrence and during the continuance of a Default under Section 6.01(a) or 6.01(f), or upon the occurrence and during the continuance of an Event of Default, the Borrowers shall be required to pay interest ("Default Interest") on (i) the unpaid principal amount of each Advance owing to each Lender Party, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.07(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (i) or (ii) of Section 2.07(a), as applicable, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (i) or (ii) of Section 2.07(a), as applicable, and, in all other cases, on Base Rate Advances pursuant to clause (i) of Section 2.07(a).

    (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the relevant Borrower and each Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (i) or (ii) of Section 2.07(a), as applicable.

    Fees

    . (a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of the Lenders having a Revolving Credit Commitment a commitment fee (the "Commitment Fee"), from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other such Lender until, in each case, the Termination Date, payable in arrears quarterly on the last Business Day of each March, June, September and December, and on the Termination Date, at the rate per annum equal to the Applicable Percentage Fee in effect from time to time on the average daily unused portion of the average daily Unused Revolving Credit Commitment of each such Lender; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Company so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Company prior to such time, plus (ii) such Lender's Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter; provided, however, that no Commitment Fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

    (b) Letter of Credit Fees, Etc. (i) The Company shall pay to the (A) Administrative Agent for the account of each Lender having a Revolving Credit Commitment a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount of Letters of Credit (other than the Tender Offer L/C) and (B) Initial Issuing Bank, for its account, a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, and on the earliest to occur of the full drawing, expiration, termination, cancellation, repayment or deemed repayment (subject to the proviso in Section 2.03(c)(iii)) of the Tender Offer L/C, on the Available Amount of such Letter of Credit; in each case outstanding from time to time during such quarter at the rate per annum equal to the Applicable Margin for Eurodollar Rate Advances (as determined in accordance with clause (b) of the definition of "Applicable Margin") in effect from time to time. Upon the occurrence and during the continuance of a Default under Section 6.01(a) or 6.01(f) or an Event of Default, the amount of commission payable by the Company under this clause (b)(i) shall be increased by 2% per annum.

    (ii) The Company shall pay to the Issuing Bank, for its own account, an issuance fee for each Letter of Credit requested by it in an amount equal to 0.25% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date, and such other customary commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Company and the Issuing Bank shall agree.

    (c) Agents' Fees. The Company shall pay to the Administrative Agent for the account of the Agents such fees as may from time to time be agreed between the Company and the Administrative Agent.

    Conversion of Advances

    . (a) Optional. Any Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York time) time on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances into Eurodollar Rate Advances, or 11:00 A.M. (New York time) on the Business Day immediately preceding the date of the proposed Conversion in the case of a Conversion of Eurodollar Rate Advances into Base Rate Advances, and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances drawn by that Borrower of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that:

    (i) any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances;

    (ii) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be made only if no Default shall have occurred and be continuing;

    (iii) no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c); and

    (iv) each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made among the Lenders in accordance with their respective Pro Rata Shares of such Borrowing.

    Each notice of a Conversion (a "Notice of Conversion") shall be delivered by telephone, confirmed immediately in writing, or by telecopier, in substantially the form of Exhibit B-2 hereto, shall be duly executed by a Responsible Officer of the relevant Borrower, and shall, within the restrictions set forth in the immediately preceding sentence, specify therein:

    (A) the requested date of such Conversion (which shall be a Business Day);

    (B) the Advances requested to be Converted; and

    (C) if such Conversion is into Eurodollar Rate Advances, the requested duration of the Interest Period for such Eurodollar Rate Advances.

    The Administrative Agent shall give each of the Lenders prompt notice of each Notice of Conversion received by it, by telecopier. Each Notice of Conversion shall be irrevocable and binding on the relevant Borrower.

    (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

    (ii) If any Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" set forth in Section 1.01, the Administrative Agent will forthwith so notify that Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

    (iii) Upon the occurrence and during the continuance of any Default, (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

    Increased Costs, Etc

    . (a)  If, after the date hereof, the adoption of any applicable Requirement of Law, or any change in any applicable Requirement of Law, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law, but if not having the force of law, being a request or directive with which such Lender or its Applicable Lending Office is accustomed to comply) of any such Governmental Authority, central bank or comparable agency:

    (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Advances, any Note evidencing any Eurodollar Rate Advances, or its obligation to make any Eurodollar Rate Advances, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Advances (other than, for purposes of this Section 2.10, any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.12 shall govern), and (B) changes in the basis of taxation of overall net income or overall gross income by the United States of America or the jurisdiction under the laws of which such Lender Party is organized or has its principal office or such Applicable Lending Office);

    (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (including, without limitation, any change by way of the imposition of or increase in reserve requirements included in the Eurodollar Rate Reserve Percentage, commencing at the time of such change) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitments of such Lender hereunder; or

    (iii) shall impose on such Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

    and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into or maintaining any Eurodollar Rate Advances or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Advances, then the Company shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 2.10(a) and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 2.10(a) shall furnish to the Company and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder, with calculations in reasonable detail, which shall be conclusive and binding, absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

    (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable Requirement of Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law, but if not having the force of law, being a request or directive with which such Lender (or its Applicable Lending Office) is accustomed to comply) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 2.10(b) and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 2.10(b) shall furnish to the Company and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder, with calculations in reasonable detail, which shall be conclusive and binding, absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

    (c) If, on or prior to the first day of any Interest Period for any Eurodollar Rate Advance, the Required Lenders at any time notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall promptly so notify the Company and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Company (promptly following notice from the Lenders) that such Lenders have determined that the circumstances causing such suspension no longer exist.

    (d) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful after the date hereof for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Advances hereunder, then such Lender shall promptly notify the Company thereof and such Lender's obligation to make Eurodollar Rate Advances and to Convert Base Rate Advances into Eurodollar Rate Advances shall be suspended until such time as such Lender may again make, maintain and fund Eurodollar Rate Advances (in which case the provisions of Section 2.10(e) shall be applicable); provided, however, that, before making any such demand, such Lender agrees to consider (consistent with its internal policy, legal and regulatory restrictions and other considerations) designating a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender in any respect.

    (e) If the obligation of any Lender to make a Eurodollar Rate Advance or to Convert Base Rate Advances into Eurodollar Rate Advances shall be suspended pursuant to any other provision of this Section 2.10, such Lender's suspended Eurodollar Rate Advances shall be automatically Converted into Base Rate Advances on the last day(s) of the then current Interest Period(s) therefor (or, in the case of a Conversion required by Section 2.10(d), on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in such other provision of this Section 2.10 that gave rise to such Conversion no longer exist:

    (i) to the extent that such Lender's suspended Eurodollar Rate Advances have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's suspended Eurodollar Rate Advances shall be applied instead to its Base Rate Advances; and

    (ii) all Eurodollar Rate Advances that would otherwise be made or Converted by such Lender shall be made instead as (or shall remain as) Base Rate Advances.

    If such Lender gives notice to the Company (with a copy to the Administrative Agent) that the circumstances otherwise specified in this Section 2.10 that gave rise to the suspension of the making of Eurodollar Rate Advances by such Lender no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Advances by other Lenders are outstanding, such Lender's Base Rate Advances shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) therefor, to the extent necessary into Eurodollar Rate Advances.

    Payments and Computations

    . (a) The Borrowers shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim, deduction or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in immediately available funds, with payments received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the relevant Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the accounts of their respective Applicable Lending Offices in accordance with their respective Pro Rata Shares of the amounts of such respective Obligations payable to such Lender Parties at such time and (ii) if such payment by the relevant Borrower is in respect of any Obligation then payable hereunder solely to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

    (b) Each Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender Party any amount so due (it being understood that, with respect to payment of costs and expenses as specified in this Agreement, the Company will be afforded a commercially reasonable period of time to pay such amounts).

    (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or Federal Funds Rate and fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

    (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Commitment Fees or Letter of Credit commissions or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

    (e) Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount due such Lender Party on such date. If and to the extent any Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party, together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

    (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority:

    (i) first, to the payment of all of the fees, indemnification payments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

    (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Bank and the Swing Line Bank (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Bank and the Swing Line Bank on such date;

    (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section 8.04 hereof and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

    (iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 hereof and Section 5 of the Guaranties on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

    (v) fifth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.08(a) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facilities on such date;

    (vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of each Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

    (vii) seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

    (viii) eighth, to the payment of the principal amount of all of the outstanding Advances that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date; and

    (ix) ninth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

    Taxes

    . (a) Except as required by law and subject to sub-section (e) and (f), any and all payments by the Borrowers to or for the account of any Lender Party or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by the United States or any political subdivision thereof or any other jurisdiction from which a payment under this Agreement is made or in which the Borrower making the payment (or on whose behalf the payment is made) is located or organized, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof, and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of either of its Applicable Lending Offices or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being, collectively, "Taxes"). If any Borrower shall be required under applicable Requirements of Law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender Party or any Agent, (i) the sum payable by that Borrower shall be increased as necessary so that after such Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable Requirements of Law and (iv) within 30 days after the date of any payment of Taxes, that Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

    (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes and any other excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery of, or otherwise with respect to, this Agreement or any other Loan Document (collectively, "Other Taxes").

    (c) Subject to sub-section (e) and (f), each Borrower agrees to indemnify each Lender Party and each Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent, as the case may be, or that the Lender Parties are required to pay as a result of interest in respect of an Advance being assessable income of any Lender Party for Australian taxation law purposes on the grounds that the interest has been deemed for the purposes of the Australia Income Tax Assessment Act 1936 (or any provision of such Act as rewritten or re-enacted) as having been derived from a source in Australia, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. Amounts payable by any Borrower under the indemnity set forth in this subsection (c) shall be paid within 30 days from the date on which the applicable Lender or Agent, as the case may be, makes written demand therefor.

    (d) In the case of any payment hereunder or under any other Loan Document by or on behalf of any Borrower through an account or branch outside the United States, or on behalf of any Borrower by a payor that is not a United States person, if that Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at its address referred to in Section 8.02, an opinion of counsel or a certificate from a Responsible Officer of Holdings reasonably acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e) of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

    (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, the Swing Line Bank or the Initial Issuing Bank, as the case may be, and on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by Holdings (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and Holdings with a copy (and at the request of the Administrative Agent and Holdings, two originals) of Internal Revenue Service forms W-8BEN or W-8ECI (and, in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), a certificate representing that such Lender Party is not (i) a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any of the Borrowers or (iii) a controlled foreign corporation related to any of the Borrowers (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document or, in the case of a Lender Party that has certified to the Administrative Agent that it is not a bank, certifying that such Lender Party is not a United States person. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

    (f) For any period with respect to which a Lender Party has failed to provide Holdings with the appropriate form, certificate or other document described in subsection (e) of this Section 2.12 (other than if such failure is due to a change in the applicable Requirements of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided) such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, each Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party in recovering such Taxes.

    (g) Each of the Lender Parties hereby agrees that, upon the occurrence of any circumstances entitling such Lender Party to additional amounts pursuant to this Section 2.12, such Lender Party shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. In addition, each Lender Party agrees to furnish to Holdings, at Holdings' expense and request, such additional forms duly executed as it may be legally entitled to furnish as may be necessary in order to claim any reduction of or exemption from any Taxes or Other Taxes, which reduction or exemption may be available to such Lender Party, unless in the reasonable judgment of such Lender Party, the furnishing of such form would be disadvantageous to such Lender Party in any respect.

    Sharing of Payments, Etc

    . If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) (a) on account of Obligations due and payable to such Lender Party under or in respect of this Agreement or any of the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time (other than pursuant to Section 2.10, 2.12, 8.04 or 8.07) to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties at such time) of payments on account of the Obligations due and payable to all Lender Parties under or in respect of this Agreement and the other Loan Documents at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party under or in respect of this Agreement or any of the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time (other than pursuant to Section 2.10, 2.12, 8.04 or 8.07) to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties under or in respect of this Agreement and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties under or in respect of this Agreement and the other Loan Documents at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (A) the purchase price paid to such Lender Party to (B) the aggregate purchase price paid to all Lender Parties) of such recovery, together with an amount equal to such Lender Party's ratable share (according to the proportion of (1) the amount of such other Lender Party's required repayment to (2) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. Each Borrower hereby agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted under applicable law, exercise all its rights of payment (including the right of setoff) with respect to such an interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of that Borrower in the amount of such an interest or participating interest.

    Use of Proceeds

    . The proceeds of the Advances and issuance of the Tender Offer L/C shall be available solely to fund the Asset Transfer (through the issuing of the Tender Offer L/C and the funding the Parent Loan), to refinance certain Debt of Holdings and its Subsidiaries outstanding on the date of the Initial Extension of Credit, to pay fees and expenses incurred in connection with the consummation of the Transaction and, in the case of the Revolving Facility, for working capital and general corporate purposes of Holdings and its Subsidiaries. All proceeds of the Term Advances not used to fund the Parent Loan, refinance certain Debt of Holdings and its Subsidiaries or to pay fees and expenses on the Closing Date incurred in connection with the consummation of the Transaction will be deposited directly in the L/C Cash Collateral Account for release (i) to the Initial Issuing Bank upon, and in reimbursement of, the drawing under the Tender Offer L/C or (ii) in the case where the Tender Offer L/C is otherwise fully cash collateralized or back-stopped by a letter of credit or other credit support acceptable to the Initial Issuing Bank, as otherwise agreed by the Administrative Agent and Initial Issuing Bank for working capital and general corporate purposes of Holdings and its Subsidiaries.

    Defaulting Lenders

    . (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to any Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then that Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of that Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, such Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by that Borrower shall constitute for all purposes of this Agreement and the other Loan Documents (to the extent of any such setoff) the payment required by such Borrower and an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). Each Borrower shall notify the Administrative Agent at any time it exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by such Borrower to or for the account of such Defaulting Lender which is paid by that Borrower, after giving effect to the amount set off and otherwise applied by each Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

    (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) any Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by that Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by any Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

    (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent;

    (ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amount then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to such Issuing Bank and such Swing Line Bank; and

    (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

    Any portion of such amount paid by any Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

    (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) each Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrowers or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Bank of America, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Bank of America's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

    (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

    (ii) second, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such amounts then due and payable to such Issuing Bank and such Swing Line Bank;

    (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

    (iv) fourth, to the Borrowers for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

    In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

    (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrowers may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

    Evidence of Debt

    . (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Each Borrower agrees that upon notice by any Lender Party to it (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, it shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Term Note and a Revolving Credit Note, as applicable, in substantially the form of Exhibits A-1 and A-2 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment and the Term Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. On the Closing Date, Notes will be executed and delivered by the Company and each Subsidiary Borrower party hereto to each applicable Lender Party. All Notes will be issued by the respective Borrowers outside of Australia.

    (b) The Register maintained by the Administrative Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from such Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from such Borrower hereunder and each Lender Party's share thereof.

    (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from any Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

    Incremental Facilities and Commitments

  . (a) At any time during the term of this Agreement, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may request, from time to time, by notice to the Administrative Agent that one or more Lenders (and/or one or more other Persons which shall become Lenders as provided in Section 2.17(c) below) provide one or more additional facilities to the Company or any of its Subsidiaries (including non-U.S. Subsidiaries) to supplement the Revolving Credit Facility, the Term A Facility or the Term B Facility (each, an "Incremental Facility"), which Incremental Facilities together shall provide for commitments ("Incremental Commitments") for loans in an aggregate principal amount of not greater than $200,000,000 (or its equivalent in other currencies to be agreed) in excess of the aggregate outstanding amount of the Term A Advances, the Term B Advances and the Revolving Credit Commitment, at the time of the respective request (collectively, "Incremental Loans"); provided that (A) no Lender shall have any obligation to provide any Incremental Commitment, (B) any Lender (or any other Person which becomes a Lender pursuant to Section 2.17(c) below) may provide Incremental Commitments without the consent of any other Lender and (C) each of the Term A Facility, the Term B Facility and the Revolving Credit Facility, as the case may be, may only be supplemented once as provided herein.

  (b) The maturity date, scheduled amortization and commitment reductions, mandatory prepayments and commitment reductions, interest rate, minimum borrowings and prepayments, commitment fees and other amounts payable in respect of any Incremental Facility, and certain agent determinations and other relevant provisions, shall be as set forth in an agreement (an "Incremental Facility Agreement") among the Loan Parties, the Administrative Agent, the Lenders and other Persons agreeing to provide Incremental Commitments thereunder; provided that any Incremental Loans to supplement the Term A Facility shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity of the Term A Advances then outstanding, any Incremental Loans to supplement the Term B Facility shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity of the Term B Advances then outstanding and any revolving Incremental Commitment to supplement the Revolving Credit Commitment shall have a termination date not earlier than the then scheduled Termination Date.

  (c) The effectiveness of any Incremental Facility to be created under this Section 2.17, and the obligation of any Lender or other Person providing any Incremental Commitment thereunder to make any Incremental Loans pursuant thereto, is subject to, in addition to the conditions set forth in Article III, the satisfaction of each of the following conditions: (i) each Loan Party, the Administrative Agent, and each Lender or other Person providing Incremental Commitments thereunder (each, an "Incremental Lender") shall have executed and delivered to the Administrative Agent an Incremental Facility Agreement with respect to such Incremental Facility, (ii) the Administrative Agent shall have received for its account and for the respective accounts of any other agents and the Incremental Lenders, all fees and other amounts payable by the Borrowers in respect of such Incremental Facility on or prior to such date of effectiveness and (iii) the Administrative Agent (or its counsel) shall have received such documents and certificates, and such legal opinions, as the Administration Agent or its counsel shall reasonably request, including documents, certificates and legal opinions relating to the organization, existence and good standing of each Loan Party, the authorization of such Incremental Facility and other legal matters relating to the Loan Parties or the Loan Documents (including the applicable Incremental Facility Agreement). The Administrative Agent shall notify each Lender as to the effectiveness of each Incremental Facility hereunder.

  CONDITIONS OF LENDING AND
  ISSUANCES OF LETTERS OF CREDIT

      Conditions Precedent to Initial Extension of Credit

. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

(a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit executed counterparts of this Agreement and each of the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

(i) The Notes payable to the order of the Lenders.

(ii) A security agreement, in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:

(A) certificates (where applicable) representing the Pledged Shares referred to therein accompanied (where applicable) by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B) financing statements prepared for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent determines are necessary in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such financing statements,

(D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent determines are necessary in order to perfect and protect the Liens created thereby,

(E) evidence of the insurance required by the terms of the Security Agreement, and

(F) evidence that all other actions that the Administrative Agent determines are necessary in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and such landlords' and bailees' waiver and consent agreements obtained using reasonable efforts).

(iii) (A) A guaranty, in substantially the form of Exhibit E-1 hereto (together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Subsidiary Guaranty"), duly executed by each U.S. Subsidiary that is not an Immaterial Subsidiary and (B) a guaranty, in substantially the form of Exhibit E-2 hereto (the "Parent Guaranty"), duly executed by Holdings.

(iv) Deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust, in substantially the form of Exhibit F hereto and covering the specified properties on Schedules 4.01(w) and 4.01(x) hereto (together with each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "Mortgages"), duly executed (subject to Section 5.01(r)) by the appropriate Loan Party, together with:

(A) evidence that counterparts of the Mortgages have been duly recorded on or before the day of the Initial Extension of Credit in all filing or recording offices that the Administrative Agent determines are necessary in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

(B) fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens and other Liens permitted under Section 5.02(a), and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may determine necessary,

(C) American Land Title Association form surveys, for which all necessary fees (where applicable) have been paid, and dated as of a date acceptable to the Administrative Agent and the issuer of the Mortgage Policies, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or onto such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

(D) such consents and agreements of lessors and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent determines are necessary and which are obtained using reasonable efforts,

(E) evidence of the insurance required by the terms of the Mortgages; and

(F) evidence that all other actions that the Administrative Agent determines are necessary in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

(v) An intellectual property security agreement, in substantially the form of Exhibit G hereto (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Intellectual Property Security Agreement"), duly executed by each Loan Party, together with evidence that all actions that the Administrative Agent determines are necessary in order to perfect and protect the first priority liens and security interests created under the Intellectual Property Security Agreement has been taken.

(vi) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Asset Transfer and each Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary Governmental Authorizations (as referred to in the Put and Call Option Agreement) and other necessary corporate actions or third-party approvals and consents, if any, with respect to the Transaction and each Loan Document and each Related Document to which it is or is to be a party.

(vii) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter (or comparable Constitutive Document) of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter (or comparable Constitutive Document) on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

(viii) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter (or comparable Constitutive Document) of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(vii), (B) a true and correct copy of the bylaws (or comparable Constitutive Document) of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(ix) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

(ix) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document and each Related Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(x) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance reasonably satisfactory to the Administrative Agent, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

(xi) Letters in substantially the form of Exhibit H attesting to the Solvency of Holdings and the Company and each material Guarantor (before and after giving effect to the Transaction and the incurrence of debt related thereto), executed on behalf of each such Loan Party by one of its Responsible Officers.

(xii) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees.

(xiii) All loans made by the Lender Parties to any Borrower shall be in full compliance with Regulation U of the Federal Reserve Board.

(xiv) The Lead Arranger shall have received (A) audited consolidated financial statements of Holdings and its Subsidiaries for the Fiscal Years ended 1998, 1999 and 2000 and (B) a written certification on behalf of Holdings by its Chief Financial Officer or Treasurer of Holdings (1) that the Total Leverage Ratio as of the end of the fiscal quarter ended June 30, 2001, as calculated on a rolling four-quarter basis, of Holdings and its Subsidiaries giving effect to the Asset Transfer and all borrowings made in connection therewith under the Facilities, on a pro forma basis, is less than or equal to 4.75:1.00 and (2) specifying the applicable Performance Level on the Closing Date.

(xv) An environmental assessment report, in form and substance satisfactory to the Lender Parties in their reasonable discretion, from Environmental Resources Management (ERM).

(xvi) Evidence of insurance naming the Administrative Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as are reasonably satisfactory to the Lender Parties, including, without limitation, business interruption insurance.

(xvii) A Notice of Borrowing and Notice of Issuance relating to the Initial Extension of Credit.

(xviii) A favorable opinion of (A) Kirkland & Ellis, counsel for the Loan Parties, in substantially the form of Exhibit I-1 hereto, (B) the Chief Legal Officer of the Loan Parties, in substantially the form of Exhibit I-2 hereto and (C) local counsel for the Loan Parties in each jurisdiction where a Mortgage or other security instrument will be recorded, in form and substance satisfactory to the Administrative Agent.

(xix) A favorable opinion of Deacons, local counsel to the Loan Parties in Australia, in form and substance satisfactory to the Loan Parties.

(xx) A favorable opinion of each counsel delivering an opinion to Holdings or any of its Subsidiaries in connection with the Transaction which opinion is either (A) addressed to the Agents and the Lender Parties and expressly states that the Agents and the Lender Parties may rely on such opinion or (B) accompanied by a reliance letter from such counsel addressed to the Agents and the Lender Parties that expressly states that the Agents and the Lender Parties may rely on such opinion.

(xxi) A Mortgage of Australian Property, in substantially the form of Exhibit M hereto (the "Australian Security Agreement"), duly executed by Holdings, PartnerCo and the Administrative Agent, together with evidence that all actions that the Administrative Agent determines are necessary in order to perfect and protect the first priority liens and security interests created under the Australian Security Agreement has been taken.

(xxii) A Collateral Assignment of Partnership Interests, in substantially the form of Exhibit N hereto (the "Bermuda Security Agreement"), duly executed by Alpharma Euro Holdings Inc. and Alpharma (Bermuda) Inc., together with evidence that all actions that the Administrative Agent determines are necessary in order to perfect and protect the first priority liens and security interests created under the Bermuda Security Agreement has been taken.

(xxiii) A Share Pledge Agreement, in substantially the form of Exhibit O hereto (the "Barbados Stock Pledge"), duly executed by the Company, Alpharma NW Inc. and Alpharma FSC Ltd., together with evidence that all actions that the Administrative Agent determines are necessary in order to perfect and protect the first priority liens and security interests created under the Barbados Stock Pledge has been taken.

(b) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished.

(c) There shall not have occurred a material adverse change in the business, assets, properties, liabilities (actual and contingent), operations, condition (financial or otherwise) or prospects of the Acquired Business, taken as a whole, since June 30, 2001, or of Holdings and its Subsidiaries, taken as a whole, since December 31, 2000 (it being understood that, with respect to the Acquired Business, "prospects" shall be considered as taking into account all revisions made to Target's projections by Holdings, as disclosed to the Lead Arranger prior to the execution and delivery of the financing commitment letter).

(d) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of any Loan Document or Related Document or the consummation of the Transaction, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(e) All Governmental Authorizations, shareholder and third-party consents, if any, referred to in the Put and Call Option Agreement (and all Schedules and Exhibits thereto) in connection with the Transaction shall have been obtained and all applicable waiting periods shall have expired without any action being taken by any authority referred to in the Put and Call Option Agreement (and all Schedules and Exhibits thereto) that could restrain, prevent or impose any material adverse conditions on the Asset Transfer or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation referred to in the Put and Call Option Agreement (and all Schedules and Exhibits attached thereto) shall be applicable which could have such effect.

(f) The Company shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

(g) The Reorganization shall have been consummated.

(h) BidCo is entitled to proceed with the compulsory acquisition of 100% of the Equity Interests of the Target in accordance with the Requirements of Law.

(i) The terms of the Management Agreement have commenced or will commence concurrently with the Initial Extension of Credit.

    The ALI Subordinated Note Exchange shall have occurred.

(k) The Bridge Facility (in the form of a backstop letter of credit, cash collateral, assignment or other cash proceeds of the Bridge Facility; in each case in an amount of not less than $200,000,000 deposited in favor of, and available to be drawn immediately by, the Initial Issuing Bank upon a drawing under the Tender Offer L/C) shall have been executed and delivered.

      Conditions Precedent to Each Borrowing and Issuance and Renewal

      . The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit or amend a Letter of Credit to increase the Available Amount thereof and the right of a Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or the Issuing Bank a certificate of such Borrower signed by a duly authorized officer of that Borrower, dated the date of such Borrowing or issuance or renewal, stating that (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by a Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by that Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

      (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date (except (A) for any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date, and (B) if any Required Financial Information has been delivered to the Administrative Agent and the Lender Parties on or prior to the date of such Borrowing or issuance or renewal, that the Consolidated financial statements of Holdings and its Subsidiaries referred to in Section 4.01(g) shall be deemed at any time and from time to time after the Closing Date to refer to the Consolidated financial statements of Holdings and its Subsidiaries comprising part of the Required Financial Information most recently delivered to the Administrative Agent and the Lender Parties pursuant to Sections 5.03(b) and 5.03(c), respectively, on or prior to the date of such Borrowing, issuance or renewal); and

      (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom.

      (iii) with respect to an Advance to any Subsidiary Borrower which is a direct or indirect Subsidiary of PartnerCo, (i) BidCo shall have made a U.S. tax "check the box election" to be treated as a disregarded entity under the Internal Revenue Code, if applicable and (ii) such Subsidiary Borrower has executed and delivered all of the Collateral Documents referred to in Section 3.01 and a Subsidiary Guaranty by it and all of its U.S. Subsidiaries.

      and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request.

      Determinations Under Section 3.01

. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

  REPRESENTATIONS AND WARRANTIES

      Representations and Warranties of Holdings and the Borrowers

  . Holdings and each Borrower represents and warrants as follows:

  (a) Organization; Powers. Each Loan Party and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) is duly qualified and in good standing as a foreign corporation or other entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in each Loan Party and each of the Subsidiaries (in each case other than Holdings and the Company) has been validly issued, is fully paid and non-assessable and as a result of the Reorganization, is owned (directly or indirectly) by the Company free and clear of all Liens, except those created under the Collateral Documents.

  (b) Subsidiaries. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of the date hereof, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party on the date hereof and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof.

  (c) Authorization; No Conflict. The execution, delivery and performance by each Loan Party of each Loan Document and Related Document to which it is or is to be a party, and the consummation of the Asset Transfer, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other action, and do not (i) contravene such Loan Party's Constitutive Documents, (ii) violate any Requirements of Law and (iii) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party do not conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties. The execution, delivery and performance by each Loan Party of each Related Document to which it is or is to be a party, and the consummation of the Asset Transfer, do not conflict with or result in the breach of, or constitute a default or require any payment to be made under, any loan agreement, indenture, mortgage, deed of trust or other material contract binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties. No Loan Party or any of its Subsidiaries is in violation of any such Requirements of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

  (d) Governmental Approvals. No Governmental Authorization, and no other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, subject to the Liens permitted under Section 5.02(a)) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings (A) listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect, (B) which are not required to be obtained or taken, as the case may be, under the Collateral Documents and (C) may be required to be obtained or taken, as the case may be, under any agreements being terminated on the Closing Date. No Governmental Authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of any Related Document to which it is or is to be a party, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Asset Transfer have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Asset Transfer or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

  (e) Enforceability. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will (subject to all insolvency, bankruptcy or similar laws affecting creditors' rights generally) be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

  (f) Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the knowledge any Loan Party, threatened before any Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or Related Document or the consummation of the Transaction, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto that (A) could be reasonably likely to have a Material Adverse Effect or (B) purports to affect the legality, validity or enforceability of any Loan Document or Related Document or the consummation of the Transaction.

  (g) Financial Statements. The Consolidated balance sheet of Holdings and its Subsidiaries as at December 31, 2000, and the related Consolidated statement of income and Consolidated statement of cash flows of Holdings and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of PricewaterhouseCoopers, LLC, independent public accountants, and the Consolidated balance sheet of Holdings and its Subsidiaries as at June 30, 2001, and the related Consolidated statements of income and Consolidated statement of cash flows of Holdings and its Subsidiaries for the six months then ended, duly certified on behalf of Holdings by the Chief Financial Officer of Holdings, copies of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of Holdings and its Subsidiaries as at such dates and the Consolidated results of operations of Holdings and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of unaudited financial statements, to year end audit adjustments and the absence of footnotes, and since December 31, 2000, there has been no Material Adverse Change.

  (h) Pro Forma Financial Statements. The Consolidated pro forma balance sheet of Holdings and its Subsidiaries as at June 30, 2001, and the related Consolidated pro forma statements of income and cash flows of Holdings and its Subsidiaries for the six months then ended, certified on behalf of Holdings by the Chief Financial Officer of Holdings, copies of which have been furnished to each Lender Party, fairly present the Consolidated pro forma financial condition of Holdings and its Subsidiaries as at such date and the Consolidated pro forma results of operations of Holdings and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes.

  (i) Forecasts. The Consolidated forecasted balance sheet, statement of income and statement of cash flows of Holdings and its Subsidiaries delivered to the Lender Parties pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Holdings' best estimate of its future financial performance.

  (j) No Material Misstatements. Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

  (k) Federal Reserve Regulations. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

  (l) Investment Company Act; Public Utility Company. Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated by the Loan Documents and Related Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

  (m) Agreements. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument (other than the Loan Documents, the Debt Securities, the Bridge Facility, the Exchange Notes and the Surviving Debt as in effect on and as of the date hereof), or subject to any Constitutive Documents or corporate restrictions, that could be reasonably likely to have a Material Adverse Effect.

  (n) Security Interests. All filings and other actions necessary to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken (other than those not required to be made or taken, as the case may be, under the Collateral Documents), or provision therefor has been duly made, and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, subject to the Liens permitted under Section 5.02(a), securing the payment of the Secured Obligations. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

  (o) Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

  (p) Employee Benefit Plans. (i) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans and Multiemployer Plans.

  (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

  (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

  (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability exceeding $5,000,000 to any Multiemployer Plan.

  (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

  (q) Environmental Matters. Except as set forth on Schedule 4.01(q) hereto, (i) the operations and properties of each Loan Party and each of its Subsidiaries comply in all respects with all applicable Environmental Laws and Environmental Permits, except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, all past noncompliance with such Environmental Laws and Environmental Permits has been resolved without any material ongoing obligations or costs, and no circumstances exist that could reasonably be expected to form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect.

  (ii) Except in each case where any of the following could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (a) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or on any analogous foreign, state or local list; (b) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (c) there is no damaged asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (d) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

  (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking, and none of them has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; the liabilities and costs associated with which action, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect to any Loan Party or any of its Subsidiaries.

  (r) Tax Matters. (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than a tax sharing agreement approved by the Required Lenders.

  (ii) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all Federal and other material state, local and foreign tax returns required to be filed and has paid all taxes shown thereon to be then due, together with applicable interest and penalties (other than those taxes which are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting principles).

  (iii) Set forth on Schedule 4.01(r) hereto is a complete and accurate list, as of the date hereof, of each Open Year of each Loan Party and each of its Subsidiaries.

  (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries proposed by the Internal Revenue Service (or comparable agency with respect to non-U.S. Persons) with respect to Open Years does not exceed $5,000,000. Set forth on Schedule 4.01(r) hereto is a complete and accurate description, as of the date hereof, of each such item that separately, for all such Open Years, together with applicable interest and penalties, exceeds $5,000,000. No issues have been raised by the Internal Revenue Service (or any such comparable agency) in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

  (v) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to federal income tax returns) does not exceed $5,000,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

  (vi) Neither the Acquisition, the Reorganization nor the Asset Transfer will be taxable to any Loan Party or the Target or any of its Subsidiaries.

  (vii) No "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to any Loan Party since January 1, 1999.

  (s) Casualty and Similar Events. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably like to have a Material Adverse Effect.

  (t) Existing Debt. Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt) on the date hereof, showing as of the date hereof the obligor and the principal amount outstanding thereunder.

  (u) Surviving Debt. Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Surviving Debt on the date hereof, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

  (v) Existing Liens. Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party (other than Permitted Liens) on the date hereof, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

  (w) Owned Real Property. Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all real property owned by any Loan Party on the date hereof, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and good faith estimates of the fair value of each thereof. As of the date hereof, each Loan Party has good, marketable and insurable fee simple (or comparable) title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

  (x) Leased Real Property. Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all leases of real property under which any Loan Party is the lessee on the date hereof, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the best knowledge of each Loan Party, each such lease is the legal, valid and binding obligation of the lessor thereof, and each such lease is enforceable in accordance with its terms (subject to all insolvency, bankruptcy or similar laws affecting creditors' rights generally).

  (y) Investments. Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Investments held by any Loan Party on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof (other than equity Investments made by any Loan Party in any of its Subsidiaries).

  COVENANTS OF THE BORROWERS AND HOLDINGS

      Affirmative Covenants

      . So long as any Advance or any other Payment Obligation of any Loan Party under any Loan Document has not been Fully Paid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Holdings will:

      (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable Requirements of Law, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, other than any non-compliance the consequences of which could not adversely affect in any material respect the business, assets or operations of any Loan Party as now conducted or reasonably likely to be conducted.

      (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all material (i) taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

      (c) Compliance with Environmental Laws. Except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, or remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties where required to do so by applicable Environmental Laws; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, or remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained in compliance with generally accepted accounting practices with respect to such circumstances.

      (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts, with such deductibles and self-insurance and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which any Loan Party or such Subsidiary operates.

      (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory) and franchises and its Governmental Authorizations; provided, however, that Holdings and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and provided further that no (i) Loan Party nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise or (ii) Subsidiary which is not a Loan Party shall be prevented from winding-up or dissolving; if in either case the Board of Directors (or equivalent) of such Person shall determine that such non-preservation thereof, or such winding-up or dissolution, as applicable, is not disadvantageous in any material respect to any Loan Party or the Lender Parties.

      (f) Visitation Rights. At any reasonable time during business hours and from time to time, upon reasonable prior notice to Holdings, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, any Loan Party or any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Loan Party or any of its Subsidiaries with any of their officers or directors and, in the presence of any officer or director of Holdings or any of its Subsidiaries, with their independent certified public accountants.

      (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of each Loan Party and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

      (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted (it being understood that the transactions specified in Section 5.02(e) shall be permitted to be made in accordance with such Section).

      (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to any Loan Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate (it being understood that the transactions specified in Section 5.02(d), (e) and (f) shall be permitted to be made in accordance with such Section).

      (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition by any Loan Party of any property, intercompany debt (which is owed to such Loan Party) or assets (real or personal), and such property, assets or intercompany debt, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then cause such Loan Party to, in each case at its own expense:

      (i) in connection with the formation or acquisition of a Subsidiary (other than any such Subsidiary which is either (A) a "Controlled Foreign Corporation" (as defined from time to time under Section 957 of the Internal Revenue Code) or a Subsidiary of a "Controlled Foreign Corporation" that is not treated as a corporation under the Internal Revenue Code or (B) an Immaterial Subsidiary (provided that if any such Subsidiary shall at any time cease to be an Immaterial Subsidiary, this paragraph (j) shall apply to such Subsidiary), within 10 Business Days after such formation or acquisition, unless prohibited by applicable law, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

      (ii) within 10 Business Days after such request, formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Administrative Agent,

      (iii) within 15 Business Days after such request, formation or acquisition, unless prohibited by applicable law, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent mortgages on material real properties (as determined by the Administrative Agent; provided that nothing in this clause (iii) shall require Holdings or any of its Subsidiaries to provide a mortgage over any land acquired within 12 months of the Closing Date, located in Australia (other than the Australian Capital Territory)), pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties, provided that the Administrative Agent may extend the 15 Business Day time period specified in this clause (iii) by up to an additional 15 Business Days if requested by the Company.

      (iv) within 30 days after such request, formation or acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms, provided that the Administrative Agent may extend the 30 day time period specified in this clause (iv) by up to an additional 30 days if requested by the Company,

      (v) within 30 days after such request, formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a legal opinion satisfactory to the Administrative Agent, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, deeds of trust, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Administrative Agent may reasonably request,

      (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that, to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent, and

      (vii) upon the occurrence and during the continuance of an Event of Default, promptly cause to be deposited any and all cash dividends paid or payable to it, to the fullest extent permitted by applicable law, or to any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account, and with respect to all other dividends paid or payable to it or to any of its Subsidiaries from time to time, promptly execute and deliver or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause any such Subsidiary which is a U.S. Subsidiary to take, as the case may be, all such other action as the Administrative Agent may determine necessary in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends.

      (k) Further Assurances. (i)  Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

      (ii) promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, rerecord, file, refile, register and reregister any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

      (l) Preparation of Environmental Reports. At the request of the Administrative Agent from time to time upon a reasonable belief that any Loan Party has breached any representation or covenant herein regarding environmental matters, or that any of the environmental matters set forth on Schedule 4.01(q) have changed in a manner that could reasonably be expected to result in a Material Adverse Effect, provide to the Lender Parties within 60 days after such request, at the expense of Holdings, an environmental site assessment report with respect to the subject matter of such actual or potential breach, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating, as relevant under the circumstances, the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials; or without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of Holdings, and Holdings hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable nonexclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

      (m) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all material obligations in respect of all material leases of real property to which any Loan Party or any of its Subsidiaries is a party, keep such leases in full force and effect (to the extent it can do so) and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled (except where such lapse, termination, forfeiture or cancellation could not reasonably be expected to result in a Material Adverse Effect), notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

      (n) Acknowledgment Copy of Financing Statements. Promptly following receipt of the acknowledgment copy of any UCC financing statement filed in any applicable jurisdiction by or on behalf of the Secured Parties, deliver such acknowledgment copy to the Administrative Agent.

      (o) Collateral Accounts. Maintain the Collateral Account and the L/C Cash Collateral Account with Bank of America or another commercial bank acceptable to the Administrative Agent located in the United States which has accepted the assignment of such accounts to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

      (p) Interest Rate Hedging. Enter into within 90 days after the Closing Date, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, with an initial average life of at least three years, such that the interest rate of a notional principal amount of debt at least equal to 50% of the aggregate amount of monies borrowed by Holdings and its Subsidiaries has been set at a fixed rate.

      (q) Performance and Compliance with Related Agreements. Perform and comply with all the material terms and conditions of the Related Agreements.

      (r) Certain Post-Closing Matters. (A) As soon as practicable and in any case within 90 days after the Closing Date, take any and all necessary action and execute all documents and instruments and make all necessary filings in order to ensure that BidCo makes a U.S. tax "check the box election" such that the Administrative Agent is satisfied that BidCo will be treated as tax resident for U.S. tax purposes.

      (B) As soon as practicable and in any case within 30 days after the Asset Transfer has occurred in accordance with the Put and Call Option Agreement, (i) ensure that (a) each U.S. Subsidiary of the Company constituting part of the Acquired Business has executed and delivered a Subsidiary Guaranty and (b) a fully perfected first priority security interest is granted in favor of the Administrative Agent for the benefit of the Secured Parties over those U.S. assets of the Acquired Business not then subject to a first priority Lien in favor the Administrative Agent for the benefit of the Secured Parties in a manner set out in, and in accordance with, Section 5.01(j), in each case at the expense of Holdings or (ii) take one or more of the following steps: (x) provide, and cause each of its applicable Subsidiaries (including non-U.S. Subsidiaries) to provide, such guarantees, mortgages, pledges, assignments and other collateral security documents, (y) procure from Affiliates or other Persons such letters of credit, bankers' acceptances, surety bonds or similar instruments or (z) agree to such other changes to pricing, structure, tenor and other terms of the Loan Documents (including, without limitation, such changes to the leverage and debt covenants, and related definitions, as may be necessary to accommodate certain Contingent Obligations of the Acquired Business), in each case, at Holding's expense, as the Administrative Agent and the Required Lenders may determine, in consultation with Holdings (taking into account cost-efficiency considerations and other parameters to be agreed) are necessary to provide additional or increased financial benefits to the Agents and Lender Parties, which when combined with improvements to the credit profile of Holdings and considered in the aggregate are substantially equivalent, on a commercial basis, to the documents and actions specified in clause (i) above.

      (C) As soon as practicable and in any case within 90 days after the Closing Date, take any and all necessary action and execute all documents and instruments and make all necessary filings with the patent and trademark office or comparable filing office or agency, in each case where a filing must be made or notice given or other action taken in order to allow for the perfection of a Lien (where applicable) on patents and trademarks owned by any Loan Party and registered locally under the laws of the Included Foreign Jurisdictions, other than, in any case, where the Administrative Agent determines that compliance with such requirements is not practicable to be completed by such time or at all.

      (D) As soon as practicable and in any case within 45 days after the industrial revenue bonds issued with respect to the respective properties located in Baltimore, Maryland and Lincolnton, North Carolina have been paid in full, execute and deliver to the Administrative Agent a mortgage in each case with respect to each such property, along with such other documents and instruments as the Administrative Agent may reasonably request in connection therewith in order to create and perfect a valid and subsisting first priority Lien on such property, including those of the type specified in Section 3.01(a)(iv) and satisfactory legal opinions, in each case in form and substance reasonably satisfactory to the Administrative Agent.

      (E) As soon as practicable and in any case within 45 days after the plant owned by Alpharma Animal Health Company located in Lowell, Arkansas, is repaired or rebuilt sufficiently to permit normal business operations to resume at such facility, execute and deliver to the Administrative Agent a mortgage with respect to such property, along with such other documents and instruments as the Administrative Agent may reasonably request in connection therewith in order to create and perfect a valid and subsisting first priority Lien on such property, including those of the type specified in Section 3.01(a)(iv), satisfactory legal opinions and environmental reports, in each case in form and substance reasonably satisfactory to the Administrative Agent.

      (F) As soon as practicable and in any case (1) by October 31, 2001, deliver audited Consolidated financial statements of each of the Acquired Business and Holdings and its Subsidiaries for the two and three year periods, respectively, prior to the Closing Date and (with respect to the Acquired Business) unaudited financial statements for the six month period ended December 31, 2000 and (2) within 15 days after the Closing Date, deliver a written certification by its Chief Financial Officer or Treasurer to the Administrative Agent stating that the Total Leverage Ratio as of the end of the fiscal quarter ended June 30, 2001, as calculated on a rolling four-quarter basis, using audited financial statements of Holdings and its Subsidiaries and the Acquired Business for the two year period prior to the Closing Date and giving effect to all Advances made under the Facilities on the Closing Date, is less than or equal to 4.75:1.00. If the certification in the preceding clause (2) can not be made because the Total Leverage Ratio calculated as aforesaid exceeds 4.75:1.00, Holdings shall, within 30 days after the Closing Date, take such action as shall be necessary (including, without limitation, through the underwritten or privately placed sale for cash of common stock of Holdings, the conversion into Holdings common stock of the Existing Notes, the sale of assets or other deleveraging actions) to reduce the amount of consolidated Indebtedness of Holdings and its Subsidiaries such that the Total Leverage Ratio for such four quarter period is less than or equal to 4.75:1.00.

      (G) As soon as practicable and in any case within 45 days after the Closing Date, either (i) cause each of Alpharma de Argentina S.R.L., Alpharma do Brazil Ltda. and Alpharma U.S. Inc. Y Compania Limitada, to become direct or indirect subsidiaries of Alpharma Bermuda G.P. or (ii) execute and deliver to the Administrative Agent a stock pledge covering 66% of the capital stock of each such subsidiary which has not been reorganized in such manner, along with such other documents and instruments as the Administrative Agent may reasonably request in connection therewith in order to create and perfect a first priority lien in such capital stock, including those of the type specified in Section 3.01(a)(ii) and satisfactory legal opinions (including local law opinions), in each case in form and substance reasonably satisfactory to the Administrative Agent.

      (H) With respect to landlords consents required in connection with leasehold mortgages for the real properties located in Palmyra, Missouri and Willow Island, West Virginia, use commercially reasonable efforts to obtain landlord consents to leasehold mortgages with respect to such properties, and as soon as practicable after the time that such consents are obtained, execute and deliver to the Administrative Agent a leasehold mortgage with respect to each such property, along with such other documents and instruments as the Administrative Agent may reasonably request in connection therewith in order to create and perfect a valid and subsisting first priority Lien on such leasehold, including those of the type specified in Section 3.01(a)(iv) and satisfactory legal opinions, in each case in form and substance reasonably satisfactory to the Administrative Agent.

      (I) With respect to the trademark "FEVERALL", which is owned by Alpharma USPD Inc., use commercially reasonable efforts to obtain a release of the lien on such trademark by Upsher-Smith Laboratories, Inc. as soon as practicable after the Closing Date.

      (J) As soon as practicable and in any case within 120 days after the Closing Date, take any and all necessary action and execute all documents and instruments and make all necessary filings as may be required by any Governmental Authority such that the Administrative Agent is reasonably satisfied that the property located at 400 State Street, Chicago Heights, Illinois will be assessed and taxed separately from all other realty as of the 2003 real estate tax year.

      Negative Covenants

. So long as any Advance or any other Payment Obligation of any Loan Party under any Loan Document has not been Fully Paid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, neither Holdings nor any Borrower shall, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names any Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Liens;

(iii) Liens existing on the date hereof and described on Schedule 4.01(v) hereto;

(iv) purchase money Liens upon or in real property or equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding;

(v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii)(C); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

(vi) other Liens securing Debt outstanding in an aggregate principal amount not to exceed $20,000,000, provided that no such Lien shall extend to or cover any Collateral;

(vii) the replacement, extension or renewal of any Lien permitted by clauses (iii) through (vi) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

(viii) Liens on the proceeds of the Debt Securities, provided that such proceeds are deposited with a collateral trustee and held in an escrow account constituting cash collateral as specified in Section 2.03(c)(iii); and

(ix) Liens securing the Debt permitted under Section 5.02(b)(iii)(E); provided that no such Lien shall extend to or cover any Collateral.

(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i) in the case of the Company,

(A) the Debt Securities; and

(B) Debt constituted by the Bridge Facility, any rollover loans thereunder and any Exchange Notes issued in connection therewith;

(ii) in the case of the Company or any Subsidiary of the Company,

(A) any Debt owing by any Guarantor to any other Guarantor or the Company;

(B) any Debt owing by the Company or any Guarantor to any other Subsidiary of Holdings;

(C) any Debt owing by any Subsidiary of Holdings that is not a Guarantor to any other Subsidiary of Holdings that is not a Guarantor;

(D) any Debt owing by any Subsidiary of Holdings that is not a Guarantor (or Contingent Obligations made in respect of the obligations of any such Person) to the Company or any Guarantor not to exceed an aggregate principal amount incurred of $20,000,000 in any Fiscal Year; provided that (1) all Net Cash Proceeds from the (i) issue and sale of Equity Interests by Holdings and (ii) incurrence of Debt pursuant to Section 5.02(b)(iii)(J) which are, in either case, invested or reinvested in assets used or useful in the business of Holdings and its Subsidiaries as provided in this Agreement in the nature of such Debt do not count towards the sub-limit specified in this clause (D), (2) the amount of any equity interests existing as of the Closing Date in Subsidiaries of Holdings that are not Guarantors which are reclassified after the Closing Date as Debt in accordance with local law or regulation do not count towards the sub-limit specified in this clause (D), (3) it is understood that the Debt permitted to be incurred under this clause (D) is in addition to any Debt forming part of Investments permitted under Section 5.02(f)(vii) and (4) no such Debt under this clause (D) shall be incurred (i) after the occurrence and during the continuance of a Default and (ii) for purposes of funding, directly or indirectly, the purchase or other acquisition of property and assets of the type referred to in Section 5.02(f)(viii), in an amount which, individually or when aggregated with any other amounts invested for such purpose pursuant to Section 5.02(f)(vii), is in excess of the applicable amount otherwise permitted to be expended for such purpose pursuant to Section 5.02(f)(viii)(D); and

(E) in addition to any Debt otherwise permitted under clause (D) above, any Debt owing by any Subsidiary of Holdings that is not a Guarantor to the Company or any Guarantor consisting of intercompany accounts receivable of the Company or such Guarantor representing in each case the bona fide sale and delivery of product inventory to such Subsidiary in the ordinary course of business, and which receivables have been reclassified as Debt owing to the Company or such Guarantor in accordance with generally accepted accounting principles consistent with prior practice.

(iii) in the case of each Loan Party and its Subsidiaries, and without duplication of clauses (i) and (ii):

(A) Debt under the Loan Documents;

(B) Debt secured by Liens permitted by Section 5.02(a)(iv) not to exceed in the aggregate $20,000,000 at any time outstanding;

(C) Capitalized Leases not to exceed in the aggregate $20,000,000 at any time outstanding;

(D) the Surviving Debt, and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided still further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Surviving Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate;

(E) Debt constituting local loans or other credit extensions from local lenders in jurisdictions outside the United States; provided that the sum of the aggregate principal amount of such Debt and all Surviving Debt of such type (including any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any such Surviving Debt) does not exceed $60,000,000 at any time outstanding;

(F) Debt, not to exceed in the aggregate $20,000,000 at any time outstanding, incurred as a result of the issue of guarantees issued in support of local overdraft lines;

(G) Debt of the type secured by Liens permitted by Section 5.02(a)(vi) or unsecured Debt incurred in the ordinary course of business for borrowed money in an aggregate amount under this clause (G) not more than $20,000,000 at any one time outstanding;

(H) Debt in respect of the Secured Hedge Agreements;

(I) Debt in connection with any intercompany loans entered into for the purpose of funding the Parent Loan by Holdings; and

(J) in addition to any Debt otherwise permitted under this Section 5.02(b), at any time after which all of the December Convertible Notes and all of the October Convertible Notes have been converted into common stock of Holdings, Debt consisting of (i) local loans or other credit extensions from local lenders in jurisdictions outside the United States or (ii) an additional amount of Debt Securities issued as may be specified in the Notes Indenture or (iii) a Designated Capital Markets Transaction which is approved by the Administrative Agent (and the Required Lenders, as applicable) in accordance with Section 7.01(d) hereof; in any case under this clause (J) not to exceed a principal amount of $150,000,000.

(c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of the business of the Company and its Subsidiaries taken as a whole as carried on at the date hereof.

(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

(i) any Subsidiary of any Loan Party may merge into or consolidate with any other Subsidiary of that Loan Party, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of that Loan Party, provided further that, in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor;

(ii) in connection with any acquisition permitted under Section 5.02(f)(viii), any Subsidiary of any Loan Party may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the relevant Loan Party; and

(iii) any of a Loan Party's Subsidiaries may merge into that Loan Party.

(e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

(i) sales of Inventory in the ordinary course of its business;

(ii) sales, transfers, licenses, leases or other dispositions of assets made by (A) one Loan Party or a Subsidiary of Holdings which is not a Loan Party to, in either case, a Loan Party or (B) a Subsidiary of Holdings which is not a Loan Party to another Subsidiary of Holdings which is not a Loan Party;

(iii) sales of assets for cash made by one Loan Party to a Subsidiary of Holdings which is not a Loan Party so long as (A) the aggregate purchase price paid to that Loan Party for such asset disposal (whether as a single transaction or as a series of transactions and whether related or not) shall not at any time exceed $5,000,000 and (B) the aggregate purchase price paid to that Loan Party for such asset, when aggregated with the purchase price paid to all Loan Parties for other assets sold pursuant to this clause (iii), shall not at any time exceed $10,000,000;

(iv) sales of assets for cash identified on Schedule 5.02(e) hereto for prices no less than the fair market value of such asset at the time of such sale;

(v) the sale or lease of any asset by any Loan Party or any of its Subsidiaries (other than a bulk sale of Inventory and a sale of Receivables other than delinquent accounts for collection purposes only) so long as (A) the purchase price paid to that Loan Party or such Subsidiary for such asset (or the net present value of the lease payments, as applicable) shall be no less than the fair market value of such asset at the time of such sale or lease, (B) the purchase price (or lease payments, as applicable) for such asset shall be paid to such Loan Party or such Subsidiary solely in cash, (C) (1) immediately before and immediately after giving pro forma effect to any sale or lease of any such asset, no Default shall have occurred and be continuing and (2) immediately after giving effect to such sale or lease, Holdings and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lender Parties as though such sale or lease had been consummated as of the first day of the fiscal period covered thereby, and (D) the aggregate purchase price (or the net present value of the lease payments, as applicable) paid to any Loan Party or any of its Subsidiaries for such asset and all other assets sold or leased by any Loan Party or any of its Subsidiaries pursuant to this clause (v) shall not exceed $5,000,000 in any Fiscal Year and shall not exceed $10,000,000 in the aggregate for all such asset sales and leases made pursuant to this clause (v);

(vi) sales, transfers or other dispositions of assets no longer used or useful in the business (including exchanges of such assets for like-kind assets, and disposals of such assets to insurers in respect of casualty or condemnation);

(vii) disposals of assets to any Governmental Authority in exchange for compensation in respect of condemnation actions;

(viii) mergers permitted under Section 5.02(d); and

(ix) the licensing of intellectual property in the ordinary course of business, provided such licensing (other than any licensing to a Loan Party) takes place on an arm's length basis consistent with past practice;

provided that in the case of sales of assets other than pursuant to clause (i), (ii), (vi) and (viii) above, the Company shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale apply such Net Cash Proceeds pursuant to, and in accordance with Section 2.06(b)(ii).

(f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

(i) equity Investments by (A) Holdings and its Subsidiaries in their Subsidiaries outstanding on the date hereof and any other additional investments in Guarantors and (B) Subsidiaries of Holdings which are not Loan Parties in other Subsidiaries of Holdings which are not Loan Parties;

(ii) loans and advances to employees in the ordinary course of the business in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

(iii) Investments by any Loan Party and its Subsidiaries in Cash Equivalents;

(iv) Investments existing on the date hereof and described on Schedule 4.01(y) hereto;

(v) Investments in the Secured Hedge Agreements permitted under this Agreement;

(vi) Investments consisting of intercompany Debt permitted under Section 5.02(b)(ii);

(vii) Investments by any Loan Party in Subsidiaries which are not Guarantors not to exceed $20,000,000 in any Fiscal Year; provided that (1) all Net Cash Proceeds from the issue and sale of Equity Interests by Holdings which are either invested or reinvested in assets used or useful in the business of Holdings and its Subsidiaries as provided in this Agreement in the nature of such Investments do not count towards the sub-limit specified in this clause (vii), (2) the amount of any Debt existing as of the Closing Date owing by Subsidiaries of Holdings that are not Guarantors to the Company or any Guarantor which are reclassified after the Closing Date as equity in accordance with local law or regulation do not count towards the sub-limit specified in this clause (vii), (3) it is understood that the debt permitted to be incurred under this clause (vii) is in addition to any Debt permitted under Section 5.02(b)(ii)(D) and (4) no such Investments under this clause (vii) shall be incurred (i) after the occurrence and during the continuance of a Default and (ii) for purposes of funding, directly or indirectly, the purchase or other acquisition of property and assets of the type referred to in Section 5.02(f)(viii), in an amount which, individually or when aggregated with any other amounts provided for such purpose pursuant to Section 5.02(b)(ii)(D), is in excess of the applicable amount otherwise permitted to be expended for such purpose pursuant to Section 5.02(f)(viii)(D);

(viii) the purchase or other acquisition of the property and assets comprising a division or business unit, or all or a substantial part of the business of, or all of the Equity Interests in, or all or substantially all of the property and assets of, any Person that, upon the consummation thereof, will be wholly owned directly by a Loan Party or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this clause (viii):

(A) any such newly created or acquired Subsidiary shall comply with the requirements of Sections 5.01(j) applicable to it;

(B) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of Holdings and its Subsidiaries in the ordinary course;

(C) such purchase or other acquisition shall not include or result in any contingent liabilities that could be reasonably be expected to result in a Material Adverse Effect (as determined in good faith by the board of directors (or the persons performing similar functions) of Holdings or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

(D) the total cash consideration paid by or on behalf of a Loan Party or any of its Subsidiaries for all such purchases and acquisitions made pursuant to this clause (viii) at any time at which (1) any of the December Convertible Notes or any of the October Convertible Notes are still outstanding, shall not exceed the amount in any Fiscal Year as set forth in column I below or (2) all of the December Convertible Notes and all of the October Convertible Notes have been converted into common stock of Holdings, shall not exceed the amount in any Fiscal Year as set forth in column II below; it being understood that (i) all indemnities, earnouts and other similar contingent purchase price payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of Debt in connection therewith count towards the amounts set forth below, (ii) all Net Cash Proceeds from Asset Dispositions by Holdings or any of its Subsidiaries or the issue and sale of Equity Interests by Holdings which are either invested or reinvested in assets used or useful in the business of Holdings and its Subsidiaries as provided in this Agreement do not count towards the amounts set forth below and (iii) the Asset Transfer shall be deemed (and permitted) to occur in Fiscal Year 2001 for purposes of the table below:

Fiscal Year Ending In	Column I (Any Existing Notes Outstanding)	Column II (No Existing Notes Outstanding)
2001	$0	$0
2002	$50,000,000	$75,000,000
2003	$60,000,000	$100,000,000
2004	$70,000,000	$125,000,000
2005	$80,000,000	$150,000,000
2006	$90,000,000	$150,000,000
2007	N/A	$150,000,000
2008	N/A	$150,000,000

provided, however that if, for any Fiscal Year, the amount specified above for such Fiscal Year in column I exceeds the aggregate cash consideration paid by or on behalf of a Loan Party and its Subsidiaries for such purchases and acquisitions during such Fiscal Year (the amount of such excess being the "Excess Amount"), Holdings and its Subsidiaries shall be entitled to make additional purchases and acquisitions in cash in the immediately succeeding Fiscal Year in an amount (such amount being referred to herein as the "Carryover Amount") equal to the lesser of (i) the Excess Amount and (ii) 50% of the amount specified above for such immediately preceding Fiscal Year in column I,

(E) (1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, Holdings and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lender Parties as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

(F) Holdings shall have delivered to the Administrative Agent, on behalf of the Lender Parties, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (vii) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(ix) Investments made in accordance with the Related Documents (including, without limitation, the Parent Loan (and intercompany loans or investments necessary to accommodate the Parent Loan by Holdings) and payments made by or on behalf of Holdings to the Acquired Business in accordance with the Management Agreement); and

    Investments in other Persons not to exceed $7,500,000 in the aggregate.

(g) Restricted Payments. In the case of each of Holdings and the Company, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests (except that, in the case of Holdings, Equity Interests of Holdings may be issued and sold (1) for the purposes of financing Investments permitted under this Agreement provided that the Net Cash Proceeds of any such issuances are applied pursuant to, and in accordance with, Section 2.06(b)(ii), (2) for the purposes of satisfying obligations referred to in sub-clause (iv) below and (3) in accordance with the provisions of this Agreement, so long as the Net Cash Proceeds thereof are otherwise applied pursuant to, and in accordance with, the provisions of Section 2.06(b)(ii)) or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing in respect of the Equity Interests of Holdings or the Company, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in Holdings or the Company or to issue or sell any Equity Interests therein, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(i) Holdings may declare and pay dividends and distributions payable only in its common stock,

(ii) Holdings may declare and pay cash dividends to its stockholders in an amount not to exceed, for the period (i) from the Closing Date through December 31, 2002, $0.045 per share in any Fiscal Quarter and (ii) thereafter, $0.045 per share (as adjusted for stock splits or similar transactions after the Closing Date) in any Fiscal Quarter plus an increased amount (the amount of such increase being the "Increased Dividend Amount"), provided that the Increased Dividend Amount (A) paid in any Fiscal Year shall reduce on a dollar-for-dollar basis the $10,000,000 amount specified in clause (vi) below for such Fiscal Year and (B) will not exceed $5,000,000 in the aggregate,

(iii) Holdings may issue capital stock in connection with the conversion of the Existing Notes provided that the aggregate amount of the cash component of such conversions does not exceed $5,000,000,

(iv) Holdings may purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock that have been issued to employees, directors or consultants or issued in connection with employee stock options or stock purchase plans (including such plans for the benefit of directors and consultants) in an amount not to exceed $5,000,000 in any Fiscal Year (excluding, for the purposes of calculating this sub-limit, funds provided by employees and directors of, and consultants to, Holdings to effect such purchases, redemptions or other acquisitions),

(v) The Company may make payments in respect of the Exchange Notes and Debt Securities, and

(vi) Holdings may purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock in an amount not to exceed $10,000,000 in any Fiscal Year (as such amount is reduced pursuant to clause (ii) above in any Fiscal Year by the Increased Dividend Amount in such Fiscal Year).

(h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, any of its Constitutive Documents in a manner which would impair the rights or interests of any Agent or any Lender Party.

(i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles or applicable law, or (ii) Fiscal Year.

(j) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Surviving Debt, (iii) repayment or replacement of the Bridge Facility or then-outstanding Debt Securities with the Debt Securities, (iv) prepayment of the Debt Securities required pursuant to any redemption provisions resulting from the failure of the Asset Transfer to occur by a specified date, (v) repayment or prepayment of intercompany debt permitted to exist under Section 5.02(b)(ii)(A), (C) or (D) and (vi) repayment or prepayment of intercompany debt permitted to exist under Section 5.02(b)(ii)(B) provided that such Debt under this clause (vi) must be expressly subordinated to the prior payment in full in cash of all Obligations under the Loan Documents; or amend, modify or change in any manner any term or condition of any Surviving Debt or the Notes Indenture in any manner materially adverse to the Lenders, or permit any of its Subsidiaries to do any of the foregoing.

(k) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof (other than in accordance with their terms), amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

(l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties; (ii) in connection with any of the Bridge Facility; the Debt Securities; or the Existing Notes (which in each case shall expressly permit Liens granted under the Loan Documents); (iii) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, (iv) restrictions consisting of customary non-assignment provisions that are entered into in the ordinary course of business consistent with prior practice to the extent that such provisions restrict the transfer or assignment of such contract and (v) restrictions under any purchase money financing permitted by Section 5.02(b)(iii)(B) solely to the extent that such purchase money financing prohibits a Lien on the property subject thereto.

(m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than (i) to the extent permitted by Section 5.02(f)(vii) and (x), (ii) partnerships or joint ventures where all the partners or members, as applicable, are either Loan Parties or non-Loan Parties but not a combination of both and (iii) WYNCO and the Foshan partnership which is part of the Acquired Business.

(n) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

(o) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by any Loan Party or any of its Subsidiaries in any period set forth below to exceed the amount set forth below for such period (it being understood that such amounts set forth below do not include amounts expended for acquisitions permitted under Section 5.02(f)):

Fiscal Year Ending In	Amount
2001	$145,000,000
2002	$130,000,000
2003	$105,000,000
2004	$100,000,000
2005	$100,000,000
2006	$100,000,000
2007	$100,000,000
2008	$100,000,000

provided, however that (A) if, for any Fiscal Year set forth above, the amount specified above for such Fiscal Year exceeds the aggregate amount of Capital Expenditures made by Holdings and its Subsidiaries during such Fiscal Year (the amount of such excess being the "Excess Amount"), Holdings and its Subsidiaries shall be entitled to make additional Capital Expenditures in the immediately succeeding Fiscal Year in an amount (such amount being referred to herein as the "Carryover Amount") equal to the lesser of (i) the Excess Amount and (ii) 25% of the amount specified above for such immediately preceding Fiscal Year and (B) any amounts expended in respect of the acquisition of project registration files or intellectual property made in each case in connection with the PST Project, up to an aggregate amount expended after the Closing Date not in excess of $45,000,000, will not be included in the amounts specified above for such Fiscal Year.

(p) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f)(i), (vi) and (vii).

(q) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, any Loan Party or any of its Subsidiaries (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Existing Notes, (ii) the Exchange Notes, (iii) the Debt Securities, (iv) the Loan Documents, (v) any agreement or instrument evidencing Surviving Debt, (vi) any agreement in effect at the time such Subsidiary becomes a Subsidiary of a Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of a Loan Party, (viii) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, (ix) restrictions consisting of customary non-assignment provisions that are entered into in the ordinary course of business consistent with prior practice to the extent that such provisions restrict the transfer or assignment of such contract and (x) restrictions under any purchase money financing permitted by Section 5.02(b)(iii)(B) solely to the extent that such purchase money financing prohibits a Lien on the property subject thereto.

(r) Ownership Change. Take, or permit any of its Subsidiaries to take, any action that would result in an "ownership change" (as defined in Section 382 of the Internal Revenue Code) with respect to any Loan Party or any of its Subsidiaries except to the extent otherwise permitted under Section 5.02(e) or the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations with respect to any Loan Party or any of its Subsidiaries.

(s) Designation of Senior Debt. Take, or permit any of its Subsidiaries to take, any action that would or might result in any Debt (other than each Loan Party's obligations under the Loan Documents) becoming "Designated Senior Debt" (or similar term describing Debt under which a default may have the effect of blocking payments in respect of the Debt Securities) as that term may be defined from time to time in the Notes Indenture, and Holdings will not, and will not permit any of its Subsidiaries to, amend, supplement or modify (or agree to amend, supplement or modify) the definition of "Designated Senior Debt" (or similar term, as aforesaid) in the Notes Indenture as in effect from time to time.

(t) Sale and Leaseback Transactions. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement with any Person whereby it shall sell or transfer any property, real or personal, or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property for substantially the same purpose or purposes as the property being transferred; provided that any sales of assets which were purchased to accommodate or facilitate a leasing arrangement with respect to such assets shall be permitted so long as the leasing arrangement is commenced within 180 days of the purchase of such assets.

      Reporting Requirements

      . So long as any Advance or any other Payment Obligation of any Loan Party under any Loan Document has not been Fully Paid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will furnish to the Agents and the Lender Parties:

      (a) Default Notice. As soon as possible and in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of such Loan Party executed by a Responsible Officer of that Loan Party setting forth details of such Default and the action that such Loan Party has taken and proposes to take with respect thereto.

      (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for Holdings and its Subsidiaries, including therein a Consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the end of such Fiscal Year and a Consolidated and consolidating statement of income and a Consolidated and consolidating statement of cash flows of Holdings and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Administrative Agent of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of Holdings and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, each Loan Party shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a Compliance Certificate of Holdings executed by a Responsible Officer.

      (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a Consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the end of such quarter and a Consolidated and consolidating statement of income and a Consolidated and consolidating statement of cash flows of Holdings and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated and consolidating statement of income and a Consolidated and consolidating statement of cash flows of Holdings and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to the absence of footnotes and normal year-end audit adjustments) on behalf of Holdings by the Chief Financial Officer of Holdings as having been prepared in accordance with generally accepted accounting principles together with (i) a Compliance Certificate of a Responsible Officer and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by each Loan Party in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements from GAAP, Holdings shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

      (d) Annual Forecasts. As soon as available and in any event no later than the end of each Fiscal Year, forecasts prepared by management of Holdings, in form satisfactory to the Administrative Agent, of Consolidated balance sheets, income statements and cash flow statements of Holdings and its Subsidiaries on a quarterly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each of three Fiscal Years thereafter.

      (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority or arbitrator, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

      (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

      (g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

      (h) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect, and promptly upon execution thereof, notice of any amendment, modification or waiver of any provision of any Related Document or indenture, loan or credit or similar agreement and, upon request by the Administrative Agent, copies of any such amendment, modification or waiver, and from time to time such other information and reports regarding the Related Documents and indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

      (i) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which any Loan Party is a member aggregating $1,000,000 or more.

      (j) Tax Certificates. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by a Responsible Officer of Holdings, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which Holdings is a member has paid to the Internal Revenue Service or other taxing authority, the full amount that Holdings has determined in good faith such affiliated group is required to pay in respect of Federal income tax for such year and that Holdings has received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount that Holdings has determined in good faith they are required to pay, under the Tax Agreement in respect of such taxable year.

      (k) ERISA. (i)  ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 Business Days after any Loan Party knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of Holdings describing such ERISA Event and the action, if any, that such Loan Party has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

      (ii) Plan Terminations. Promptly and in any event within 10 Business Days after receipt thereof by any Loan Party, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

      (iii) Plan Annual Reports. Promptly and in any event within 10 Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

      (iv) Multiemployer Plan Notices. Promptly and in any event within 10 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

      (l) Environmental Conditions. Promptly after the occurrence (of which Holdings or any of its Subsidiaries had knowledge of, or should have had knowledge of) or assertion thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

      (m) Real Property. As soon as available and in any event within 60 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(w) and 4.01(x) hereto, including an identification of all owned and leased real property disposed of by any Loan Party or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

      (n) Insurance. As soon as available and in any event within 60 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

      (o) Certain Events. As soon as available and in any event (A) within 5 Business Days after the industrial revenue bonds issued with respect to the respective properties located in Baltimore, Maryland and Lincolnton, North Carolina have been paid in full and (B) within 5 Business Days after normal business operations have resumed at the plant owned by Alpharma Animal Health Company located in Lowell, Arkansas.

      (p) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

      Financial Covenants

. So long as any Advance or any other Obligation of any Loan Party under any Loan Document has not been Fully Paid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Holdings and its Subsidiaries will:

(a) Total Leverage Ratio. Maintain at the end of each Fiscal Quarter of Holdings a Total Leverage Ratio of not more than the amount set forth below for each period set forth below:

Measurement Period	Ratio
December 31, 2001 to September 30, 2002 December 31, 2002 to September 30, 2003 December 31, 2003 to September 30, 2004 December 31, 2004 and thereafter	5.25:1.0 4.50:1.0 3.75:1.0 3.50:1.0

(b) Senior Leverage Ratio. Maintain at the end of each Fiscal Quarter of Holdings a Senior Leverage Ratio of not more than the amount set forth below for each period set forth below:

Measurement Period	Ratio
December 31, 2001 to September 30, 2002 December 31, 2002 to September 30, 2003 December 31, 2003 to September 30, 2004 December 31, 2004 and thereafter	3.25:1.0 2.75:1.0 2.25:1.0 2.00:1.0

(c) Fixed Charge Coverage Ratio. Maintain at the end of each Fiscal Quarter of Holdings (commencing December 31, 2001) a Fixed Charge Coverage Ratio of not less than 1.75:1.0.

(d) Interest Coverage Ratio. Maintain at the end of each Fiscal Quarter of Holdings an Interest Coverage Ratio of not less than the amount set forth below for each Measurement Period set forth below:

Measurement Period	Ratio
December 31, 2001 to September 30, 2002 December 31, 2002 to September 30, 2003 December 31, 2003 and thereafter	2.50:1.0 3.00:1.0 3.50:1.0

(e) Net Worth. Maintain at the end of each Fiscal Quarter of Holdings (commencing December 31, 2001) an excess of Consolidated total assets over Consolidated total liabilities, in each case, of Holdings and its Subsidiaries of not less than the amount equal to the sum of (i) 80% of Consolidated net worth of Holdings and its Subsidiaries as of the Closing Date (as determined by the Administrative Agent in accordance with GAAP on the basis of the financial statements then available to it) plus (ii) 80% of Consolidated Net Income (with no deductions for net losses) since the Closing Date plus (iii) the fair market value (as determined as of the date of such sale or issuance) of all Equity Interests issued or sold by Holdings after the Closing Date.

  EVENTS OF DEFAULT

      Events of Default

      . If any of the following events ("Events of Default") shall occur and be continuing:

      (a) (i) any Borrower shall fail to pay any principal of any Advance when the same shall become due and payable, whether by scheduled maturity or at a date fixed for prepayment or by acceleration, demand or otherwise, or (ii) any Borrower shall fail to pay any interest on any Advance or any fee owing under or in respect of this Agreement, or any Loan Party shall fail to make any other payment under or in respect of any Loan Document, whether by scheduled maturity or at a date fixed for payment or prepayment or by acceleration, demand or otherwise, in each case under this clause (ii) within 3 Business Days after the same becomes due and payable; or

      (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

      (c) (i) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), 5.01(f), 5.01(p), 5.01(q), 5.01(r), 5.02, 5.03 or 5.04, (ii) any of the Guarantors shall fail to perform or observe any term, covenant or agreement contained in Section 1 of the Guaranties or (iii) any of the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in Section 6 of the Security Agreement; or

      (d) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in any of the Loan Documents on its part to be performed or observed that is not otherwise referred to in this Section 6.01 if such failure shall remain unremedied for at least 30 days after the earlier of the date on which (i) a Responsible Officer of any of the Loan Parties first becomes aware of such failure and (ii) written notice thereof shall have been given to Holdings by the Administrative Agent or any of the Lenders Parties; or

      (e) (i) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on, or any other amount payable in respect of, one or more items of Debt of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal amount (or, in the case of any Hedge Agreement, that has an Agreement Value) of at least $5,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Debt; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Debt of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder) that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount (or, in the case of any Hedge Agreement, that has an Agreement Value) of at least $5,000,000, and such other event or condition shall continue after the applicable grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or (iii) one or more items of Debt of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder) that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount (or, in the case of any Hedge Agreement, that has an Agreement Value) of at least $5,000,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

      (f) any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of at least 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any event or action analogous to or having a substantially similar effect to any of the events or actions set forth above in this Section 6.01(f) (other than a solvent reorganization) shall occur under the Requirements of Law of any jurisdiction applicable to any Loan Party or any of such Subsidiaries; or any Loan Party or any of such Subsidiaries shall take any corporate, partnership, limited liability company or other similar action to authorize any of the actions set forth above in this Section 6.01(f); or

      (g) one or more judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against one or more of the Loan Parties and their Subsidiaries and shall remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of at least 30 days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company (or, with respect to insurance provided by non-U.S. insurers, having a comparable credit rating, as determined by the Administrative Agent), covering full payment thereof and (B) such insurer has been notified, and has not disputed (which term shall not include such insurer's standard reservation of rights provision) the claim made for payment, of the amount of such judgment or order; or

      (h) one or more nonmonetary judgments or orders (including, without limitation, writs or warrants of attachment, garnishment, execution, distraint or similar process) shall be rendered against any Loan Party or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there shall be any period of at least 30 days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or any such Loan Party shall so state in writing; or

      (j) any Collateral Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby (subject to the liens permitted by Section 5.02(a)); or

      (k) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $5,000,000; or

      (l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum; or

      (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $5,000,000; or

      (n) a Change of Control shall occur; or

      (o) if on or prior to the date that the Asset Transfer has occurred (and the Debt Securities have not been issued and sold by such date), the Bridge Facility (and all related documents) has not been executed and delivered by the Company and the Loan Parties party thereto;

      then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to Holdings, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to Holdings, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Guarantor or any Borrower under the Federal Bankruptcy Code, (1)  the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (2) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

      Actions in Respect of the Letters of Credit upon Default

  . If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Company to, and forthwith upon such demand the Company will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent reasonably determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Company will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied, to the extent permitted under applicable law, to reimburse the Issuing Bank or the Lenders, as applicable.

  THE AGENTS

      Appointment, Powers and Immunity

      . (a) Each Lender Party (in its capacity as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, the power to approve a Designated Capital Markets Transaction, subject to and in accordance with clause (d) below. The Administrative Agent (which term as used in this sentence and in Section 7.05(a) and the first sentence of Section 7.06 shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender Party; (ii) shall not be responsible to the Lender Parties for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; (iii) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or Affiliates; (iv) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (v) shall not be responsible for any action taken or omitted to be taken by it or any of its directors, officers, agents or employees under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct.

      (b) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lender Parties (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and a potential Hedge Bank) hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. For the purposes of holding or enforcing Collateral located in a jurisdiction other than the United States, the Administrative Agent may from time to time in its discretion appoint any of the other Lender Parties or any of the affiliates of a Lender Party to act as its co-agent or sub-agent or its attorney-in-fact for any purpose, including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Administrative Agent, and the Administrative Agent shall not be responsible for the negligence or misconduct of any such co-agents, sub-agents or attorneys-in-fact selected by it with reasonable care. In this connection, the Administrative Agent, as "collateral agent", and such co-agents, sub-agents and attorneys-in-fact shall be entitled to the benefits of all provisions of this Article VII (including, without limitation, Section 7.05, as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

      (c) Neither the Lead Arranger, the Syndication Agent nor the Co-Documentation Agents shall have any powers or discretion under this Agreement or any of the other Loan Documents other than those bestowed upon it as a co-agent or sub-agent from time to time by the Administrative Agent pursuant to subsection (b) of this Section 7.01, and each of the Lender Parties hereby acknowledges that (i) it has not relied on the Lead Arranger, the Syndication Agent or the Co-Documentation Agents in deciding whether to enter into this Agreement or in taking or not taking any action under the Agreement and (ii) neither the Lead Arranger, the Syndication Agent nor the Co-Documentation Agents shall have any liability under this Agreement or any of the other Loan Documents.

      (d) A Designated Capital Markets Transaction may be approved by the Administrative Agent. Such approval will be given with respect to a Designated Capital Markets Transaction which meets the Specified Parameters, unless the Administrative Agent determines in its discretion that any such Debt could reasonably be expected to have a Material Adverse Effect. If the Administrative Agent makes such a determination, or in the case where a proposed Designated Capital Markets Transaction does not otherwise, in the judgment of the Administrative Agent, meet the Specified Parameters, the Administrative Agent will deliver all material documentation with respect to such proposed facility to all of the Lender Parties, and such proposed new facility will in such case be subject to approval of the Required Lenders.

      Reliance by Agent

      . The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 8.07. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lender Parties; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or applicable Requirements of Law or unless it shall first be indemnified to its satisfaction by the Lender Parties against any and all liability and expense which may be incurred by it by reason of taking any such action.

      Defaults

      . The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender Party or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lender Parties. The Administrative Agent shall (subject to Section 7.02) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lender Parties.

      Bank of America, BAS, Fleet, DnB, UBN and Affiliates

      . With respect to its Commitments, the Advances made by it and the Note or Notes issued to it, each of Bank of America (and any successor acting as the Administrative Agent), Fleet, DnB and UBN in its capacity as a Lender Party hereunder shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not acting as the Administrative Agent or an Issuing Bank (with respect to Bank of America), the Syndication Agent (with respect to Fleet) or Co-Documentation Agents (with respect to DnB and UBN); and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include each of Bank of America, Fleet, DnB and UBN in its individual capacity. Bank of America (and any successor acting as the Administrative Agent), BAS, Fleet, DnB and UBN and their respective affiliates may (without having to account therefor to any Lender Party) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or Affiliates as if it were not acting as an Agent or an Issuing Bank, and Bank of America (and any successor acting as the Administrative Agent), BAS, Fleet, DnB and UBN and their respective affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or Affiliates, or any Person that may do business with or own securities of any Loan Party or any such Subsidiary or Affiliate, for services in connection with this Agreement or otherwise without having to account for the same to the Lender Parties. Neither Bank of America (and any successor acting as the Administrative Agent), Fleet, DnB nor UBN shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to Holdings or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as an Agent.

      Indemnification

      . (a) The Lenders severally agree to indemnify each Agent and each of their affiliates and their respective officers, directors, employees, agents, advisors and trustees (each, an "Indemnified Party") (to the extent not promptly reimbursed under Section 8.04, but without limiting the obligations of any Loan Party under such Section) in accordance with each such Lender's Pro-Rata Share, for any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any Loan Document or the transactions contemplated thereby or any action taken or omitted by any Indemnified Party under any Loan Document (collectively, the "Indemnified Costs"); provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. In the case of any claim, investigation, litigation or proceeding for which indemnity under this Section 7.05(a) applies, such indemnity shall apply whether or not such claim, investigation, litigation or proceeding is brought by any Indemnified Party, any of the Lender Parties or a third party. Without limitation of the foregoing, each Lender severally agrees to reimburse each Indemnified Party promptly upon demand for its Pro Rata Share of any costs or expenses payable by any Loan Party under Section 8.04, to the extent that such Indemnified Party is not promptly reimbursed for such costs and expenses (including, without limitation, fees and expenses of counsel) by that Loan Party. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person. The failure of any Lender Party to reimburse any Indemnified Party promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lender Party to such Indemnified Party as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Indemnified Party for its Pro Rata Share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse any Indemnified Party for such other Lender Party's Pro Rata Share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

      (b) The Lenders having a Revolving Credit Commitment severally agree to indemnify the Issuing Bank (to the extent not promptly reimbursed under Section 8.04, but without limiting the obligations of any Loan Party under such Section) for such Lender's Pro Rata Share of any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against the Issuing Bank, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any Loan Document; provided, however, that no such Lender shall be liable for any portion of such claims, damages, losses, liabilities and expenses resulting from the Issuing Bank's gross negligence or willful misconduct. In the case of any claim, investigation, litigation or proceeding for which indemnity under this Section 7.05(b) applies, such indemnity shall apply whether or not such claim, investigation, litigation or proceeding is brought by the Issuing Bank, any of the other Lender Parties or a third party. Without limitation of the foregoing, each Lender having a Revolving Credit Commitment severally agrees to reimburse the Issuing Bank promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by any Loan Party under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by such Loan Party. The failure of any Lender having a Revolving Credit Commitment to reimburse the Issuing Bank promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lenders having a Revolving Credit Commitment to the Issuing Bank as provided herein shall not relieve any other such Lender of its obligation hereunder to reimburse the Issuing Bank for its Pro Rata Share of such amount, but no such Lender shall be responsible for the failure of any other Lender to reimburse the Issuing Bank for such other Lender's Pro Rata Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

      Non-Reliance on Agent and Other Lender Parties

      . Each Lender Party agrees that it has, independently and without reliance on any Agent or any other Lender Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lender Parties by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender Party with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its affiliates.

      Resignation of Administrative Agent

  . The Administrative Agent may resign at any time by giving notice thereof to the Lender Parties and Holdings. Upon any such resignation, the Required Lenders shall have the right (with, so long as no Default has occurred and is continuing, the prior consent of Holdings, such consent not to be unreasonably withheld or delayed) to appoint a successor Administrative Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lender Parties (with, so long as no Default has occurred and is continuing, the prior consent of Holdings, such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having combined capital and surplus of at least $100,000,000. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section 7.07 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Administrative Agent's resignation shall become effective, (b) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties and obligations of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above in this Section 7.07. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

  MISCELLANEOUS

      Amendments, Etc

      . No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by any of the Loan Parties therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders (and, to the extent that any of the rights or obligations of any of the Loan Parties is being changed, Holdings), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender, and, to the extent that any of the rights or obligations of any of the Loan Parties is being changed, Holdings), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02; (ii) change the number of Lenders or the percentage of the Commitments or the aggregate outstanding principal amount of Advances or the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lender Parties or any of them to take any action hereunder or thereunder; (iii) release all or substantially all of the value of the guarantees of the Guarantors under the Guaranties; (iv) release all or substantially all of the Collateral in any transaction or series of related transactions; (v) amend Section 2.13 or this Section 8.01; (vi) increase the Commitments or the Pro Rata Shares of the Lenders (other than the Incremental Commitments); (vii) reduce the principal of, or stated rate of interest on, the Notes or any fees or other amounts stated to be payable hereunder; or (viii) postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to Section 2.04 or 2.07 (including the Conversion Date, if applicable) or any date fixed for any payment of fees hereunder or any Guaranteed Obligations payable under the Guaranties; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Requisite Class Lenders of each affected Facility (and, to the extent that any of the rights or obligations of any of the Loan Parties is being changed, Holdings), change the order of application of any reduction in Commitments or any prepayment of Advances from that set forth in the applicable provisions of Sections 2.05 and 2.06, as applicable; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, and Holdings, affect the rights or obligations of the Swing Line Bank or of the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action (and, to the extent that any of the rights or obligations of any of the Loan Parties is being changed, Holdings), affect the rights or duties of the Administrative Agent under this Agreement and the other Loan Documents. Notwithstanding any of the foregoing provisions of this Section 8.01, none of the defined terms set forth in Section 1.01 shall be amended, supplemented or otherwise modified in any manner that would change the meaning, purpose or effect of this Section 8.01 or any section referred to herein unless such amendment, supplement or modification is agreed to in writing by the number and percentage of Lenders (and the Swing Line Bank, the Issuing Bank and the Administrative Agent, if applicable) otherwise required to amend such section under the terms of this Section 8.01.

      Notices, Etc

      . All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied, or delivered, if to any Borrower, at the address at c/o Alpharma Inc., One Executive Drive, Fort Lee, New Jersey, 07024, Attention: Chief Financial Officer, with a copy to each of the Treasurer and the Chief Legal Officer; if to any Initial Lender, the Swing Line Bank or the Initial Issuing Bank, at its Base Rate Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Base Rate Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent or Collateral Agent, with respect to (i) financial statements, compliance certificates, any notices with respect to Collateral, and notices other than borrowing repayments to: Bank of America, N.A., 1455 Market Street, 5th Floor, CA5-704-05-19, San Francisco, California 94801, Attn: Aamir Saleem, Telephone: 415-436-2769; Telecopy: 415-503-5089; and (ii) borrowing notices, repayments and other operational matters to: Bank of America, N.A., Independence Center, 15th Floor, NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn: Elizabeth Garver, Telephone: 704-386-8451; Telecopy: 704-409-0004; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed or telecopied or be effective when deposited in the mails or transmitted by telecopier, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

      No Waiver; Remedies

      . No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Costs and Expenses

      . (a) Each Loan Party agrees, jointly and severally, to pay on demand (i) all reasonable costs and expenses of each Agent in connection with the syndication, preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents and the other documents to be delivered thereunder (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of external counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of and preservation of rights under the Loan Documents and the other documents to be delivered thereunder, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally, or any consensual "workout", restructuring or similar arrangement (including, without limitation, the reasonable fees and expenses of counsel (including the cost of internal counsel) for the Administrative Agent and each Lender Party with respect thereto).

      (b) Each Loan Party agrees, jointly and severally, to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their affiliates and their respective officers, directors, employees, agents, advisors and trustees (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents, the Related Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Transaction) by Holdings or the Company or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. Each Loan Party also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents, the Related Documents or any of the transactions contemplated thereby.

      (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by any Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Company pursuant to Section 8.07(a), or if any Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, such Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

      (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

      (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of each Borrower contained in Sections 2.10 and 2.12 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

      Right of Set-off

      . Upon the occurrence and during the continuance of any Event of Default, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Borrower against any and all of the Obligations of any Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify any affected Borrower after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Agent, such Lender Party and their respective Affiliates may have.

      Binding Effect

      . This Agreement shall become effective when it shall have been executed by each Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender, the Swing Line Bank and the Initial Issuing Bank that such Initial Lender, the Swing Line Bank or the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lender Parties.

      Assignments and Participations

      . (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Company (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, Holdings) under each Facility, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 8.07(a) shall be arranged by the Company after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Company or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts then payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes held by the assigning Lender subject to such assignment and a processing and recordation fee of $3,500; provided, however, that for each such assignment made as a result of a demand by the Company pursuant to this Section 8.07(a), the Company shall pay to the Administrative Agent the applicable processing and recordation fee; provided, further, that no such processing and recordation fee shall be payable in the case of an assigning Lender which is already a Lender, an Affiliate of such Lender or an Approved Fund of any Lender and in the case of contemporaneous assignments by a Lender to more than one fund managed or advised by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 fee shall be payable for all such assignments by such Lender to such funds).

      (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto). If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Holdings and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 2.12.

      (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

      (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Holdings and each other Agent. In the case of any assignment by a Lender, promptly after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

      (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

      (g) Each Lender Party may, without notice to or consent of Holdings or the Administrative Agent, sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights, obligations or rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement, (v) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 2.10, 2.12 (but only to the extent such Lender Party would have been entitled to the benefit of such provisions in the absence of such participation) and 8.04(c) and the right of set-off contained in Section 8.05, (vi) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or stated rate of interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to Section 2.04 or 2.07 or any date fixed for any payment of fees hereunder or any Guaranteed Obligations payable under the Guaranties, in each case to the extent subject to such participation, or release all or substantially all of the Collateral and (vii) in the case where such Lender Party is organized under the laws of a jurisdiction other than the United States, such Lender Party shall comply with any certification requirements relating to intermediaries that are applicable under the Internal Revenue Code in order to obtain a reduction in or exemption from withholding on payments made by a Borrower to such Lender Party.

      (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to Holdings or any of its Subsidiaries furnished to such Lender Party by or on behalf of Holdings or any of its Subsidiaries; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

      (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

      (j) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may, without notice to or consent of Holdings or the Administrative Agent, assign or pledge all or any portion of the Advances owing to it and the Note or Notes held by it to any holder of, the trustee for or other representative of holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 8.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

      (k) Notwithstanding anything to the contrary contained herein, any Lender Party (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC (or any person receiving a payment through such SPC) shall be entitled to the benefits of Sections 2.10 and 2.12 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrowers and the Administrative Agent and with the payment of a processing fee of $500, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

      Execution in Counterparts

      . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

      No Liability of the Issuing Bank

      . Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the relevant Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by that Borrower that such Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      Confidentiality

      . Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrowers, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors (including accountants), to other Lender Parties and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender Party, (d) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (e) in connection with any litigation or proceeding to which such Agent or such Lender Party or any of its Affiliates may be a party, (f) in connection with the exercise of any remedy under this Agreement or any other Loan Document, (g) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 8.10 or (h) as provided in Section 8.07(h).

      Release of Collateral

      . Upon the sale, lease, transfer or other disposition of any Loan Party or any item of Collateral of any Loan Party in each case in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Company's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

      Jurisdiction, Etc

      . (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

      (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      Governing Law

      . This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

      Waiver of Jury Trial

      . Each of Holdings and the Borrowers, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

      Integration

      .  This Agreement, together with all Exhibits and Schedules hereto, and the other Loan Documents represent the entire agreement of the Lender Parties, the Agents and the Loan Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Lender Party, any Agent or any Loan Party relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Exhibits, Schedules or Loan Documents.

      Interest Rate Limitation

. Notwithstanding anything herein or in the Notes to the contrary, if any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender Party, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender Party in accordance with applicable law, the rate of interest payable hereunder or under the Note held by such Lender Party, together with all Charges payable to such Lender Party, shall be limited to the Maximum Rate.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALPHARMA OPERATING CORPORATION

By: /s/ Albert N. Marchio, II
Title: Vice President

ALPHARMA USPD INC.

By: /s/ Albert N. Marchio, II
Title: Vice President

ALPHARMA INC.

By: /s/ Albert N. Marchio, II
Title: Vice President

Agents

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Joseph L. Corah

Title: Principal

BANC OF AMERICA SECURITIES LLC, as Lead Arranger and Book Manager

By: /s/ Geoffrey E. Ellis

Title: Vice President

FLEET NATIONAL BANK, as Syndication Agent

By: /s/ G. Stolzenthaler

Title: Managing Director

DEN NORSKE BANK ASA, as Co-Documentation Agent

By: /s/ Henrich Asland

Title: Senior Vice President

By: /s/ Philip F. Kurpiewski

Title: First Vice President

UNION BANK OF NORWAY, as Co-Documentation Agent

By: /s/ Sven Hove

Title: General Manager

Initial Lenders

BANK OF AMERICA, N.A., as Initial Lender,
Initial Issuing Bank and Swing Line Bank

By: /s/ Joseph L. Corah

Title: Principal

FLEET NATIONAL BANK, as Lender

By: /s/ Ginger Stonzenhaler

Title: Managing Director

UNION BANK OF NORWAY, as Lender

By: /s/ Sven Hove

Title: General Manager

DEN NORSKE BANK ASA, as Lender

By: /s/ Henrik Asland

Title: Senior Vice President

By: /s/ Philip F. Kurpiewski

Title: First Vice President

CITICORP USA, INC., as Lender

By: /s/ Leland Richards

Title: Vice President

CIBC INC., as Lender

By: /s/ Terence Moore

Title: Executive Director

LANDESBANK SCHLESWIG-HOLSTEIN
GIROZENTRALE, COPENHAGEN BRANCH as Lender

By: /s/ Steffen E. Andersen

Title: Senior Vice President

By: /s/ Finn Bergmann
Title: Vice President

KZH CNC LLC, as Lender

By: /s/ Susan Lee

Title: Authorized Agent

KZH CYPRESSTREE-1 LLC, as Lender

By: /s/ Susan Lee

Title: Authorized Agent

KZH ING-1 LLC, as Lender

By: /s/ Susan Lee

Title: Authorized Agent

KZH ING-2 LLC, as Lender

By: /s/ Susan Lee

Title: Authorized Agent

KZH ING-3 LLC, as Lender

By: /s/ Susan Lee

Title: Authorized Agent

KZH RIVERSIDE LLC, as Lender

By: /s/ Susan Lee

Title: Authorized Agent

KZH SHOSHONE LLC, as Lender

By: /s/ Susan Lee

Title: Authorized Agent

KZH SOLEIL LLC, as Lender

By: /s/ Susan Lee

Title: Authorized Agent

KZH SOLEIL-2 LLC, as Lender

By: /s/ Susan Lee

Title: Authorized Agent

SAWGRASS TRADING LLC, as Lender

By: /s/ Ann E. Morris

Title: Assistant Vice President

SCUDDER FLOATING RATE FUND, as Lender

By: /s/ Kenneth Weber

Title: Senior Vice President

STEIN ROE FLOATING RATE LIMITED
LIABILITY COMPANY, as Lender

By: /s/ Brian W. Good

Title: Senior Vice President

SUNAMERICA LIFE INSURANCE
COMPANY, as Lender

By: /s/ John G. Lapham III

Title: Authorized Agent

THE TRAVELERS INSURANCE COMPANY,
as Lender

By: /s/ Matthew J. McInerny

Title: Assistant Investment Officer

TRAVELERS CORPORATE LOAN FUND,
INC., as Lender

By: Travelers Asset Management International Company, LLC

By: /s/ Matthew J. McInerny

Title: Assistant Investment Officer

BNP PARIBAS, as Lender

By: /s/ Duane Helkowski

Title: Director

By: /s/ Shayn March

Title: Vice President

BNP PARIBAS OSLO BRANCH, as Lender

By: /s/ Mikkel Andreas Vogt

Title: General Manager - Corporate

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A.,
"RABOBANK INTERNATIONAL", NEW
YORK BRANCH, as Lender

By: /s/ J. David Thomas

Title: Vice President

By: /s/ Barbara A. Hyland

Title: Managing Director

IKB CAPITAL CORPORATION, as Lender

By: /s/ David Snyder

Title: President

NATIONAL CITY BANK, as Lender

By: /s/ Phillip R. Duryea

Title: Vice President

GALAXY CLO 1999-1, LTD., as Lender

By: SAI Investment Adviser, Inc.
its Collateral Manager

By: /s/ John G. Lapham, III

Title: Authorized Agent

KZH STERLING LLC, as Lender

By: /s/ Susan Lee

Title: Authorized Agent

LIBERTY-STEIN ROE ADVISOR FLOATING
RATE ADVANTAGE FUND, as Lender

By: Stein Roe & Farnham Incorporated, as Advisor

By: /s/ Brian W. Good

Title: Sr. Vice President & Portfolio Manager

METROPOLITAN LIFE INSURANCE
COMPANY, as Lender

By: /s/ James R. Dingler

Title: Director

MORGAN STANLEY PRIME INCOME
TRUST, as Lender

By: /s/ Sheila A. Finnerty

Title: Executive Director

OPPENHEIMER SENIOR FLOATING
RATE FUND, as Lender

By: /s/ Lisa Chaffee

Title: Manager

PROTECTIVE LIFE INSURANCE
COMPANY, as Lender

By: /s/ Diane S. Griswold

Title: Assistant Vice President

RIVIERA FUNDING LLC, as Lender

By: /s/ Ann E. Morris

Title: Assistant Vice President

SCHEDULE I

COMMITMENTS AND APPLICABLE LENDING OFFICES

Commitments

Name of Initial Lender Party	Term A Commitment	Term B Commitment	Revolving Credit Commitment	Operational Letter of Credit Commitment	Tender Offer L/C Commitment
Bank of America, N.A.	$27,631,578.93	$302,400,000.00	$47,368,421.07	$25,000,000.00	$260,000,000.00
Fleet National Bank	$22,105,263.16	$10,000,000.00	$37,894,736.84
Union Bank of Norway	$27,631,578.95		$47,368,421.05
Den norske Bank ASA	$27,631,578.95	$15,000,000.00	$47,368,421.05
Citicorp, USA, Inc.	$16,578,947.37		$28,421,052.63
CIBC Inc.	$12,894,736.84		$22,105,263.16
Landesbank Schleswig-Holstein Girozentrale	$12,894,736.84		$22,105,263.16
BNP Paribas	$5,000,000.00	$5,000,000.00	$2,500,000.00
BNP Paribas - Oslo Branch	$6,052,631.58		$16,447,368.42
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank International", New York Branch	$9,210,526.32		$15,789,473.68
IKB Capital Corporation	$3,684,210.53	$5,000,000.00	$6,315,789.47
National City Bank	$3,684,210.53	$5,000,000.00	$6,315,789.47
Galaxy CLO		$1,500,000.00
KZH CNC LLC		$4,000,000.00
KZH CypressTree-1 LLC		$3,000,000.00
KZH ING-1 LLC		$1,000,000.00
KZH ING-2 LLC		$4,000,000.00
KZH ING-3 LLC		$1,000,000.00
KZH Riverside LLC		$4,000,000.00
KZH Shoshone LLC		$2,500,000.00
KZH Soleil LLC		$1,500,000.00
KZH Soleil-2 LLC		$1,500,000.00
KZH Sterling LLC		$2,000,000.00
Liberty-Stein Roe Advisor Floating Rate Advantage Fund		$3,500,000.00
Metropolitan Life Insurance Company		$15,000,000.00
Morgan Stanley Prime Income-Trust		$5,000,000.00
Oppenheimer Senior Floating Rate Fund		$2,500,000.00
Protective Life Insurance Company		$6,000,000.00
Riviera Funding LLC		$5,000,000.00
Sawgrass Trading LLC		$2,000,000.00
Scudder Floating Rate Fund		$2,000,000.00
Stein Roe Floating Rate Limited Liability Company		$5,000,000.00
SunAmerica Life Insurance Company		$4,500,000.00
The Travelers Insurance Comapany		$4,600,000.00
Travelers Corporate Loan Fund Inc.		$1,500,000.00
Total	$175,000,000.00	$425,000,000.00	$300,000,000.00	$25,000,000.00	$260,000,000.00

SCHEDULE I

COMMITMENTS AND APPLICABLE LENDING OFFICES

Applicable Lending Offices

Name of Initial Lender Party	Domestic Lending Office	Euro Lending Office	Credit Contact
Bank of America, N.A.

Bank of America, N.A.

Independence Center

15th Floor

NC1-001-15-04

101 North Tryon Street

Charlotte, North Carolina 28255

NC1-001-15-04
101 N. Tryon Street
Charlotte, North Caroline 28255
Elizabeth S. Garver
Tel: (704) 386 8451
Fax: (704) 409 0004

1455 Market Street
San Francisco, CA 94801
Attn: Aamir Saleem, Additional Administrative Contact (for financial statements, compliance certificates, and notices other than borrowing, repayment, etc.)
CA5-704-05-19
Tel: (415) 436-2769
Fax: (415) 503-5089

		Bank of America, N.A. Independence Center 15th Floor NC1-001-15-04 101 North Tryon Street Charlotte, North Carolina 28255	Bank of America, N.A. Independence Center 15th Floor NC-007-17-11 101 North Tryon Street Charlotte, North Carolina 28255-0001 Attention: Joseph Corah Tel: (704) 386-5976 Fax: (704) 388-6002
Fleet National Bank	Fleet National Bank 301 Carnegie Center Princeton, NJ 08543	Fleet National Bank 301 Carnegie Center Princeton, NJ 08543	Fleet National Bank 301 Carnegie Center Princeton, NJ 08543 Attn: Walter Trotman Tel: (609) 987-3249 Fax: (609) 987-3341
Union Bank of Norway	Union Bank of Norway Loan Administration PO Box 1172 Sentrum 0107 Oslo, Norway Tel: + 4722319929 Fax: + 4722318643	Union Bank of Norway Loan Administration PO Box 1172 Sentrum 0107 Oslo, Norway Tel: + 4722319929 Fax: + 4722318643	Union Bank of Norway PO Box 1172 Sentrum 0107 Oslo, Norway Attn: Sven Hove/Thomas Tangen Tel: + 4722318668/18649 Fax: + 4722319022
Den norske Bank ASA	Den norske Bank ASA New York Branch 200 Park Avenue Floor 31 New York, NY 10166-0396 Attn: Theresa Rosu Tel: (212) 681-3845 Fax: (212) 681-4123	Den norske Bank ASA New York Branch 200 Park Avenue Floor 31 New York, NY 10166-0396 Attn: Theresa Rosu Tel: (212) 681-3845 Fax: (212) 681-4123	Den norske Bank ASA Stranden 21 N-0021 Oslo Norway Attn: Lars Ellegard, Vice President Tel: + 47 22 48 11 61 Fax: + 47 22 48 29 87
Citicorp USA, Inc.	Citicorp USA, Inc. Two Penns Way, Suite 200 New Castle, DE 19720 Attn: Mehment Durgun Tel: (302) 894-6009 Fax: (302) 894-6120	Citicorp USA, Inc. Two Penns Way, Suite 200 New Castle, DE 19720 Attn: Mehment Durgun Tel: (302) 894-6009 Fax: (302) 894-6120	Citicorp USA, Inc. 390 Greenwich Street New York, NY 10013 Attn: Allen Fisher Tel: (212) 723-6708 Fax: (212) 723-8544
CIBC Inc.	CIBC INC. Two Paces West 2727 Paces Perry Road Suite 1200 Atlanta, GA 30339 Attn: Kathryn McGovern Tel: (770) 319-4821 Fax: (770) 319-4955	CIBC INC. Two Paces West 2727 Paces Perry Road Suite 1200 Atlanta, GA 30339 Attn: Kathryn McGovern Tel: (770) 319-4821 Fax: (770) 319-4955	CIBC INC. 425 Lexington Avenue 8th floor New York, NY 10017 Attn: Terence Moore Tel: (212) 856-3528 Fax: (212) 856-3761
Landesbank Schleswig-Holstein Girozentrale

Landesbank Schleswig-Holstein Girozentrale
39-41 Kalvebod Brygge
DK 1560 Copenhagen V, Denmark
Attn: Loan Administration Department
Tel: + 45 33 44 99 00 x9920
Telex: 27228 kila dk
Fax: + 45 33 44 99 99

Landesbank Schleswig-Holstein Girozentrale
39-41 Kalvebod Brygge
DK 1560 Copenhagen V, Denmark
Attn: Loan Administration Department
Tel: + 45 33 44 99 00, x9902
Telex: 27228 kila dk
Fax: + 45 33 44 99 99

Landesbank Schleswig-Holstein Girozentrale 39-41 Kalvebod Brygge DK 1560 Copenhagen V, Denmark Attn: Finn Bergmann Tel: + 45 33 44 99 00 Telex: 27228 kila dk Fax: + 45 33 44 99 99
BNP Paribas	BNP Paribas 787 Seventh Avenue New York, NY 10019	BNP Paribas 787 Seventh Avenue New York, NY 10019	BNP Paribas 787 Seventh Avenue New York, NY 10019 Attn: Shayn March Tel: (212) 841-3938 Fax: (212) 841-3049
BNP Paribas - Oslo Branch	BNP Paribas - Oslo Branch Postbox 106 Sentrum 0102 Oslo, Norway	BNP Paribas 787 Seventh Avenue New York, NY 10019	BNP Paribas - Oslo Branch Postbox 106 Sentrum 0102 Oslo, Norway Attn: Rolf Vikan Tel: + 47 22 82 95 35 Fax: + 47 22 41 08 44
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank International", New York Branch

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank International", New York Branch
245 Park Avenue
New York, NY 10167
Attn: Luz Alcantara
10 Exchange Place, 10th Floor
Jersey City, NJ 07302
Tel: (201) 499-5322
Fax: (201) 499-5326

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank International", New York Branch
245 Park Avenue
New York, NY 10167
Attn: Luz Alcantara
10 Exchange Place, 10th Floor
Jersey City, NJ 07302
Tel: (201) 499-5322
Fax: (201) 499-5326

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank International", New York Branch
13355 Noel Rd, #1000
Dallas, TX 75240
Attn: J. David Thomas, Vice President
Tel: (972) 419-5266
Fax: (972) 419-6315

IKB Capital Corporation	IKB Capital Corporation 555 Madison Avenue 24th Floor New York, NY 10022 Attn: Wolfgang Boeker/ April Greves Tel: (212) 485-3600 Fax: (212) 644-9470	IKB Capital Corporation 555 Madison Avenue 24th Floor New York, NY 10022 Attn: Wolfgang Boeker/ April Greves Tel: (212) 485-3600 Fax: (212) 644-9470	IKB Capital Corporation 125 West 55th St. New York, NY 10019 Attn: Thomas Bleher Tel: (212) 485-3633 Fax: (212) 583-8833
National City Bank	National City Bank 1900 East Ninth Street Cleveland, OH 44114 Attn: Vernon Johnson Tel: (216) 488-7099 Fax: (211) 488-7110	National City Bank 1900 East Ninth Street Cleveland, OH 44114 Attn: Vernon Johnson Tel: (216) 488-7099 Fax: (211) 488-7110	National City Bank 1900 East Ninth Street Cleveland, OH 44114 Mail Locator: 2077 Attn: Phillip R. Duryea, Vice President Tel: (216) 222-3629 Fax: (216) 222-0003
Galaxy CLO 1999-1, Ltd.	SAI Investment Adviser, Inc. 1 SunAmerica Center, 34th Floor Century City Los Angeles, CA 90067-6022 Attn: Andrew Meissner Tel: (310) 772-6467 Fax: (310) 772-6078	SAI Investment Adviser, Inc. 1 SunAmerica Center, 34th Floor Century City Los Angeles, CA 90067-6022 Attn: Andrew Meissner Tel: (310) 772-6467 Fax: (310) 772-6078	SAI Investment Adviser, Inc. 1 SunAmerica Center, 34th Floor Century City Los Angeles, CA 90067-6022 Attn: Mimi Goldstein Tel: (310) 772-6562 Fax: (310) 772-6078
KZH CNC LLC	KZH CNC LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH CNC LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH CNC LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123
KZH CypressTree-1 LLC	KZH Cypress Tree-1 LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH Cypress Tree-1 LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH Cypress Tree-1 LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123
KZH ING-1 LLC	KZH ING-1 LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH ING-1 LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	ING Capital Advisors LLC 333 S. Grand Ave., Suite 4100 Los Angeles, CA 90071 Attn: Karen Morgan Tel: (213) 621-3773 Fax: (213) 621-3795
KZH ING-2 LLC	KZH ING-2 LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH ING-2 LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	ING Capital Advisors LLC 333 S. Grand Ave., Suite 4100 Los Angeles, CA 90071 Attn: Karen Morgan Tel: (213) 621-3773 Fax: (213) 621-3795
KZH ING-3 LLC	KZH ING-3 LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH ING-3 LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	ING Capital Advisors LLC 333 S. Grand Ave., Suite 4100 Los Angeles, CA 90071 Attn: Karen Morgan Tel: (213) 621-3773 Fax: (213) 621-3795
KZH RiversideLLC	KZH Riverside LLC c/o The Chase Manhattan Bank 450 West 33rd Street, 15th Floor New York, NY 10001 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH Riverside LLC c/o The Chase Manhattan Bank 450 West 33rd Street, 15th Floor New York, NY 10001 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH Riverside LLC c/o The Chase Manhattan Bank 450 West 33rd Street, 15th Floor New York, NY 10001 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123
KZH Soleil LLC	KZH Soleil LLC c/o The Chase Manhattan Bank 450 West 33rd Street, 15th Floor New York, NY 10001 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH Soleil LLC c/o The Chase Manhattan Bank 450 West 33rd Street, 15th Floor New York, NY 10001 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	SAI Investment Adviser, Inc. 1 SunAmerica Center, 34th Floor Century City Los Angeles, CA 90067-6022 Attn: Mimi Goldstein Tel: (310) 772-6562 Fax: (310) 772-6078
KZH Soleil-2 LLC	KZH Soleil-2 LLC c/o The Chase Manhattan Bank 450 West 33rd Street, 15th Floor New York, NY 10001 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH Soleil-2 LLC c/o The Chase Manhattan Bank 450 West 33rd Street, 15th Floor New York, NY 10001 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	SAI Investment Adviser, Inc. 1 SunAmerica Center, 34th Floor Century City Los Angeles, CA 90067-6022 Attn: Mimi Goldstein Tel: (310) 772-6562 Fax: (310) 772-6078
KZH Sterling LLC	KZH Sterling LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH Sterling LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123	KZH Sterling LLC c/o The Chase Manhattan Bank 140 East 45th Street, 11th Floor New York, NY 10017 Attn: Virginia Conway Tel: (212) 622-9353 Fax: (212) 622-0123
Liberty-Stein Roe Advisor Floating Rate Advantage Fund	Stein, Roe & Farnham Incorporated One South Wacker Drive, 33rd FL Chicago, IL 60606-4685 Attn: Rhondda Colembarte Tel: (312) 368-5618 Fax: (312) 368-3607	Stein, Roe & Farnham Incorporated One South Wacker Drive, 33rd FL Chicago, IL 60606-4685 Attn: Rhondda Colembarte Tel: (312) 368-5618 Fax: (312) 368-3607	Stein, Roe & Farnham Incorporated One South Wacker Drive, 33rd FL Chicago, IL 60606-4685 Attn: Jeff Kovanda Tel: (312) 368-8104 Fax: (312) 368-5607
Metropolitan Life Insurance Company	MetLife 4100 Boy Scout Boulevard Tampa, FL 33607 Attn: Neil Fredricks Tel: (813) 801-2455 Fax: (813) 801-2515	MetLife 4100 Boy Scout Boulevard Tampa, FL 33607 Attn: Neil Fredricks Tel: (813) 801-2455 Fax: (813) 801-2515	MetLife 334 Madison Avenue Convent Station, NJ 07961 Attn: Rick Richert Tel: (973) 254-3207 Fax: (973) 254-3032
Morgan Stanley Prime Income-Trust	Morgan Stanley Prime Income Trust c/o Morgan Stanley Investment Management 1221 Avenue of the Americas, 22nd Floor New York, NY 10020 Attn: Jinny Kim Tel: (212) 762-4758 Fax: (212) 762-7428	Morgan Stanley Prime Income Trust c/o Morgan Stanley Investment Management 1221 Avenue of the Americas, 22nd Floor New York, NY 10020 Attn: Jinny Kim Tel: (212) 762-4758 Fax: (212) 762-7428	Morgan Stanley Prime Income Trust c/o Morgan Stanley Investment Management 1221 Avenue of the Americas, 22nd Floor New York, NY 10020 Attn: Jinny Kim Tel: (212) 762-4758 Fax: (212) 762-7428
Oppenheimer Senior Floating Rate Fund	BNY Asset Solutions, LLC 500 E. Las Colinas Blvd. Suite 1300 Irving, TX 75039 Attn: Dyan Westfall/ Steve Jerard Tel: (972) 401-8588/8600 Fax: (303) 645-0820	BNY Asset Solutions, LLC 500 E. Las Colinas Blvd. Suite 1300 Irving, TX 75039 Attn: Dyan Westfall/ Steve Jerard Tel: (972) 401-8588/8600 Fax: (303) 645-0820	OppenheimerFunds, Inc. 6803 South Tuscon Way Englewood, CO 80112-3924 Attn: Myk Pleet Tel: (303) 768-2260 Fax: (303) 645-0933
Protective Life Insurance Company	Protective Life Insurance Company 2801 Highway 280 South Birmingham, AL 35223 Attn: Dodie LeCren Tel: (205) 868-3615 Fax: (205) 868-3642	Protective Life Insurance Company 2801 Highway 280 South Birmingham, AL 35223 Attn: Dodie LeCren Tel: (205) 868-3615 Fax: (205) 868-3642	Protective Life Insurance Company 2801 Highway 280 South Birmingham, AL 35223 Attn: Diane Griswold, AVP, Investments Tel: (205) 868-4427 Fax: (205) 868-3642
Riviera Funding LLC	Bank of America, N.A. 101 N. Tryon Street NC1-001-15-01 Charlotte, NC 28273 Attn: Sarah Harder Tel: (704) 386-4538 Fax: (704) 409-0171	Bank of America, N.A. 101 N. Tryon Street NC1-001-15-01 Charlotte, NC 28273 Attn: Sarah Harder Tel: (704) 386-4538 Fax: (704) 409-0171	Bank of America Securities LLC 100 North Tryon Street NC1-007-06-07 Charlotte, NC 28255 Attn: Annabet Morris/ Diana Mushill Tel: (704) 387-1939/9951 Fax: (704) 388-0648
Sawgrass Trading LLC	Bank of America, N.A. 101 N. Tryon Street NC1-001-15-01 Charlotte, NC 28273 Attn: Farrah Brown Tel: (704) 386-9417 Fax: (704) 386-6453	Bank of America, N.A. 101 N. Tryon Street NC1-001-15-01 Charlotte, NC 28273 Attn: Farrah Brown Tel: (704) 386-9417 Fax: (704) 386-6453	Bank of America Securities LLC 100 North Tryon Street NC1-007-06-07 Charlotte, NC 28255 Attn: Annabet Morrs/ Dianan Mushill Tel: (704) 387-1939 Fax: (704) 388-0648
Scudder Floating Rate Fund	Scudder Floating Rate Fund Zurich Scudder Investments, Inc. Two International Place, 14th Floor Boston, MA 02110 Attn: Kelly Babson Tony Borges Tel: (617) 295-2426/2520 Fax: (617) 295-4059	Scudder Floating Rate Fund Zurich Scudder Investments, Inc. Two International Place, 14th Floor Boston, MA 02110 Attn: Kelly Babson Tony Borges Tel: (617) 295-2426/2520 Fax: (617) 295-4059	Scudder Floating Rate Fund Zurich Scudder Investments, Inc. Two International Place, 14th Floor Boston, MA 02110 Attn: Suzzane Smore Tel: (617) 295-3225 Fax: (617) 443-2104
Stein Roe Floating Rate Limited Liability Company	Stein, Roe & Fanaham Incorporated One South Wacker Drive, 33rd FL Chicago, IL 60606-4685 Attn: Rhondda Colembarte Tel: (312) 368-5618 Fax: (312) 368-3607	Stein, Roe & Farnham Incorporated One South Wacker Drive, 33rd FL Chicago, IL 60606-4685 Attn: Rhondda Colembarte Tel: (312) 368-5618 Fax: (312) 368-3607	Stein, Roe & Farnham Incorporated One South Wacker Drive, 33rd FL Chicago, IL 60606-4685 Attn: Jeff Kovanda Tel: (312) 368-8104 Fax: (312) 368-5607
SunAmerica Life Insurance Company	SunAmerica Investments 1 SunAmerica Center Los Angeles, CA 90067-6022 Attn: Lisa Moore, 34th Floor Tel: (310) 772-6525 Fax: (310) 772-6078	SunAmerica Investments 1 SunAmerica Center Los Angeles, CA 90067-6022 Attn: Lisa Moore, 34th Floor Tel: (310) 772-6525 Fax: (310) 772-6078	SunAmerica Investments 1 SunAmerica Center Los Angeles, CA 90067-6022 Attn: Tom Brandt, 34th Floor Tel: (310) 772-6125 Fax: (310) 772-6078
The Travelers Insurance Comapany	The Travelers Ins. Co. c/o Citigroup Investments, Inc. 242 Trumbull Street P.O. Box 150449, 5th Floor Hartford, CT 06115-0449 Attn: James A. DeLuca Tel: (860) 954-3834 Fax: (860) 277-7941	The Travelers Ins. Co. c/o Citigroup Investments, Inc. 242 Trumbull Street P.O. Box 150449, 5th Floor Hartford, CT 06115-0449 Attn: James A. DeLuca Tel: (860) 954-3834 Fax: (860) 277-7941	The Travelers Ins. Co. c/o Citigroup Investments, Inc. 242 Trumbull Street P.O. Box 150449, 5th Floor Hartford, CT 06115-0449 Attn: Matt McInerny Tel: (860) 954-5145 Fax: (860) 954-3730
Travelers Corporate Loan Fund Inc.	Travelers Corporate Loan Fund c/o Citigroup Investments, Inc. 242 Trumbull Street P.O. Box 150449, 5th Floor Hartford, CT 06115-0449 Attn: James A. DeLuca Tel: (860) 954-3834 Fax: (860) 277-7941	Travelers Corporate Loan Fund c/o Citigroup Investments, Inc. 242 Trumbull Street P.O. Box 150449, 5th Floor Hartford, CT 06115-0449 Attn: James A. DeLuca Tel: (860) 954-3834 Fax: (860) 277-7941	Travelers Corporate Loan Fund c/o Citigroup Investments, Inc. 242 Trumbull Street P.O. Box 150449, 5th Floor Hartford, CT 06115-0449 Attn: Matt McInerny Tel: (860) 954-5145 Fax: (860) 954-3730

CONFORMED COPY

$900,000,000

CREDIT AGREEMENT

Dated as of October 5, 2001

Among

ALPHARMA OPERATING CORPORATION

AND CERTAIN U.S. SUBSIDIARIES

as Borrowers

and

ALPHARMA INC.

as Holdings

and

BANK OF AMERICA, N.A.,

as an Initial Lender, Initial Issuing Bank and Swing Line Bank

and

THE BANKS, FINANCIAL INSTITUTIONS, AND OTHER LENDERS PARTY HERETO,

as Lenders

and

BANK OF AMERICA, N.A.,

as Administrative Agent and as Collateral Agent

and

FLEET NATIONAL BANK,

as Syndication Agent

and

DEN NORSKE BANK and UNION BANK OF NORWAY,

as Co-Documentation Agents

and

BANC OF AMERICA SECURITIES LLC

as Sole Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

Section Page

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms *

SECTION 1.02. Computation of Time Periods; Other Definitional Provisions *

SECTION 1.03. Accounting Terms *

SECTION 1.04. Currency Equivalents Generally *

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES
AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit; Subsidiary Borrowers *

SECTION 2.02. Making the Advances *

SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit *

SECTION 2.04. Repayment of Advances *

SECTION 2.05. Termination or Reduction of the Commitments *

SECTION 2.06. Prepayments *

SECTION 2.07. Interest *

SECTION 2.08. Fees *

SECTION 2.09. Conversion of Advances *

SECTION 2.10. Increased Costs, Etc *

SECTION 2.11. Payments and Computations *

SECTION 2.12. Taxes *

SECTION 2.13. Sharing of Payments, Etc *

SECTION 2.14. Use of Proceeds *

SECTION 2.15. Defaulting Lenders *

SECTION 2.16. Evidence of Debt *

SECTION 2.17. Incremental Facilities and Commitments *

ARTICLE III

CONDITIONS OF LENDING AND
ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to Initial Extension of Credit *

SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal *

SECTION 3.03. Determinations Under Section 3.01 *

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of Holdings and the Borrowers *

ARTICLE V

COVENANTS OF THE BORROWERS AND HOLDINGS

SECTION 5.01. Affirmative Covenants *

SECTION 5.02. Negative Covenants *

SECTION 5.03. Reporting Requirements *

SECTION 5.04. Financial Covenants *

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default *

SECTION 6.02. Actions in Respect of the Letters of Credit upon Default *

ARTICLE VII

THE AGENTS

SECTION 7.01. Appointment, Powers and Immunity *

SECTION 7.02. Reliance by Agent *

SECTION 7.03. Defaults *

SECTION 7.04. Bank of America, BAS, Fleet, DnB, UBN and Affiliates *

SECTION 7.05. Indemnification *

SECTION 7.06. Non-Reliance on Agent and Other Lender Parties *

SECTION 7.07. Resignation of Administrative Agent *

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, Etc *

SECTION 8.02. Notices, Etc *

SECTION 8.03. No Waiver; Remedies *

SECTION 8.04. Costs and Expenses *

SECTION 8.05. Right of Set-off *

SECTION 8.06. Binding Effect *

SECTION 8.07. Assignments and Participations *

SECTION 8.08. Execution in Counterparts *

SECTION 8.09. No Liability of the Issuing Bank *

SECTION 8.10. Confidentiality *

SECTION 8.11. Release of Collateral *

SECTION 8.12. Jurisdiction, Etc *

SECTION 8.13. Governing Law *

SECTION 8.14. Waiver of Jury Trial *

SECTION 8.15. Integration *

SECTION 8.16. Interest Rate Limitation *

SCHEDULES

Schedule I - Commitments and Applicable Lending Offices

EXHIBITS

Exhibit A-1 - Form of Term Note

Exhibit A-2 - Form of Revolving Credit Note

Exhibit B-1 - Form of Notice of Borrowing

Exhibit B-2 - Form of Notice of Conversion

Exhibit C - Form of Assignment and Acceptance

Exhibit D - Form of Security Agreement

Exhibit E-1 - Form of Subsidiary Guaranty

Exhibit E-2 - Form of Parent Guaranty

Exhibit F - Form of Mortgage

Exhibit G - Form of Intellectual Property Security Agreement

Exhibit H - Form of Solvency Certificate

Exhibit I-1 - Form of Opinion of Borrowers' Counsel

Exhibit I-2 - Form of Opinion of Chief Legal Officer

Exhibit J - Form of Tender Offer L/C

Exhibit K - Form of Compliance Certificate

Exhibit L - Form of Subsidiary Borrowing Agreement

Exhibit M - Form of Australia Security Agreement

Exhibit N - Form of Bermuda Security Agreement

Exhibit O - Form of Barbados Stock Pledge